Exhibit 10.29
EXECUTION COPY
PARTICIPATION PURCHASE AND SECURITY AGREEMENT
by and among
MUSTANG FUNDING II, LLC
as Transferor,
THE CONDUIT PURCHASERS PARTY HERETO,
as Conduit Purchasers,
CERTAIN FINANCIAL INSTITUTIONS PARTIES HERETO,
as Alternate Purchasers,
BANK OF AMERICA, N.A.,
as Administrative Agent,
BANK OF AMERICA, N.A., and
JPMORGAN CHASE BANK, N.A.
as Managing Agents,
CHASE BANK USA, NATIONAL ASSOCIATION
as Eligible Lender Trustee,
and
SALLIE MAE, INC.,
as Administrator
April 30, 2007

TABLE OF CONTENTS

ARTICLE I DEFINITIONS
Section 1.01	Certain Defined Terms	2
Section 1.02	Other Terms	42
Section 1.03	Computation of Time Periods	42
Section 1.04	Calculation of Yield Rate and Certain Fees	42

ARTICLE II THE FACILITY

Section 2.01	Issuance and Purchase of Participation Interests; Making of Purchases	42
Section 2.02	The Initial Purchase and Subsequent Purchases	44
Section 2.03	Reduction or Termination of the Maximum Aggregate Purchase Amount	46
Section 2.04	The Accounts	46
Section 2.05	Transfers from Collection Account	51
Section 2.06	Capitalized Interest Account and Reserve Account	55
Section 2.07	Transfers from the Capitalized Interest Account and Reserve Account	56
Section 2.08	Management of Collection Account, Borrower Benefit Account, Clearing Account, Student Loan ABS Proceeds Account, the Floor Income Rebate Account, Disbursement Account, Capitalized Interest Account, Reserve Account, Capital Payment Account and Release Proceeds Account	57
Section 2.09	[Reserved]	60
Section 2.10	Characterization; Collateral Assignment of Transaction Documents; Grant of a Security
	Interest	60
Section 2.11	[Evidence of Purchases	62
Section 2.12	Payments by the Transferor	63
Section 2.13	Payment of Stamp Taxes, Etc	63
Section 2.14	Sharing of Payments, Etc	63
Section 2.15	Yield Protection	64
Section 2.16	[Reserved]	65
Section 2.17	Servicer Advances	65
Section 2.18	Release of Participation Interests and Pledged Collateral	65
Section 2.19	Effect of Release	67
Section 2.20	Taxes	67
Section 2.21	[Reserved]	70
Section 2.22	Notice of Amendments to Program Support Agreements	71

i

EXHIBIT A-1	FORM OF PURCHASE AGREEMENT (SLM EDUCATION CREDIT FINANCE CORPORATION)
EXHIBIT A-2	FORM OF PURCHASE AGREEMENT (VG FUNDING I, LLC)

EXHIBIT B	[RESERVED]
EXHIBIT C	FORM OF MONTHLY REPORT
EXHIBIT D	FORM OF VALUATION AGENT AGREEMENT
EXHIBIT E	FORM OF PURCHASE REQUEST
EXHIBIT F	FORM OF MONTHLY ADMINISTRATIVE AGENT’S REPORT
EXHIBIT G	FORM OF NOTICE OF RELEASE
EXHIBIT H	FORM OF PRO FORMA REPORT (SECTION 2.18(a)(ii))
EXHIBIT I	FORM OF RELEASE RECONCILIATION STATEMENT
EXHIBIT J	FORM OF 2.20(d) CERTIFICATE
EXHIBIT K	[RESERVED]
EXHIBIT L	CONDITIONS TO PARTICIPATION PURCHASE
EXHIBIT M	FORM OF PRO FORMA CALCULATION AND CERTIFICATION (SECTION 4.02(b))
EXHIBIT N	FORM OF PURCHASE RECONCILIATION STATEMENT
EXHIBIT O	NOTICE ADDRESSES
EXHIBIT P	COMMITMENTS
EXHIBIT Q-1	FORM OF HOLDING SPE PURCHASE AGREEMENT
EXHIBIT Q-2	FORM OF HOLDING SPE SALE AGREEMENT
EXHIBIT R	LIST OF APPROVED GUARANTORS

v

PARTICIPATION PURCHASE AND SECURITY AGREEMENT
THIS PARTICIPATION PURCHASE AND SECURITY AGREEMENT (this “Agreement”) is made as of April 30, 2007, among MUSTANG FUNDING II, LLC, a limited liability company organized under the laws of the State of Delaware, as the transferor hereunder (the “Transferor”), SALLIE MAE, INC., a Delaware corporation, as administrator (the “Administrator”), CHASE BANK USA, NATIONAL ASSOCIATION, a national banking association, as the eligible lender trustee hereunder (the “Eligible Lender Trustee”), KITTY HAWK FUNDING CORPORATION, a Delaware corporation, RANGER FUNDING COMPANY LLC, a Delaware limited liability company, and YC SUSI TRUST, a Delaware statutory trust, as Conduit Purchasers hereunder (the “Bank of America Conduit Purchasers”), BANK OF AMERICA, N.A., a national banking association, as an Alternate Purchaser hereunder (the “Bank of America Alternate Purchaser”), BANK OF AMERICA, N.A., a national banking association, as the agent of the Bank of America Conduit Purchasers and the Bank of America Alternate Purchaser hereunder and the herein defined Bank of America Program Support Providers (the “Bank of America Managing Agent”), CHARIOT FUNDING LLC, a Delaware limited liability company, FALCON ASSET SECURITIZATION COMPANY LLC, a Delaware limited liability company, JUPITER SECURITIZATION COMPANY LLC, a Delaware limited liability company, and PARK AVENUE RECEIVABLES COMPANY, LLC, a Delaware limited liability company (the “JPMorgan Conduit Purchasers”), JPMORGAN CHASE BANK, N.A., a national banking association, as an Alternate Purchaser hereunder (the “JPMorgan Alternate Purchaser”) and JPMORGAN CHASE BANK, N.A., a national banking association, as the agent of the JPMorgan Conduit Purchasers and the JPMorgan Alternate Purchaser and the herein defined JPMorgan Program Support Providers (the “JPMorgan Managing Agent”), and BANK OF AMERICA, N.A., a national banking association, as the administrative agent for the herein defined Conduit Purchasers, Alternate Purchasers and Managing Agents (in such capacity, the “Administrative Agent”).
PRELIMINARY STATEMENTS
     WHEREAS, the Bank of America Conduit Purchasers and the JPMorgan Conduit Purchasers (collectively, the “Conduit Purchasers”) are special purpose entities engaged in the business of obtaining funding (directly or indirectly) in the commercial paper market and using the proceeds from such funding to acquire interests in financial assets from various sellers from time to time; and
     WHEREAS, the Transferor expects to purchase from time to time certain Eligible Loans and Eligible Student Loan ABS (as hereinafter defined) in accordance with the Purchase Agreements (as hereinafter defined) (such purchases constituting the “Transactions”); and
     WHEREAS, the Eligible Lender Trustee will maintain legal title of the Eligible Loans on behalf of the Transferor; and
     WHEREAS, the Transferor desires to fund the Transactions through the sale of Participation Interests to the Conduit Purchasers and the Bank of America Alternate Purchaser

and the JPMorgan Alternate Purchaser (collectively, the “Alternate Purchasers”) on the terms and conditions set forth herein; and
     WHEREAS, the Conduit Purchasers may, from time to time, assign all or a part of such Participation Interests or assign interests therein or commitments to purchase such Participation Interests to certain Program Support Providers (as hereinafter defined) pursuant to the terms of the Program Support Agreements (as hereinafter defined); and
     WHEREAS, each of the Bank of America Managing Agent and the JPMorgan Managing Agent (collectively, the “Managing Agents”) is willing to act as the agent on behalf of each of its related Conduit Purchasers, Alternate Purchasers and the Program Support Providers pursuant to this Agreement and the corresponding Program Support Agreements.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     Section 1.01 Certain Defined Terms. Certain capitalized terms used throughout this Agreement are defined above or in this Section.
     As used in this Agreement and its exhibits, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).
     “Additional Student Loan” means any Student Loan that becomes a Participated Loan after the Closing Date.
     “Adjusted Pool Balance” means, as of any date:
     (I) the sum of (i) the Applicable Percentage for each Transferor Student Loan multiplied by the outstanding Principal Balance of such Transferor Student Loan and (ii) the Applicable Percentage for each Transferor Student Loan ABS multiplied by the Market Value (determined as of the most recent Valuation Date) of such Transferor Student Loan ABS minus
     (II) Excess Concentration Amounts, in each case multiplied by the Applicable Percentage that would have been applicable to such Transferor Student Loans and Transferor Student Loan ABS if they were Eligible Loans and Eligible Student Loan ABS (to the extent not previously multiplied by the Applicable Percentage) calculated so as to include Transferor Student Loans or Transferor Student Loan ABS in the Excess Concentration Amounts in the same proportions as such Transferor Student Loans and Transferor Student Loan ABS are owned by the Transferor plus
     (III) for purposes other than when calculating the Adjusted Pool Balance in connection with an Excess Capital Purchase or calculating the Capital Distribution Amount, the product of 90 percent times the sum of (i) the aggregate outstanding Principal Balance of Proprietary Loans that are also FFELP Loans which exceeds 20% of the aggregate outstanding Principal Balance of Transferor Student Loans that are Eligible Loans and (ii) the aggregate outstanding Principal Balance of Transferor Student Loans that are FFELP Loans which bear interest or have Special Allowance Payments related thereto calculated at a rate determined by reference to United States Treasury bills which exceeds 30% of the outstanding Principal Balance of Transferor Student Loans that are Eligible Loans.
     “Administrative Agent” means Bank of America, N.A., a national banking association, and its successors and assigns, in its capacity as agent of the Conduit Purchasers, the Managing Agents and the Alternate Purchasers hereunder and also in its capacity as “Paying Agent” pursuant to Section 2.05(b).
     “Administrative Agent Fees” means the fees, reasonable expenses and charges of the Administrative Agent, including reasonable legal fees and expenses, as set forth in the fee letter between the Transferor and the Administrative Agent dated as of the Closing Date.
     “Administration Agreement” means the Administration Agreement, dated as of April 30, 2007, among the Transferor, the Eligible Lender Trustee, the Servicer, the Administrator and the Administrative Agent, as amended and supplemented pursuant to the terms thereof.
     “Administrator Fee” means, for each Settlement Period, a fee payable to the Administrator monthly in arrears equal to $10,000.
     “Administrator” means Sallie Mae, Inc., a Delaware corporation and a subsidiary of SLM Corporation, and its successors and assigns, in its capacity as administrator of the Transferor in accordance with the Administration Agreement.
     “Administrator Default” has the meaning assigned in Section 5.1 of the Administration Agreement.
     “Adverse Claim” means a lien, security interest, charge, encumbrance or other right or claim or restriction in favor of any Person (including any UCC financing statement or similar instrument filed against the assets of that Person) other than, with respect to the Participated Loans, Participated Student Loan ABS and the other Pledged Collateral, any lien, security interest, charge, encumbrance or other right or claim or restriction in favor of the Administrative Agent for the benefit of the Purchasers and the other Secured Creditors.
     “Affected Party” means the Administrative Agent, each Conduit Purchaser, each Managing Agent, each Alternate Purchaser, each Program Support Provider and any assignee or participant of any Conduit Purchaser, any Managing Agent, any Alternate Purchaser or any Program Support Provider.
     “Affiliate” when used with respect to a Person means any other Person controlling, controlled by or under common control with such Person. A Person shall be deemed to control another person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract or otherwise.

     “Aggregate Capital” means, as of any date of determination, the aggregate Capital of all Participation Interests Outstanding at the date of determination after giving effect to all funds on deposit in the Capital Payment Account and Release Proceeds Account and to all distributions and Purchases made on such date of determination plus any accrued but unpaid Purchaser Costs on the Participation Interests.
     “Agreement” means this Participation Purchase and Security Agreement, together with all exhibits and appendices attached hereto as the same may be amended, restated, supplemented or otherwise modified from time to time hereafter.
     “Alternate Purchaser” means each of the Bank of America Alternate Purchaser and the JPMorgan Alternate Purchaser.
     “Applicable Percentage” means (a) with respect to the acquisition of Eligible Loans or Eligible Student Loan ABS under a Purchase Agreement and with respect to the acquisition of Participation Interests in Eligible Loans or Eligible Student Loan ABS under this Agreement on any Purchase Date, the percentage set forth in the Side Letter executed by the Transferor, the Administrator, the Administrative Agent and the Managing Agents as of the Closing Date, as the same may be amended, restated, supplemented or otherwise modified from time to time and (b) with respect to determination of the value of Transferor Student Loans or Transferor Student Loan ABS within the Participated Loans, Participated ABS and Pledged Collateral, the percentage set forth in the Side Letter executed by the Transferor, the Administrator, the Administrative Agent and the Managing Agents as of the Closing Date, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Asset Coverage Ratio” means, on the last day of each month, and as of any other date of determination, the ratio (expressed as a percentage) of (a) the sum of (i) the Adjusted Pool Balance as of such date plus (ii) any accrued and unpaid interest thereon and any accrued and unpaid Special Allowance Payments and Interest Subsidy Payments on the Transferor Student Loans as of such date plus (iii) funds (including Eligible Investments but less investment earnings thereon) on deposit in the Collection Account, Borrower Benefit Account, Disbursement Account, Reserve Account and Capitalized Interest Account, if any, as of such date, to (b) the Reported Liabilities as of such date and rounding to the nearest second decimal place.
     “Assignment Amount” means, with respect to an Alternate Purchaser at the time of any assignment pursuant to Section 10.04, an amount equal to the lesser of (a) such Alternate Purchaser’s Capital of the Participation Interests requested by the related Conduit Purchaser to be assigned at such time plus the applicable Interest Component and (b) such Alternate Purchaser’s unused Assignment Commitment (minus the unrecovered Capital of such Alternate Purchaser’s investments pursuant to the Program Support Agreement to which it is a party).
     “Assignment Commitment” means, with respect to an Alternate Purchaser, such Alternate Purchaser’s Commitment multiplied by 1.02.
     “Authorized Officer” means (i) with respect to the Transferor, any officer of the Eligible Lender Trustee or the Transferor who is authorized to act for the Eligible Lender Trustee or the

Transferor in matters relating to the Transferor pursuant to the Transaction Documents and who is identified on the list of Authorized Officers delivered by the Eligible Lender Trustee or the Transferor to the Administrative Agent on the Closing Date (as such list may be modified or supplemented by the Eligible Lender Trustee or the Transferor from time to time thereafter and delivered to the Administrative Agent), (ii) with respect to the Administrator, any officer of the Administrator who is authorized to act for the Administrator in matters relating to itself or to the Transferor and to be acted upon by the Administrator pursuant to the Transaction Documents and who is identified on the list of Authorized Officers delivered by the Administrator to the Administrative Agent on the Closing Date (as such list may be modified or supplemented by the Administrator from time to time thereafter and delivered to the Administrative Agent), (iii) with respect to the Servicer, any officer of the Servicer who is authorized to act for the Servicer in matters relating to or to be acted upon by the Servicer pursuant to the Transaction Documents and who is identified on the list of Authorized Officers delivered by the Servicer to the Administrative Agent on the Closing Date (as such list may be modified or supplemented by the Servicer from time to time thereafter and delivered to the Administrative Agent) and (iv) with respect to SLM Corporation, any officer of SLM Corporation who is authorized to act for SLM Corporation in matters relating to or to be acted upon by SLM Corporation pursuant to the Transaction Documents and who is identified on the list of Authorized Officers delivered by SLM Corporation to the Administrative Agent on the Closing Date (as such list may be modified or supplemented by SLM Corporation from time to time thereafter and delivered to the Administrative Agent).
     “Available Funds” means, with respect to a Settlement Date, the sum of the following amounts received into the Collection Account with respect to the related Settlement Period:
     (a) all collections of principal and interest on the Transferor Student Loans, including any Guarantee Payments received on the Transferor Student Loans but net of (i) any collections in respect of principal on the Transferor Student Loans applied by the Transferor to repurchase guaranteed loans from the Guarantors under the Guarantee Agreements, (ii) amounts required by the Higher Education Act to be paid or rebated to the Department or to be repaid to borrowers (whether or not in the form of a principal reduction of the applicable Transferor Student Loan) on the Transferor Student Loans for that Settlement Period including Consolidation Loan rebate fees and (iii) amounts deposited into the Floor Income Rebate Account during the related Settlement Period;
     (b) any Interest Subsidy Payments and Special Allowance Payments with respect to the Transferor Student Loans received during that Settlement Period for the Transferor Student Loans;
     (c) all Liquidation Proceeds from any Transferor Student Loans which became Liquidated Student Loans during that Settlement Period in accordance with the Servicer’s customary servicing procedures, net of expenses incurred by the Servicer related to their liquidation and any amounts required by law to be remitted to the borrowers on Liquidated Student Loans, and all Recoveries on Liquidated Student Loans which were written off in prior Settlement Periods or during that Settlement Period;

     (d) the aggregate Purchase Amounts received during that Settlement Period for those Transferor Student Loans repurchased by the applicable Seller or purchased by the Servicer or for Transferor Student Loans sold to another eligible lender pursuant to Section 3.11E of the Servicing Agreement;
     (e) the aggregate amounts, if any, received from the applicable Seller or the Servicer, as the case may be, as reimbursement of non-guaranteed interest amounts, or lost Interest Subsidy Payments and Special Allowance Payments, on the Transferor Student Loans pursuant to the Purchase Agreements or Section 3.5 of the Servicing Agreement, respectively;
     (f) amounts received by the Transferor pursuant to Sections 3.1 and 3.12 of the Servicing Agreement during that Settlement Period as to yield or principal adjustments other than deposits into the Borrower Benefit Account;
     (g) all collections on and proceeds of the Transferor Student Loan ABS;
     (h) investment earnings for that Settlement Date earned on investments in the Collection Account, Borrower Benefit Account, Disbursement Account, Floor Income Rebate Account, Capitalized Interest Account, Reserve Account, the Capital Payment Account and the Release Proceeds Account during such Settlement Period;
     (i) all amounts received by the Transferor from the Hedging Counterparty;
     (j) if applicable, amounts transferred from the Capitalized Interest Account in excess of the Capitalized Interest Account Specified Balance, calculated as of the end of the Settlement Period related to that Settlement Date;
     (k) if applicable, amounts transferred from the Reserve Account in excess of the Specified Reserve Account Balance, calculated as of the end of the Settlement Period related to that Settlement Date;
     (l) all other Collections or other amounts deposited into the Collection Account for application pursuant to Section 2.05 on the applicable Settlement Date;
     (m) amounts on deposit in the Floor Income Rebate Account that no longer need to be held in connection with floor income payment obligations; and
     (n) amounts transferred into the Collection Account from the Borrower Benefit Account.
     provided that if (i) on any Settlement Date, there would not be sufficient funds, after application of Available Funds, as defined above, and application of amounts available from the Capitalized Interest Account and the Reserve Account, in that order, to pay certain of the items specified in clauses (b)(ii) through (v) of Section 2.05, then Available Funds for that Settlement Date will include, in addition to the Available Funds as defined above, amounts on deposit in the Collection Account, or amounts held by the Administrative Agent for deposit into the Collection Account which would have constituted Available Funds for the Settlement Date immediately succeeding that Settlement Date, up to the amount necessary to pay such items, and the Available Funds for the immediately succeeding Settlement Date will be adjusted accordingly.
     “Bank of America Alternate Purchaser” means Bank of America, N.A., a national banking association, each Person who accepts an assignment of Bank of America, N.A.’s rights and obligations hereunder pursuant to Section 10.04, and the successors and assigns of any of them. The Bank of America Alternate Purchasers may include one or more Persons following an assignment pursuant to Section 10.04, and if more than one Person, each Person who is a Bank of America Alternate Purchaser will have the rights and obligations with respect to Participation Interests in the respective percentages specified in the agreement(s) governing such assignment(s).
     “Bank of America Conduit Purchasers” means Kitty Hawk Funding Corporation, a Delaware corporation, Ranger Funding Company LLC, a Delaware limited liability company, and YC SUSI Trust, a Delaware statutory trust, and their successors and assigns.
     “Bank of America Facility Group” means the Bank of America Conduit Purchasers, the Bank of America Managing Agent, the Bank of America Alternate Purchasers and each Bank of America Program Support Provider.
     “Bank of America Managing Agent” means Bank of America, N.A., a national banking association, and its successors and assigns.
     “Bank of America Program Support Provider” means any Program Support Provider which is a party to a Program Support Agreement with (or benefiting) the Bank of America Managing Agent, the Bank of America Conduit Purchaser and/or the Bank of America Alternate Purchaser.
     “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time, and any successor statute.
     “Base Rate” means, for any day, a rate per annum determined by the Administrative Agent equal to the higher of (a) the Prime Rate for such day and (b) the sum of 0.50% plus the Federal Funds Rate for such day.
     “Base Rate Purchase” means a Purchase funded with reference to the Base Rate.
     “basis point” or “bp” means one one-hundredth of a percent (0.01%).
     “Benefit Plan” means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Transferor or any ERISA Affiliate of the Transferor is, or at any time during the immediately preceding six years was, an "employer” as defined in Section 3(5) of ERISA.
     "Borrower Benefit Account” means the special account created pursuant to Section 2.04 (h).
     “Business Day” means a day of the year other than a Saturday or a Sunday on which (a) banks are not authorized or required to close in Charlotte, North Carolina and New York, New

York and (b) trust companies are not authorized or required to close in Wilmington, Delaware; provided, however, if the term “Business Day” is used in connection with the LIBOR Rate, it means any day of the year on which dealings in dollar deposits are carried on in the London interbank market.
     “Capital” of any Participation Interest held by any Purchaser means, at any time, (A) the aggregate purchase price originally paid to the Transferor for such Participation Interest by such Purchaser (or, if such Participation Interest has been assigned, by the original Purchaser), minus (B) the sum of the aggregate amount of Collections remitted on the Transferor Student Loans or Transferor Student Loan ABS and in each case applied to reduce the amount of such Participation Interest in accordance with the terms and conditions of this Agreement; provided that such Capital shall be restored in the amount of any Collections or other payments so received and applied if at any time the distribution of such Collections or payments are rescinded, returned or refunded for any reason.
     “Capital Distribution Amount” means the positive difference, if any, between (a) the Aggregate Capital as of the last day of the related Settlement Period and (b) the Adjusted Pool Balance as of the last day of the related Settlement Period.
     “Capital Payment Account” means the account of the Administrative Agent established to hold principal payments pursuant to Section 2.05.
     “Capitalized Interest Account” means the special account created pursuant to Section 2.06(a).
     “Capitalized Interest Account Funding Event” means, as of any date:
     (a) any of (i) the long-term senior unsecured debt of SLM Corporation is not rated greater than or equal to BBB+ by S&P and Baa1 by Moody’s or (ii) (A) an Event of Bankruptcy shall have occurred with respect to the Liquidity Lender, (B) the Liquidity Advance Agreement shall have been terminated following any Liquidity Advance Agreement Default or (C) for any reason, the Liquidity Advance Agreement shall not be in full force and effect, and
     (b) at any time while an event set forth in clause (a) above has occurred and is continuing, (i) the outstanding Principal Balance of Transferor Student Loans with respect to which Obligors are not currently required to pay interest, as of such date, is greater than 25% of the outstanding Principal Balance of Transferor Student Loans that are Eligible Loans and (ii)(A) the Aggregate Capital is greater than 97% of the Maximum Aggregate Purchase Amount or (B) the Aggregate Capital is less than or equal to 97% of the Maximum Aggregate Purchase Amount and after giving effect to any Excess Capital Purchase proposed to be made on such date and assuming all amounts due and payable under Section 2.05(b)(i) through 2.05(b)(iv) have been paid on such date, the Asset Coverage Ratio would be less than 100%.
     “Capitalized Interest Account Specified Balance” means, (a) as of the Closing Date, $0 and (b) as of any date of determination, the product of (i) the outstanding Principal Balance of Transferor Student Loans that are Eligible Loans with respect to which the Obligor is not required to pay interest as of the end of the preceding Settlement Period (or, if the outstanding Principal Balance of Transferor Student Loans that are Eligible Loans with respect to which the Obligor is not currently required to pay interest, as of the end of the preceding Settlement Period, is less than or equal to 75% of the outstanding Principal Balance of all Transferor Student Loans that are Eligible Loans, then the Capitalized Interest Account Specified Balance shall be calculated by reference to the outstanding Principal Balance of such Transferor Student Loans which exceeds 25% of the outstanding Principal Balance of all Transferor Student Loans that are Eligible Loans) and (ii) a rate determined by the Administrative Agent to be the composite rate covering Purchaser Costs (other than amounts with respect to Yield Protection) and the Primary Servicing Fees described in clause (v) of Section 2.05(b) and (iii) 90 divided by 360.
     “Carryover Servicing Fee” has the meaning specified in Attachment A to the Servicing Agreement.
     "Clearing Account” means the clearing account described in Section 2.04.
     “Closing Date” means April 30, 2007.
     “Code” means the Internal Revenue Code of 1986, as amended, or any successor statute and the regulations promulgated and rulings issued thereunder.
     “Collection Account” means the special account created pursuant to Section 2.04, including any subaccounts thereof.
     “Collections” means (a) all revenue and recoveries of principal and interest and other proceeds, payments and reimbursements of principal and interest received with respect to any Transferor Student Loan and any other collection of cash with respect to such Transferor Student Loan; (b) all payments, distributions or other proceeds with respect to any Transferor Student Loan ABS, whether constituting interest, principal, premium or otherwise; and (c) all other cash collections and other cash proceeds of the Participated Loans, Participated Student Loan ABS and other Pledged Collateral (including without limitation in each of clauses (a), (b) and (c) above each of the items enumerated in the definition of Available Funds with respect to any Settlement Period).
     “Commitment” means (i) with respect to a Purchaser, the obligation, if any, of such Purchaser to fund Purchases pursuant to this Agreement in the amount stated to be such Purchaser’s “Commitment” on Exhibit P attached hereto and (ii) with respect to a Facility Group, the aggregate Commitments of the Purchasers within such Facility Group.
     “Conduit Assignee” means any special purpose entity that finances its activities directly or indirectly through asset backed commercial paper and is administered by a Managing Agent or any Affiliate of a Managing Agent and designated by such Managing Agent from time to time to accept an assignment from such Managing Agent’s related Conduit Purchaser of outstanding Participation Interests; provided, however, that with respect to any Conduit Purchaser with a Commitment hereunder, such Conduit Assignee must be an assignee with respect to such Commitment.

     “Conduit Purchaser” means each of the Bank of America Conduit Purchasers and the JPMorgan Conduit Purchasers and any successors or assigns (subject to Section 10.04) that are special purpose entities that become parties to this Agreement and which obtain funds to purchase financial assets (directly or indirectly) from the issuance of promissory notes.
     “Consolidation Loan” means a loan made to a borrower which loan consolidates such borrower’s PLUS/SLS Loans, direct loans made by the Department of Education, Stafford Loans in accordance with the Higher Education Act or loans made under the Federal Health Education Assistance Loan Program authorized under Sections 701 through 720 of the Public Health Services Act.
     “CP” means the commercial paper notes issued from time to time in the United States commercial paper market (or in such other commercial paper markets identified in writing in advance to the Transferor and the Administrator by a Managing Agent or the Administrative Agent) by means of which a Conduit Purchaser (directly or indirectly) obtains financing.
     “CP Purchase” means a Purchase made through the issuance of CP.
     “CP Rate” means, for any period for any Conduit Purchaser, for the portion of the Aggregate Capital funded by such Conduit Purchaser directly or indirectly with CP, either (i) for match-funded Purchases, the rate equivalent to the rate (or if more than one rate, the weighted average of the rates) at which CP having a term equal to such period may be sold by any applicable placement agent or commercial paper dealer (which shall include Dealer Fees, incremental carrying costs incurred with respect to CP maturing on dates other than those on which corresponding funds are received by the Conduit Purchaser, other borrowings by the Conduit Purchaser (other than under any Program Support Agreement to fund any Purchases hereunder), costs of swapping foreign currencies into dollars to the extent the CP is issued in a market outside the U.S. and any other costs associated with the issuance of CP), or (ii) for pool-funded Purchases, the rate equivalent to the weighted average cost (as determined by the applicable Managing Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to CP maturing on dates other than those on which corresponding funds are received by the Conduit Purchaser, other borrowings by the Conduit Purchaser to fund any Purchases hereunder or its related commercial paper issuer if the Conduit Purchaser does not itself issue commercial paper (other than under any Program Support Agreement), costs of swapping foreign currencies into dollars to the extent the CP is issued in a market outside the U.S. and any other costs associated with the issuance of CP) of or related to the issuance of CP that are allocated, in whole or in part, by the Conduit Purchaser or the applicable Managing Agent to fund or maintain such portion of the Aggregate Capital (and which may be also allocated in part to the funding of other assets of the Conduit Purchaser); provided, however, that if the rate (or rates) is a discount rate, then the rate (or if more than one rate, the weighted average of the rates) shall be the rate resulting from converting such discount rate (or rates) to an interest-bearing equivalent rate per annum. On or before the fifth Business Day after the last day of any Settlement Period, if Yield for any portion of any Purchase for any related Yield Period is determined by reference to the CP Rate, the applicable related Managing Agent shall notify the Administrator of the applicable CP Rate for such Yield Period for the applicable Conduit Purchaser.

     “Cutoff Date” means the Initial Cutoff Date or any Subsequent Cutoff Date, as applicable.
     “Dealer Fees” means a commercial paper dealer fee, payable to each Conduit Purchaser, of not greater than 5 basis points per annum on the amount of CP Purchases made by such Conduit Purchaser.
     “Debt” of any Person means (a) indebtedness of such Person for borrowed money; (b) obligations of such Person evidenced by bonds, debentures, notes, letters of credit, interest rate and currency swaps or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services; (d) obligations of such Person as lessee under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases; (e) obligations secured by an Adverse Claim upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations; and (f) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of other Persons of the kinds referred to in clauses (a) through (e) above.
     “Defaulted Student Loan” means any Student Loan (a) as to which any payment, or portion thereof, with respect to a FFELP Loan, is more than the number of days past due from the original due date thereof that would permit the Eligible Lender Trustee to submit a default claim to the applicable Guarantor under the terms of the Higher Education Act (which number of days, as of the Closing Date, is 270) and with respect to a Private Credit Loan is more than 180 days past due from the original due date thereof, (b) the Obligor of which is the subject of an Event of Bankruptcy (without giving effect to any cure or 60 day continuance period) or is deceased or disabled, or (c) as to which a continuing condition that, with notice or the lapse of time or both, would constitute a default, breach, violation or event permitting acceleration under the terms of such Student Loan (other than payment defaults continuing for a period of not more than the number of days past due from the original due date thereof that would permit the Eligible Lender Trustee to submit a default claim to the applicable Guarantor under the terms of the Higher Education Act).
     “Defaulted Student Loan ABS” means any Student Loan ABS which is rated equal to or less than “C” by S&P and “C1” by Moody’s.
     “Defaulting Purchaser” has the meaning assigned in Section 2.01(d).
     “Delinquent Student Loan” means any Private Credit Loan as to which any payment, or portion thereof, is 60 days past due from the original due date thereof.
     “Department of Education” or “Department” means the United States Department of Education, or any other officer, board, body, commission or agency succeeding to the functions thereof under the Higher Education Act.
     “Disbursement Account” means an account of the Administrative Agent, for the benefit of the Transferor, established at the Administrative Agent or any Qualified Institution.

     “Eligible Borrower” means a borrower who is eligible under the Higher Education Act to be the obligor of a loan for financing a program of education at an Eligible Institution, including a borrower who is eligible under the Higher Education Act to be an obligor of a loan made pursuant to Section 428A, 428B and 428C of the Higher Education Act.
     “Eligible FFELP Loan” means a Student Loan which (1) meets the following criteria:
     (i) is owned by the Transferor and is fully disbursed;
     (ii) is a Stafford Loan, a SLS Loan, a PLUS Loan or a Consolidation Loan and the borrower thereof is an Eligible Borrower;
     (iii) is a U.S. Dollar denominated obligation payable in the United States;
     (iv) at least 97% of the principal of and interest on which is guaranteed by the applicable Guarantor and eligible for reinsurance under the Higher Education Act;
     (v) provides that periodic payments must be made in order to fully amortize the amount financed over its term to maturity (exclusive of any deferral or forbearance periods);
     (vi) if the Student Loan is serviced by a Subservicer, it pays into a Permitted Lockbox;
     (vii) bears interest at a stated rate of not less than the maximum rate permitted under the Higher Education Act for such Student Loan (before giving effect to any borrower benefit programs);
     (viii) is eligible for the payment of quarterly Special Allowance Payments at a rate established under the formula set forth in the Higher Education Act for such Student Loan;
     (ix) if not yet in repayment status, is eligible for the payment of Interest Subsidy Payments by the U.S. Department of Education or, if not so eligible, is a Student Loan for which interest either is billed quarterly to the borrower or deferred until commencement of the repayment period, in which case such accrued interest is subject to capitalization to the full extent permitted by the applicable Guarantor;
     (x) is not a Defaulted Student Loan;
     (xi) is supported by the following documentation:
     1. loan application, and any supplement thereto;

     2. original Student Loan Note and any addendum thereto (or a certified copy thereof if more than one Student Loan is represented by a single Student Loan Note and all Student Loans represented thereby are not being sold);
     3. evidence of Guarantee;
     4. any other document and/or record which the Transferor or its servicer or other agent may be required to retain pursuant to the Higher Education Act;
     5. if applicable, payment history (or similar document) including (i) an indication of the Principal Balance and the date through which interest has been paid, each as of the related date of determination and (ii) an accounting of the allocation of all payments by the borrower or on borrower’s behalf to principal and interest on the Loan;
     6. if applicable, documentation which supports periods of current or past deferment or past forbearance;
     7. if applicable, a collection history, if the Student Loan was ever in a delinquent status, including detailed summaries of contacts and including the addresses or telephone numbers used in contacting or attempting to contact borrower and any endorser and, if required by the Guarantor, copies of all letters and other correspondence relating to due diligence processing;
     8. if applicable, evidence of all requests for skip-tracing assistance and current address of borrower, if located;
     9. if applicable, evidence of requests for pre-claims assistance, and evidence that the borrower’s school(s) have been notified; and
     10. if applicable, a record of any event resulting in a change to or confirmation of any data in the Student Loan file;
     (xii) was originated and has been serviced in compliance with all requirements of applicable law, including the Higher Education Act and all origination fees authorized to be collected pursuant to Section 438 of the Higher Education Act have been paid to the Secretary;
     (xiii) is evidenced by a promissory note (whether e-signed or otherwise), containing terms in accordance with those required by the FFELP Program, the applicable Guarantee Agreements and other applicable requirements and which does not require the obligor to consent to the transfer, sale or assignment of the rights and duties of the applicable Seller and does not contain any provision that restricts the ability of the Administrative Agent, on behalf of the Secured Creditors, to exercise its rights under the Transaction Documents;
     (xiv) the Transferor has good and marketable title to such Student Loan free and clear of any encumbrance, lien or security interest or any other prior commitment other than granted in favor of the Administrative Agent, on behalf of the Secured Creditors, and in relation to which a participation can be granted therein and the other interests and transfers contemplated herein with respect to such Student Loan will be given full effect;
     (xv) has not been modified, extended or renegotiated in any way not provided for in the Transaction Documents, as permitted under the Higher Education Act or applicable Servicing Policies;
     (xvi) constitutes a legal, valid and binding obligation to pay on the part of the related Obligor enforceable in accordance with its terms and is not noted on the appropriate Servicer’s books and records as being subject to a current bankruptcy proceeding;
     (xvii) constitutes an instrument, account or a general intangible as defined in the Uniform Commercial Code as in effect in the jurisdiction that governs the perfection of the interests of Transferor therein and the perfection of the Purchasers’ and Secured Creditors’ interest therein;
     (xviii) the sale or assignment of which to the Transferor or the Eligible Lender Trustee on its behalf pursuant to the Purchase Agreements, and the sale of a participation interest therein to the Purchasers and granting of a security interest therein to the Administrative Agent pursuant to this Agreement does not contravene or conflict with any law or regulation, or require the consent or approval of, or notice to, any Person; and
     (xix) if the Seller with respect to such Student Loan is a Holding SPE, such Student Loan was acquired by such Holding SPE pursuant to a Holding SPE Sale Agreement;
and (2) with respect to each Additional Student Loan, meets the criteria set forth in (1) above, and meets the following criteria, in each case as of the date specified as the “Sale Date” in the related Additional Bill of Sale:
     (xx) the purchase price for such Additional Student Loan does not exceed the sum of (A) the Applicable Percentage applicable to such Additional Student Loan times the Principal Balance of such Additional Student Loan and (B) any related increase in the value of the Membership Interests or the amount drawn under the Revolving Credit Agreement to fund such purchase and (y) the aggregate purchase price (including any related increase in the value of the Membership Interests or any amount drawn under the Revolving Credit Agreement) is reasonably equal to the fair market value thereof; and

     (xxi) the purchase of such Additional Student Loan is not reasonably likely to result in the imposition of a Termination Event or increase any Excess Concentration Amounts.
     “Eligible Institution” means (a) an institution of higher education, (b) a vocational school or (c) any other institution which, in all of the above cases, has been approved by the Department of Education and the applicable Guarantor.
     “Eligible Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which evidence:
     (a) direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Government National Mortgage Association, the Federal Home Loan Mortgage Corporation, or the Federal National Mortgage Association shall be Eligible Investments only if, at the time of investment, they have a rating from each of the Rating Agencies in the highest investment category granted thereby;
     (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or state banking or depository institution authorities (including depository receipts issued by any such institution or trust company as custodian with respect to any obligation referred to in clause (a) above or portion of such obligation for the benefit of the holders of such depository receipts); provided that at the time of the investment or contractual commitment to invest therein (which shall be deemed to be made again each time funds are reinvested following each Settlement Date), the commercial paper or other short-term senior unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies in the highest investment category granted thereby;
     (c) commercial paper having, at the time of the investment, a rating from each of the Rating Agencies then rating that commercial paper in the highest investment category granted thereby;
     (d) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Administrative Agent, the Administrator or the Eligible Lender Trustee or any of their respective Affiliates is investment manager or advisor);
     (e) bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above; and

     (f) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (b) above.
     For purposes of the definition of “Eligible Investments” the phrase “highest investment category” means (i) in the case of Fitch, “AAA” for long-term investments (or the equivalent) and “F-1+” for short-term investments (or the equivalent), (ii) in the case of Moody’s, “Aaa” for long-term investments and “P-1” for short-term investments, and (iii) in the case of S&P, “AAA” for long-term investments and “A-1+” for short-term investments. A proposed investment not rated by Fitch but rated in the highest investment category by Moody’s and S&P shall be considered to be rated by each of the Rating Agencies in the highest investment category granted thereby.
     “Eligible Lender” means any “eligible lender,” as defined in the Higher Education Act, which has received an eligible lender designation from the Department of Education or from a Guarantor with respect to Student Loans.
     “Eligible Lender Trustee” means Chase Bank USA, National Association, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee under the Trust Agreement and its successor or successors and any other corporation which may at any time be substituted in its place pursuant to this Agreement.
     “Eligible Lender Trustee Fees” means the fees, reasonable expenses and charges of the Eligible Lender Trustee, including reasonable legal fees and expenses, as agreed to in writing by the Eligible Lender Trustee and the Administrator and consented to by the Administrative Agent.
     “Eligible Lender Trustee Guarantee Agreement” means any guarantee or agreement issued by any Guarantor to the Eligible Lender Trustee, and any amendment thereto entered into in accordance with the provisions thereof and hereof.
     “Eligible Loan” means an Eligible FFELP Loan and/or an Eligible Private Credit Loan.
     “Eligible Private Credit Loan” means a Student Loan which (1) meets the following criteria:
     (i) an unsecured loan originated under one of the private credit education loan programs for which an Applicable Percentage greater than zero has been established among the Transferor, the Managing Agents and the Administrative Agent;
     (ii) is owned by Transferor and is fully disbursed;
     (iii) a U.S. Dollar denominated obligation payable in the United States;

     (iv) provides that periodic payments must be made in order to fully amortize the amount financed over its term to maturity (exclusive of any deferral or forbearance periods);
     (v) if the Student Loan is serviced by a Subservicer, it pays into a Permitted Lockbox;
     (vi) bears interest at a stated rate of not more than the maximum rate permitted under applicable law;
     (vii) is supported by the following documentation:
     (1) loan application, and any supplement thereto,
     (2) original promissory note and any addendum thereto or the electronic records therefore,
     (3) any other document and/or record which Transferor or its servicer or agent may be required to retain pursuant to the program under which the Loan was originated,
     (4) if applicable, payment history (or similar documentation) including (i) an indication of the Principal Balance and the date through which interest has been paid, each as of the Cutoff Date and (ii) an accounting of the allocation of all payments by borrower or on borrower’s behalf to principal and interest on the Student Loan,
     (5) if applicable, documentation which supports periods of current or past deferment or past forbearance,
     (6) if applicable, a collection history, if the Student Loan was ever in a delinquent status, including detailed summaries of contacts and including the addresses or telephone numbers used in contacting or attempting to contact borrower and any endorser,
     (7) if applicable, evidence of all requests for skip-tracing assistance and current address of borrower, if located,
     (8) if applicable, evidence of requests for pre-claims assistance, if any, and evidence that the borrower’s school(s) has/have been notified, and
     (9) if applicable, a record of any event resulting in a change to or confirmation of any data in the Student Loan file;
     (viii) was originated and has been serviced in compliance with all requirements of applicable law;

     (ix) is evidenced by a promissory note (whether e-signed or otherwise), containing terms in accordance with those required by the applicable loan program and other applicable requirements and which does not require the Obligor to consent to the transfer, sale or assignment of the rights and duties of the applicable Seller and does not contain any provision that restricts the ability of the Administrative Agent, on behalf of the Secured Creditors, to exercise its rights under the Transaction Documents;
     (x) is not a Defaulted Student Loan or, solely with respect to the conditions precedent for Purchases set forth in Section 4.02, a Delinquent Student Loan;
     (xi) the Transferor has good and marketable title to such Student Loan free and clear of any encumbrance, lien or security interest or any other prior commitment other than as granted in favor of the Administrative Agent and the Secured Creditors and in relation to which a participation can be granted therein and the other interests and transfers contemplated herein with respect to such Student Loan will be given full effect;
     (xii) has not been modified, extended or renegotiated in any way not provided for in the Transaction Documents or under the applicable Underwriting Guidelines or Servicing Policies;
     (xiii) constitutes a legal, valid and binding obligation to pay on the part of the related Obligor enforceable in accordance with its terms and is not noted on the appropriate Servicer’s books and records as being subject to a current bankruptcy proceeding;
     (xiv) constitutes an instrument, account or a general intangible as defined in the Uniform Commercial Code as in effect in the jurisdiction that governs the perfection of the interests of Transferor therein and the perfection of the Purchasers’ and Secured Creditors’ interest therein;
     (xv) the sale or assignment of which to the Transferor or the Eligible Lender Trustee on its behalf pursuant to the Purchase Agreements, and the sale of a Participation Interest therein to the Purchasers and granting of a security interest therein to the Administrative Agent pursuant to this Agreement does not contravene or conflict with any law or regulation, or require the consent or approval of, or notice to, any Person;
     (xvi) that complies in all material respects with the guidelines of the Student Loan Program under which it has been made and with all applicable Underwriting Guidelines and Servicing Policies;
     (xvii) does not bear interest at a fixed rate per annum unless the Hedging Counterparty has in effect a fixed rate to LIBOR hedge covering such rate under the Hedging Agreement; and

     (xviii) if the Seller with respect to such Student Loan is a Holding SPE, such Student Loan was acquired by such Holding SPE pursuant to a Holding SPE Sale Agreement;
and (2) with respect to each Additional Student Loan, meets the criteria set forth in (1) above, and meets the following criteria, in each case as of the date specified as the “sale date” in the related Additional Bill of Sale:
     (i) the purchase price for such Additional Student Loan does not exceed the sum of (A) the Applicable Percentage applicable to such Additional Student Loan times the Principal Balance of such Additional Student Loan and (B) any related increase in the value of the Membership Interests or the amount drawn under the Revolving Credit Agreement to fund such purchase and (y) the aggregate purchase price (including any related increase in the value of the Membership Interests or any amount drawn under the Revolving Credit Agreement) is reasonably equal to the fair market value thereof; and
     (ii) the purchase of such Additional Student Loan is not reasonably likely to result in the imposition of a Termination Event or increase any Excess Concentration Amounts.
     “Eligible Student Loan ABS” means (a) any publicly issued Student Loan ABS rated “A” or better by S&P and “A2” or better by Moody’s and, if rated by Fitch, rated the equivalent by Fitch or (b) any other Student Loan ABS issued by a trust sponsored by an affiliate of SLM Corporation consented to by the Managing Agents with respect to which the Rating Agency Condition is satisfied which meets the following criteria:
     (i) is a U.S. Dollar denominated obligation payable in the United States;
     (ii) was created in compliance with all requirements of applicable law;
     (iii) is evidenced by a security which does not require consent or registration for its transfer, sale or assignment and does not contain any provision that restricts the ability of the Administrative Agent, on behalf of the Secured Creditors, to exercise its rights under the Transaction Documents;
     (iv) is not a Defaulted Student Loan ABS;
     (v) the Transferor has good and marketable title to the security free and clear of any encumbrance, lien or security interest or any other prior commitment other than as granted in favor of the Administrative Agent and the Secured Creditors, and in relation to which a participation can be granted therein and the other interests and transfers contemplated herein with respect to such Student Loan ABS will be given full effect;

     (vi) constitutes a legal, valid and binding obligation to pay on the part of the related issuer, enforceable in accordance with its terms, and with respect to which the related issuer is not subject to a current bankruptcy proceeding;
     (vii) the purchase of such Student Loan ABS is not reasonably likely to result in the imposition of a Termination Event or increase any Excess Concentration Amounts;
     (viii) if the Seller with respect to such Student Loan ABS is a Holding SPE, such Student Loan ABS was acquired by such Holding SPE pursuant to a Holding SPE Sale Agreement; and
     (ix) with respect to each Additional Student Loan ABS, as of the date specified as the “sale date” in the related Additional Bill of Sale, the purchase price for such Additional Student Loan ABS does not exceed the sum of (A) the Applicable Percentage applicable to such Additional Student Loan ABS times the Principal Balance of such Additional Student Loan ABS and (B) any related increase in the value of the Membership Interests or the amount drawn under the Revolving Credit Agreement to fund such purchase and (y) the aggregate purchase price (including any related increase in the value of the Membership Interests or any amount drawn under the Revolving Credit Agreement) is reasonably equal to the fair market value thereof.
     “ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.
     “ERISA Affiliate” means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as the Transferor; (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with the Transferor or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as the Transferor, any corporation described in clause (a) above or any trade or business described in clause (b) above.
     “Eurodollar Reserve Percentage” means, for any day during any period, the reserve percentage (expressed as a decimal, rounded upward to the next 1/100th of 1%) in effect on such day, whether or not applicable to any Purchaser, under regulations issued from time to time by the Board of Governors of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "eurocurrency liabilities"). The LIBOR Rate shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage.
     “Event of Bankruptcy” means, with respect to a specified Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises in respect of such Person or any substantial part of its property in an involuntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or ordering the winding-up or liquidation of such Person’s affairs, which decree or order remains unstayed and in effect for a period of 60 consecutive days; or (b) the commencement by such Person of a voluntary case under any applicable Federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or the consent by such Person to the entry of an order for relief in an involuntary case under any such law, or the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its property, or the making by such Person of any general assignment for the benefit of creditors, or the failure by such Person generally to pay its debts as such debts become due, or the taking of action by such Person in furtherance of any of the foregoing.
     “Excess Capital Purchase” means a Purchase made from the Transferor based on the value of existing Participated Loans, Participated Student Loan ABS, and other Pledged Collateral.
     “Excess Concentration Amount”, as of any date, has the meaning assigned in the Side Letter executed by the Transferor, the Administrator, the Administrative Agent and the Managing Agents as of the Closing Date, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Excluded Taxes” has the meaning assigned in Section 2.20(a).
     “Expiry Date” means the specified expiry date of each Purchase, which, unless otherwise extended by mutual agreement between the Managing Agents and the Transferor, shall be the last Business Day of its respective Tranche Period or, if the Yield Rate for such Purchase is determined based on the Base Rate, shall be the first Settlement Date after such Purchase is made.
     “Facility Group” means each of (a) the Bank of America Facility Group and (b) the JPMorgan Facility Group.
     “Fair Market Auction” means (i) a commercially reasonable sale of Transferor Student Loans or Transferor Student Loan ABS pursuant to an arms-length auction process with respect to which (a) bids have been solicited from two or more potential bidders including at least two bidders that are not Affiliates of SLM Corporation, (b) at least one bid is received from a bidder that is not an Affiliate of SLM Corporation and (c) if an Affiliate of SLM Corporation submits the winning bid, such bid is in an amount reasonably equal to the fair market value of the Transferor Student Loans or Transferor Student Loan ABS being sold or (ii) with respect to Transferor Student Loan ABS, a sale of any such Transferor Student Loan ABS to an unaffiliated third party at a price equal to or greater than the Market Value of such Transferor Student Loan ABS.
     “Federal Funds Rate” means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the

Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by it.
     “Federal Reimbursement Contracts” means any agreement between any Guarantor and the Department of Education providing for the payment by the Department of Education of amounts authorized to be paid pursuant to the Higher Education Act, including but not necessarily limited to reimbursement of amounts paid or payable upon defaulted student loans Guaranteed by such Guarantor to holders of qualifying student loans Guaranteed by any Guarantor.
     “FFELP Loan” means a Consolidation Loan, a PLUS Loan, a SLS Loan or a Stafford Loan.
     “FFELP Program” means the Federal Family Education Loan Program authorized under the Higher Education Act, including Federal Stafford Loans authorized under Sections 427 and 428 thereof, Federal Supplemental Loans for Students authorized under Section 428A thereof, Federal PLUS Loans authorized under Section 428B thereof, Federal Consolidation Loans authorized under Section 428C thereof and Unsubsidized Stafford Loans authorized under Section 428H thereof.
     “FICO Score” means a statistical credit score with respect to Obligors at or near the date the related Student Loan was originated generated by models developed by Fair Isaac and Company based on an Obligor’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit and bankruptcy experience.
     “Fitch” means Fitch, Inc., also known as Fitch Ratings (or its predecessor or successors in interest).
     “Floor Income Rebate Account” means the floor income rebate account described in Section 2.04(g).
     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
     “Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any body or entity exercising executive, legislative, judicial, regulatory or administrative functions or pertaining to government, including without limitation any court, and any Person owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.
     “Grant” or “Granted” means to pledge, create and grant a security interest in and with regard to property. A Grant of Transferor Student Loans, Transferor Student Loan ABS other assets or of any other agreement includes all rights, powers and options (but none of the obligations) of the granting party thereunder.

     “Guarantee” or “Guaranteed” means, with respect to a FFELP Loan, the insurance or guarantee by the applicable Guarantor, in accordance with the terms and conditions of the Guarantee Agreement, of some or all of the principal of and accrued interest on such FFELP Loan and the coverage of the FFELP Loan by the Federal Reimbursement Contracts providing, among other things, for reimbursement to the Guarantor for losses incurred by it on defaulted FFELP Loans insured or guaranteed by the Guarantor.
     “Guarantee Agreements” means the Federal Reimbursement Contracts, the Eligible Lender Trustee Guarantee Agreements and any other guarantee or agreement issued by a Guarantor to the Eligible Lender Trustee, which pertain to Student Loans, providing for the payment by the Guarantor of amounts authorized to be paid pursuant to the Higher Education Act to holders of qualifying Student Loans guaranteed in accordance with the Higher Education Act by such Guarantor.
     “Guarantor” means any entity listed on Exhibit R (as amended from time to time) to this Agreement authorized to guarantee Student Loans under the Higher Education Act and with which the Eligible Lender Trustee maintains in effect a Guarantee Agreement.
     “Hedge Contract” has the meaning assigned in the Hedging Agreement.
     “Hedging Agreement” means the Hedging Agreement, dated as of April 30, 2007, among the Transferor, the Administrator and the Hedging Counterparty, including the related term sheets, providing for certain payments to or by the Transferor, in the amounts and under the conditions set forth therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Hedging Agreement Default” means a “Termination Event” as defined in Article VI of the Hedging Agreement.
     “Hedging Counterparty” means SLM Corporation and its successors and permitted assignees, or such other hedging counterparty to the Transferor that has been approved by the each of the Managing Agents in writing.
     “Hedging Counterparty Fees” means the fees of the Hedging Counterparty as set forth in the Hedging Agreement.
     “Hedging Interest” means interest payable to the Hedging Counterparty by the Transferor pursuant to the Hedging Agreement.
     “Higher Education Act” means the Higher Education Act of 1965, as amended or supplemented from time to time, and all regulations and guidelines promulgated thereunder.
     “Holding SPE” means an indirect wholly-owned subsidiary of SLM Corporation (other than Mustang Funding II, LLC) that (a) is a bankruptcy-remote special purpose corporation, limited liability company or statutory trust formed and operated solely for the purpose of purchasing and selling Student Loans and Student Loan ABS, (b) is organized pursuant to organizational documents similar to those of SLM Funding LLC, (c) is operated at all times consistently with such organizational documents and the separateness covenants and governance restrictions set forth in Section 6.01 (as if such covenants and restrictions referred to such Holding SPE rather than the Transferor) and (d) has no intercompany debt other than normal trade payables and a revolving credit agreement with SLM Corporation.
     “Holding SPE Purchase Agreement” means a Purchase Agreement entered into between a Holding SPE, as the seller, and Mustang Funding II, LLC, as the purchaser, in the form attached hereto as Exhibit Q-1.
     “Holding SPE Sale Agreement” means a Sale Agreement entered into between a Holding SPE, as the purchaser, and Mustang Funding II, LLC, as the seller, in the form attached hereto as Exhibit Q-2.
     “Indemnified Amounts” has the meaning assigned to that term in Article VIII, and shall also include amounts due to the Valuation Agent pursuant to Article V of the Valuation Agent Agreement.
     “Indemnity Agreement” means the Indemnity Agreement entered into by SLM Corporation, the Transferor and the Administrative Agent dated as of April 30, 2007.
     “Independent Manager” means an individual who, for the three-year period prior to his or her appointment as Independent Manager has not been, and is not at the time of such appointment or during the continuation of his or her service as Independent Manager, any of the following: (i) an employee, director, stockholder, member, partner, attorney or counsel, or officer of the SLM Corp., any Seller or any of their Affiliates (other than as an Independent Manager of the Transferor); (ii) is not a customer or supplier or creditor or other person who derives any of its purchases or revenues from its activities with SLM Corp., any Seller, or any of their Affiliates; or (iii) any member of the immediate family of or Person controlling or under common control with any person excluded from serving as Independent Manager in (i) or (ii). As used in this definition, the term “control” means the possession, directly or indirectly, of the power of the manager to cause the direction of management, policies, or activities of a Person, whether through ownership of voting securities, by contract or otherwise. A natural person who satisfies the foregoing definition other than in part (ii) above shall not be disqualified from serving as Independent Manager of the Transferor if such individual is an independent director provided by a nationally recognized company that provides professional independent directors and it also provides other corporate services in the ordinary course of its business. A natural person who otherwise satisfies the foregoing definition except for being the independent director of a “special purpose entity” affiliated with SLM Corp. that does not own a direct or indirect equity interest in SLM Corp., any Affiliate or any co-borrower shall not be disqualified from serving as an Independent Manager of the Transferor if such individual is at the time of the initial appointment, or at any time while serving as an Independent Manager of the Transferor, an independent manager or director of a “special purpose entity” affiliated with the Transferor (other than any entity that owns a direct or indirect interest in the Transferor or in any co-borrower) if such individual is an independent manager or director provided by a nationally-recognized company that provides professional independent directors or managers. For purposes of this paragraph, a “special purpose entity” is an entity, whose organizational documents contain restrictions on its activities and impose requirements intended to preserve that entity’s separateness that are substantially similar to those of the Transferor or SLM Funding LLC, as applicable, and provide, inter alia, that it: (a) is organized for the limited purpose of owning and operating one or more trusts or of being the general partner or member of a special purpose entity organized for the limited purpose of owning and operating one or more trusts; (b) has restrictions on its ability to incur indebtedness, dissolve, liquidate, consolidate, merge and/or sell assets; (c) may not file voluntarily a bankruptcy petition either on its own behalf or, if it is a general partner or a member of a special purpose entity organized for the limited purpose of owning or operating one or more trusts, on behalf of such entity, without the consent of an independent manager or director and (d) shall conduct itself and, if it is a general partner or member of a special purpose entity organized for the limited purpose of owning and operating one or more trusts, cause such entity to conduct itself, in accordance with the certain “separateness covenants”, including, but not limited to, the maintenance of its books, records, bank accounts and assets separate from those of any other person or entity.
     “Initial Cutoff Date” has the meaning assigned in the Purchase Agreement.
     “Interest Component” means, at any time of determination with respect to a Conduit Purchaser and any particular period of determination, the aggregate Yield accrued and to accrue through the next Settlement Date for that portion of such Conduit Purchaser’s outstanding Participation Interests accruing interest calculated by reference to the CP Rate at such time (determined by the applicable Managing Agent in its discretion, which may be based upon the CP Rate most recently determined by the applicable Managing Agent, multiplied by 1.5).
     “Interest Reserve Subaccount” means a subaccount established within the Collection Account pursuant to Section 2.04.
     “Interest Subsidy Payments” means the interest subsidy payments on certain Student Loans authorized to be made by the Department of Education pursuant to the Higher Education Act or similar payments authorized by federal law or regulations.
     “Investment Deficit” has the meaning assigned in Section 2.01(d).
     “ISP/SAP Liquidity Loan” means a Liquidity Loan made under clause (B) of Section 2.1(a) of the Liquidity Advance Agreement.
     “JPMorgan Alternate Purchaser” means JPMorgan Chase Bank, N.A., a national banking association, each Person who accepts an assignment of JPMorgan Chase Bank, N.A.’s rights and obligations hereunder pursuant to Section 10.04, and the successors and assigns of any of them. The JPMorgan Alternate Purchaser may include one or more Persons following an assignment pursuant to Section 10.04, and if more than one Person, each Person who is an JPMorgan Alternate Purchaser will have the rights and obligations with respect to Participation Interests in the respective percentages specified in the agreement(s) governing such assignment(s).
     “JPMorgan Conduit Purchasers” means Chariot Funding LLC, Falcon Asset Securitization Company LLC, Jupiter Securitization Company LLC and Park Avenue Receivables Company, LLC, each a Delaware limited liability company, and their successors and assigns.

     “JPMorgan Facility Group” means the JPMorgan Conduit Purchasers, the JPMorgan Managing Agent, the JPMorgan Alternate Purchasers and each JPMorgan Program Support Provider.
     “JPMorgan Managing Agent” means JPMorgan Chase Bank, N.A., a national banking association, and its successors and assigns.
     “JPMorgan Program Support Provider” means any Program Support Provider which is a party to a Program Support Agreement with (or benefiting) the JPMorgan Managing Agent, the JPMorgan Conduit Purchasers and/or the JPMorgan Alternate Purchaser.
     “Liabilities” means the sum of (a) the Aggregate Capital, (b) all accrued and unpaid Purchaser Costs applicable thereto to the extent not included in the Aggregate Capital, (c) any accrued and unpaid fees, including Servicing Fees, Hedging Counterparty Fees, Liquidity Lender Fees, Eligible Lender Trustee Fees and any other fees or payment obligations payable by the Transferor pursuant to the Transaction Documents, (d) any outstanding Servicer Advances and (e) any payment obligations of the Transferor under the Hedging Agreement.
     “LIBOR Purchase” means a Purchase funded with reference to the LIBOR Rate.
     “LIBOR Base Rate” means, for any period:
     (a) the rate per annum (carried out to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Reuters Screen that displays an average British Bankers Association Interest Settlement Rate (such page currently being LIBOR01) for deposits in United States dollars (for delivery on the first day of such period) with a term equivalent to such period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such period, or
     (b) in the event the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall cease to be available, the rate per annum (carried to the fifth decimal place) equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in United States dollars (for delivery on the first day of such period) with a term equivalent to such period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such period, or
     (c) in the event the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which Dollar deposits (for delivery on the first day of such period) in same day funds in the approximate amount of the applicable investment to be funded by reference to the LIBOR Rate and with a term equivalent to such period would be offered by its London Branch to major banks in the offshore dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such period.

     “LIBOR Rate” means for any period, a rate per annum determined by the Administrative Agent pursuant to the following formula:

LIBOR Rate	=	LIBOR Base Rate 1.00 — Eurodollar Reserve Percentage
     “Liquidated Student Loan” means any defaulted Transferor Student Loan liquidated by the Servicer (which shall not include any Transferor Student Loan on which Guarantee Payments are received) or which the Servicer has, after using all reasonable efforts to realize upon such Transferor Student Loan, determined to charge off.
     “Liquidation Period” means the period commencing on the Termination Date and ending (a) on the date all of the Capital with respect to the Participation Interests shall have been reduced to zero and all Purchaser Costs and other Obligations under the Transaction Documents are paid in full or (b) with regard to a Termination Date caused solely by the occurrence of a Program Support Provider Termination Event with respect to some but not all of the Conduit Purchasers, on the date all of the Capital with respect to the Participation Interests of such Conduit Purchaser have been reduced to zero and all Purchaser Costs and other Obligations under the Transaction Documents are paid in full; provided, however, that any Liquidation Period described in clause (b) above will cease upon the occurrence of a Potential Termination Event or Termination Event.
     “Liquidation Proceeds” means, with respect to any Liquidated Student Loan which became a Liquidated Student Loan during the current Settlement Period in accordance with the Servicer’s customary servicing procedures, the moneys collected in respect of the liquidation thereof from whatever source, other than Recoveries, net of the sum of any amounts expended by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Student Loan.
     “Liquidity Advance Agreement” means the Liquidity Advance Agreement, dated as of April 30, 2007, among the Transferor, the Administrator and the Liquidity Lender, as the same may be amended, restated, supplemented or otherwise modified from time to time.
     “Liquidity Advance Agreement Default” means a Liquidity Lender Termination Event as defined in the Liquidity Advance Agreement.
     “Liquidity Lender” means SLM Corporation and its successors and permitted assignees.
     “Liquidity Lender Fees” means the fees of the Liquidity Lender as set forth in the Liquidity Advance Agreement.
     “Liquidity Loan” means a loan made to the Transferor by the Liquidity Lender pursuant to the Liquidity Advance Agreement.
     “Lockbox Bank” means a bank that maintains a lockbox to which a Subservicer deposits Collections.

     “Lockbox Bank Fees” means fees, reasonable expenses and charges of a Lockbox Bank as may be agreed to in writing by the Administrator and the Lockbox Bank.
     “Managing Agent” means each of the Bank of America Managing Agent and the JPMorgan Managing Agent and any successors or assigns.
     “Market Value” means the market value of a Transferor Student Loan ABS as determined on any Valuation Date pursuant to the Valuation Agent Agreement.
     “Master Servicer” means Sallie Mae, Inc., a Delaware corporation, and its successors and permitted assigns.
     “Material Adverse Effect” means a material adverse effect on:
     (a) with respect to the Transferor, the status, existence, perfection, priority or enforceability of any Participation Interest or the Administrative Agent’s interest in the Pledged Collateral or the ability of the Transferor to perform its obligations under this Agreement or any other Transaction Document or
     (b) with respect to any other Person, the ability of the applicable Person to perform its obligations under this Agreement or any other Transaction Document.
     For the avoidance of doubt, a withdrawal of or downgrade to the credit ratings of any Person, in and of itself, shall not be deemed to have a Material Adverse Effect on such Person.
     “Material Subservicer” means a Subservicer which, as of any date of determination, is servicing Transferor Student Loans having an aggregate outstanding Principal Balance in excess of 15% of the total aggregate outstanding Principal Balance of all Transferor Student Loans, as of such date.
     “Maximum Aggregate Purchase Amount” means, at any time, $15,000,000,000, as such amount may be adjusted from time to time pursuant to Section 2.03.
     “Maximum Purchase Amount” means, (i) for an Eligible Loan, an amount equal to the Applicable Percentage multiplied by the aggregate outstanding Principal Balance of such Eligible Loan; provided, however, that if the Private Credit Loan Default Ratio exceeds 2.25% as of the date of the most recent Monthly Report, then the Maximum Purchase Amount with respect to Private Credit Loans shall be the greater of (y) the amount, if any, agreed to by the Transferor and the Managing Agents (so long as the Rating Agency Condition has been satisfied) and (z) zero; (ii) for an Eligible Student Loan ABS rated by Moody’s and S&P, an amount equal to the product of (a) the Market Value, as of the most recent Valuation Date, and (b) the Applicable Percentage (determined as of the date of the Purchase); (iii) for an Eligible Student Loan ABS not rated by Moody’s and S&P, the amount agreed to by the Transferor and the Managing Agents; and (iv) for a Purchase Price Purchase, the sum of the Maximum Purchase Amounts determined pursuant to clauses (i) through (iii) above for each Eligible Loan and Eligible Student Loan ABS related to such Purchase.

     “Membership Interests” means the membership interests in the Transferor, as more fully described in the Transferor’s organizational documents.
     “Merger Agreement” means the Agreement and Plan of Merger dated as of April 15, 2007 among SLM Corporation, Mustang Holding Company Inc. and Mustang Merger Sub, Inc., as the same may be amended or modified from time to time.
     “Minimum Asset Coverage Requirement” means an Asset Coverage Ratio of greater than or equal to 100%.
     “Minimum Margin” means, for any Private Credit Loan that does not bear interest at a fixed rate, a margin above the prime rate by which the interest rate on such Private Credit Loan adjusts, and for any Private Credit Loan that bears interest at a fixed rate, a margin above the prime rate that is payable pursuant to a Hedge Contract covering such rate, in each case as determined by the following grid based upon the applicable Private Credit Loan program, the FICO Score of the related Obligor and whether such Private Credit Loan is cosigned:
Signature, Law, MBA, MED & Private Consolidation Loans

	Minimum Margin (bps) to Prime Rate
FICO Bands	Non-cosigned	Cosigned
< 640	600.0	600.0
640 — 659	500.0	425.0
660 — 679	275.0	225.0
680 — 699	150.0	100.0
700 — 739	50.0	0.0
> 740	0.0	-50.0
Tuition Answer

	Minimum Margin (bps) to Prime Rate
FICO Bands	Non-cosigned	Cosigned
< 640	650.0	600.0
640 — 659	550.0	500.0
660 — 679	325.0	275.0
680 — 699	200.0	150.0
700 — 739	100.0	75.0
> 740	50.0	50.0
     With respect to the Minimum Margins as set forth in the charts above, if a Student Loan has more than one Obligor, the highest FICO Score with respect to all Obligors shall be used for such determination. If no Obligor has a FICO Score, the Student Loan shall be allocated to the 660-679 FICO Band.
     “Monthly Administrative Agent’s Report” means the report to be delivered by the Administrative Agent pursuant to Section 2.05(a).
     “Monthly Rebate Fee” means the monthly rebate fee payable to the Department of Education on the Transferor Student Loans which are Consolidation Loans.
     “Monthly Report” means a report, in substantially the form of Exhibit C hereto, prepared by the Administrator and furnished to the Administrative Agent and the Eligible Lender Trustee.
     “Moody’s” means Moody’s Investors Service, Inc. (or its predecessor or successors in interest).

     “Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Transferor or any ERISA Affiliate on behalf of its employees.
     “New York UCC” has the meaning assigned in Section 2.08 (b).
     “Non-Defaulting Purchaser” has the meaning assigned in Section 2.01(d).
     “Non-Excluded Taxes” has the meaning assigned in Section 2.20(a).
     “Non-U.S. Purchaser” has the meaning assigned in Section 2.20(d).
     “Non-Use Fee” means, with respect to each Facility Group, a non-use fee, payable monthly to the Managing Agents, for the account of their respective Facility Groups, as set forth in the fee letter among the Transferor and each of the Managing Agents dated as of the Closing Date, as such fee letter may be amended, restated, supplemented or otherwise modified from time to time.
     “Notice of Release” has the meaning assigned in Section 2.18.
     “Obligations” means the Capital and all other Liabilities and all present and future liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Transferor to the Administrative Agent and the Secured Creditors, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby and shall include, without limitation, all liability for Capital of Outstanding Participation Interests and Purchaser Costs on the Participation Interests, closing fees, unused line fees, audit fees, expense reimbursements, indemnifications, and other amounts due or to become due under the Transaction Documents, including, without limitation, interest, fees and other obligations that accrue after the commencement of an insolvency proceeding (in each case whether or not allowed as a claim in such insolvency proceeding).
     “Obligor” means the borrower or co-borrower or any other Person obligated to make payments with respect to a Student Loan or Student Loan ABS.
     “Official Body” means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, or any accounting board or authority (whether or not a part of government) which is responsible for the establishment or interpretation of national or international accounting principles, in each case whether foreign or domestic.
     “Opinion of Counsel” means an opinion in writing of outside legal counsel, who may be counsel or special counsel to the Transferor, any Affiliate of the Transferor, the Eligible Lender Trustee, the Administrator, the Administrative Agent, any Managing Agent or any Purchaser.
     “Other Applicable Taxes” has the meaning assigned in Section 2.13.

     “Other Taxes” has the meaning assigned in Section 2.20(b).
     “Outstanding” means, when used with respect to Participation Interests in existence at such time, as of the date of determination, all Participation Interests in existence at such time under this Agreement.
     “Participated Loans” means any Student Loans acquired by the Transferor with proceeds of Purchases under this Agreement that were purchased by the Transferor (or the Eligible Lender Trustee on behalf of the Transferor) from a Seller (or an eligible lender trustee on behalf of the Seller) pursuant to a Purchase Agreement.
     “Participated Student Loan ABS” means any Student Loan ABS acquired by the Transferor with proceeds of Purchases under this Agreement that were purchased by the Transferor (or the Eligible Lender Trustee on behalf of the Transferor) from a Seller (or an eligible lender trustee on behalf of the Seller) pursuant to a Purchase Agreement.
     “Participation Interest” means, (a) in respect of all Purchasers in the aggregate, at all times during the period from the date of the initial Purchase hereunder until the date the Aggregate Capital shall be reduced to zero, all Commitments shall be terminated and all Obligations shall be indefeasibly paid in full, a 100% undivided participation interest in (i) all Transferor Student Loans and all Transferor Student Loan ABS then existing, (ii) all instruments, documents and agreements evidencing or supporting the payment obligations of any Obligor or Guarantor under or in connection therewith, together with any and all rights and remedies in respect thereof whether arising under contract, at law or in equity, and (iii) all Collections thereon and other proceeds of any of the foregoing; (b) in respect of any Purchaser, its pro rata share of such undivided participation interest as determined on the basis that its Capital represents of the aggregate Capital of all Purchasers then outstanding; and (c) with respect to any Transferor Student Loan or Transferor Student Loan ABS, a 100% unlimited participation interest in such Transfer Student Loan or Transferor Student Loan ABS.
     “Participation Purchase” means the purchase of Participation Interests in Transferor Student Loans and Transferor Student Loan ABS under this Agreement.
     “Permitted Lockbox” means a lockbox arrangement with a Lockbox Bank approved by the Administrative Agent with respect to which Collections from Obligors whose Student Loans are serviced by a Subservicer are sent to lockboxes and forwarded by the applicable Lockbox Bank to the Collection Account (or if one has been established by the Transferor, the Clearing Account) within two Business Days.
     “Permitted Release” means a release of Pledged Collateral in connection with (a) a Take Out Securitization; (b) a Fair Market Auction; (c) a Permitted SPE Transfer; (d) a Permitted Seller Buy-Back; or (e) any other transfer of Pledged Collateral with respect to which the Administrative Agent has received a Required Legal Opinion.
     “Permitted Seller Buy-Back” means an arms-length transfer of Pledged Collateral by the Transferor to the applicable Seller (other than a Holding SPE) so long as the aggregate original principal amount of permitted Seller Buy-Backs for any Seller does not exceed ten percent of (a)

the aggregate principal amount of all Student Loans sold by such Seller to the Transferor and (b) the aggregate principal amount of all Student Loan ABS sold by such Seller to the Transferor.
     “Permitted SPE Transfer” means an arms-length transfer of Pledged Collateral by the Transferor to a Holding SPE pursuant to a Holding SPE Sale Agreement.
     “Person” means an individual, partnership, corporation (including a statutory trust), limited liability company, joint stock company, trust, unincorporated association, joint venture, government (or any agency or political subdivision thereof) or other entity.
     “Pledged Collateral” has the meaning specified in Section 2.10.
     “PLUS Loan” means a student loan originated under the authority set forth in Section 428A or B (or a predecessor section thereto) of the Higher Education Act and shall include student loans designated as “PLUS Loans” as defined under the Higher Education Act (including, without limitation, such student loans to a graduate or professional student or a parent of a dependent student).
     “Pool Balance” means, as of any date of determination, the Student Loan Pool Balance plus the aggregate Market Value of the Transferor Student Loan ABS.
     “Potential Termination Event” means an event which but for the lapse of time or the giving of notice, or both, would constitute a Termination Event.
     “Primary Servicing Fee” for any Settlement Date has the meaning specified in Attachment A to the Servicing Agreement, and shall include any such fees from prior Settlement Dates that remain unpaid.
     “Prime Rate” means, for any day, a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate for such day, plus 1.50% and (b) the rate of interest in effect for such day as publicly announced from time to time by the Administrative Agent as its “prime rate”. The “prime rate” is a rate set by the Administrative Agent based upon various factors including the Administrative Agent’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in the prime rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
     “Principal Balance” means, with respect to any Student Loan or Student Loan ABS and any specified date, the outstanding principal amount of such Student Loan or Student Loan ABS, plus unpaid interest thereon to be capitalized.
     “Private Credit Loan” means an education loan made to a student or parent of a dependent student that is not a FFELP Loan.
     “Private Credit Loan Default Ratio” means, as of any date of determination, the ratio, measured on an annualized basis, equal to the average of each of the previous twelve months of “Gross Private Credit Student Loan Charge-Offs” divided by the “Average Managed Private

Credit Student Loans Outstanding,” for SLM Corporation on a managed basis, each as reported by the Administrator and calculated in a consistent manner with the methodologies used by SLM Corporation for calculating “Gross Private Credit Student Loan Charge-Offs” and “Average Managed Private Credit Student Loans Outstanding” for purposes of its Form 10-K or Form 10-Q.
     “Program Support Agreement”, with respect to any Conduit Purchaser, means and includes any agreement entered into by any Program Support Provider providing for the issuance of one or more letters of credit for the account of such Conduit Purchaser (or any related commercial paper issuer that finances the Conduit Purchaser), the issuance of one or more surety bonds for which such Conduit Purchaser or such related issuer is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, the sale by the Conduit Purchaser or such related issuer to any Program Support Provider of any interest in a Purchase (or portions thereof or participations therein) and/or the making of loans and/or other extensions of liquidity or credit to the Conduit Purchaser or such related issuer in connection with its commercial paper program, together with any letter of credit, surety bond or other instrument issued thereunder.
     “Program Support Provider” means and includes any Person now or hereafter extending liquidity or credit or having a commitment to extend liquidity or credit to or for the account of, or to make purchases from, a Conduit Purchaser (or any related commercial paper issuer that finances the Conduit Purchaser) in support of commercial paper issued, directly or indirectly, by such Conduit Purchaser in order to fund Purchases made by such Conduit Purchaser hereunder or issuing a letter of credit, surety bond or other instrument to support any obligations arising under or in connection with the Conduit Purchaser’s or such related issuer’s commercial paper program, but only to the extent that such letter of credit, surety bond, or other instrument supported either CP issued to make Purchases hereunder or was dedicated to that Program Support Provider’s support of the Conduit Purchaser as a whole rather than one particular issuer (other than the Transferor) within such Conduit Purchaser’s commercial paper program.
     “Proprietary Institution” means a for-profit vocational school.
     “Proprietary Loan” means a loan made to or for the benefit of a student attending a Proprietary Institution provided however that if a Student Loan that was initially a Proprietary Loan is consolidated, that Student Loan shall no longer be a Proprietary Loan.
     “Pro Rata Share” means (a) with respect to the initial Participation Purchase and any particular Facility Group, a fraction (expressed as a percentage) the numerator of which is the Commitment of the Facility Group and the denominator of which is the Maximum Aggregate Purchase Amount; (b) with respect to any Purchase by a Facility Group collectively or any Alternate Purchaser individually, as the context requires, at any time, its Pro Rata Share set forth on Exhibit P hereto as such Exhibit P may be amended, restated or otherwise revised from time to time; and (c) with respect to any repayment of Purchases with respect to any Purchaser, a fraction (expressed as a percentage) the numerator of which is the Capital of such Purchaser, and the denominator of which is the Aggregate Capital.
     “Purchase” has the meaning specified in Section 2.01.

     “Purchase Account” has the meaning specified in Section 2.11.
     “Purchase Date” means, with respect to any Purchase, the date on which such Purchase is made.
     “Purchase Price Purchase” means a Purchase made to fund the purchase by the Transferor of Eligible Loans or Eligible Student Loan ABS.
     “Purchase Reconciliation Statement” has the meaning assigned in Section 4.03.
     “Purchaser Costs” means an amount equal to the sum (without duplication) of the following: the accrued Yield applicable to the Participation Interests for the preceding Yield Period; the Non-Use Fee; the Used Fee; Hedging Interest; any past due Yield payable on the Participation Interests; interest on any related loans or other disbursements payable by the Purchasers as a result of unreimbursed draws on or under a Program Support Agreement supporting the Participation Interests; and, with respect to the Participation Interests, increased costs of the Affected Parties resulting from Yield Protection, if any.
     “Purchasers” means, collectively, the Conduit Purchasers and the Alternate Purchasers.
     “Qualified Institution” means the Administrative Agent or, with the written consent of the Administrative Agent and the Transferor (or the Administrator on behalf of the Transferor), any bank or trust company which has (a) a long-term unsecured debt rating of at least “A2” by Moody’s and at least “A” by S&P and (b) a short-term rating of at least “P-1” by Moody’s and at least “A-1” by S&P.
     “Rating Agency” means Moody’s, S&P and Fitch. If any such organization or successor thereto is no longer in existence, “Rating Agency” with respect to such organization shall be a nationally recognized statistical rating organization or other comparable Person which, as applicable, provides ratings for the Student Loan ABS or which is designated by the Administrative Agent as rating the commercial paper issued by or on behalf of any Conduit Purchaser.
     “Rating Agency Condition” means, with respect to a particular amendment to, change in or condition in the Transaction Documents, that each Rating Agency rating the CP of any Conduit Purchaser shall have provided a statement in writing that such amendment or change will not result in a withdrawal or reduction of the ratings of such CP.
     “Records” means all documents, books, records, Student Loan Notes, Student Loan ABS Certificates and other information (including without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) maintained with respect to Transferor Student Loans, Transferor Student Loan ABS or otherwise in respect of the Pledged Collateral.
     “Recoveries” means moneys collected from whatever source with respect to any Liquidated Student Loan which was written off in prior Settlement Periods or during the current Settlement Period, net of the sum of any amounts expended by the Servicer for the account of any Obligor and any amounts required by law to be remitted to any Obligor.

     “Register” means that register maintained by the Administrative Agent, pursuant to Section 10.04(i), on which it will record the Purchasers’ rights hereunder, and each assignment and acceptance and participation.
     “Regulatory Change” means, relative to any Affected Party:
     (a) after the date of this Agreement, any change in or the adoption or implementation of, any new (or any new interpretation or administration of any existing):
     (i) United States federal or state law or foreign law applicable to such Affected Party;
     (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Affected Party of (A) any court or Governmental Authority charged with the interpretation or administration of any law referred to in clause (a)(i) above or (B) any fiscal, monetary or other authority having jurisdiction over such Affected Party; or
     (iii) generally accepted accounting principles or regulatory accounting principles applicable to such Affected Party and affecting the application to such Affected Party of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or
     (b) any change after the date of this Agreement in the application to such Affected Party (or any implementation by such Affected Party) of any existing law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i), (a)(ii) or (a)(iii) above.
     “Release Proceeds Account” means the account of the Administrative Agent established to hold proceeds of Released Interests and repurchase amounts pursuant to Section 2.04(d).
     “Release Reconciliation Statement” has the meaning assigned in Section 2.18.
     “Released Interests” means any Participation Interests and Pledged Collateral released pursuant to Section 2.19.
     “Reported Liabilities” means, as of any date, the Liabilities of the Transferor reported to the Transferor (or to the Administrator on behalf of the Transferor) or with respect to which the Transferor (or the Administrator on behalf of the Transferor) has actual knowledge.
     “Reporting Date” means the twentieth (20th) day of each calendar month, beginning May 20, 2007 or, if such day is not a Business Day, the following Business Day.
     “Requested Purchase Amount” means the amount of the Purchase that is requested by the Transferor, not to exceed the Maximum Purchase Amount.
     “Required Legal Opinion” means an opinion of McKee Nelson LLP or such other outside counsel to the Transferor reasonably acceptable to the Administrative Agent, with respect to the true sale of Transferor Student Loans or Transferor Student Loan ABS and the non-consolidation of Mustang Funding II, LLC with SLM Corporation or its Affiliates that (a) describes the facts of the proposed transaction and (b) contains conclusions reasonably determined by the Administrative Agent to be in form and substance similar to the conclusions contained in the legal opinions previously delivered and accepted by the Administrative Agent in connection with the Transaction Documents.
     “Required Managing Agents” means, subject to Section 2.01(d), at any time Managing Agents representing Facility Groups then holding greater than 50% of the outstanding aggregate amount of Purchases; provided that if there are no outstanding Purchases then “Required Managing Agents” means at such time Managing Agents representing Facility Groups then holding greater than 50% of the Commitments.
     “Reserve Account” means the special account created pursuant to Section 2.06(b).
     “Reserve Account Specified Balance” means, for each Settlement Period, one-quarter of one percent (0.25%) of the Student Loan Pool Balance as of the last day of that Settlement Period and, for each Purchase Date, one-quarter of one percent (0.25%) of the Principal Balance of the Additional Student Loans being purchased by the Transferor with the Purchase to be made on such Purchase Date; provided, however, that at any time the Transferor holds any Transferor Student Loans the Reserve Account Specified Balance shall be not less than $500,000.
     “Restructuring Date” means the occurrence of the “Effective Time” as defined in the Merger Agreement.
     “Revolving Credit Agreement” means the Revolving Credit Agreement dated as of April 30, 2007 between SLM Corporation and the Transferor as the same may be amended, restated, supplemented or otherwise modified from time to time .
     “Revolving Period” means the period commencing on the Closing Date and terminating on the Termination Date.
     “Rollover Capital Purchase” means a Purchase, the proceeds of which are used to maintain the outstanding Capital of and, to the extent permitted by Section 2.01(b), accrued and unpaid Purchaser Costs on one or more existing Purchases at the end of their Tranche Periods.
     “S&P” means Standard & Poor’s Ratings Service, a division of The McGraw-Hill Companies, Inc. (or its predecessor or successors in interest).
     “Schedule of Participated Loans and Participated Student Loan ABS” means a listing of certain Participated Loans and Participated Student Loan ABS of the Transferor delivered to and held by the Administrative Agent pursuant to Section 4.02(b) (which Schedule of Participated Loans and Participated Student Loan ABS may be in the form of microfiche, cd rom, electronic or magnetic data file or other medium acceptable to the Administrative Agent).
     “Schedule of Transferor Student Loans and Transferor Student Loan ABS” means a listing of all Transferor Student Loans and Transferor Student Loan ABS of the Transferor delivered to and held by the Administrative Agent (which Schedule of Transferor Student Loans and Transferor Student Loan ABS may be in the form of microfiche, cd rom, electronic or magnetic data file or other medium acceptable to the Administrative Agent), as from time to time amended, supplemented, or modified, which Schedule of Transferor Student Loans and Transferor Student Loan ABS shall be the master list of all Transferor Student Loans and Transferor Student Loan ABS then compromising a part of the Pledged Collateral pursuant to this Agreement.
     “Scheduled Call Date” means the earliest to occur of (a) February 15, 2008, (b) the Restructuring Date, or (c) the date which is 90 calendar days after the termination of the Merger Agreement or, if the Merger Agreement is terminated in connection with a third party having made a “Superior Proposal” (as defined in the Merger Agreement), the date which is 15 days after the termination of the Merger Agreement.
     “Secured Creditors” means the Administrative Agent, the Valuation Agent and the Affected Parties.
     “Securities Act” has the meaning assigned to it in Section 7.03.
     “Sellers” means SLM Education Credit Finance Corporation, VG Funding, LLC and any other wholly-owned direct or indirect subsidiary of SLM Corporation, including a Holding SPE that becomes party to a Holding SPE Purchase Agreement, with respect to which the Transferor has satisfied the requirements of Section 4.04.
     “Servicer” means the Master Servicer or a Subservicer.
     “Servicer Advances” means any Purchaser Costs advanced by the Master Servicer pursuant to Section 2.17.
     “Servicer Default” means a “Servicer Default” as described in Section 5.1 of the Servicing Agreement.
     “Servicing Agreement” means, individually or collectively, (a) the Servicing Agreement, dated as of April 30, 2007, among the Transferor, the Master Servicer, the Eligible Lender Trustee, the Administrator and the Administrative Agent and (b) any other servicing agreement between the Transferor, the Master Servicer and any Subservicer under which the respective Subservicer agrees to administer and collect the Transferor Student Loans, in each case as such agreement may be amended, restated, supplemented or otherwise modified from time to time.
     “Servicing Fees” means the Primary Servicing Fee, the Carryover Servicing Fee and any other fees payable by the Transferor to the Master Servicer and the Subservicers with respect of servicing Transferor Student Loans pursuant to the provisions of any Servicing Agreement.
     “Servicing Policies” means the policies and procedures of the Master Servicer or any Subservicer, as applicable, with respect to the servicing of Transferor Student Loans.
     “Settlement Date” means the twenty-fifth (25th) day of each calendar month, beginning May 25, 2007 or, if such day is not a Business Day, the following Business Day.

     “Settlement Period” means (i) initially the period commencing on the Closing Date and ending on May 31, 2007, and (ii) thereafter, (a) each monthly period ending on (and inclusive of) the last day of the calendar month and (b) during the Liquidation Period, such period as determined by the Administrative Agent in its sole discretion (which may be a period as short as one Business Day).
     “SLS Loan” means a student loan originated under the authority set forth in Section 428A (or a predecessor section thereto) of the Higher Education Act and shall include student loans designated as “SLS Loans,” as defined, under the Higher Education Act.
     “Solvent” means, at any time with respect to any Person, a condition under which:
     (a) the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;
     (b) the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent);
     (c) such Person is, and shall continue to be, able to pay all of its liabilities as such liabilities mature; and
     (d) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.
     “Special Allowance Payments” means special allowance payments on Student Loans authorized to be made by the Department of Education pursuant to the Higher Education Act, or similar allowances authorized from time to time by federal law or regulation.
     “Stafford Loan” means a loan designated as such that is made under the Robert T. Stafford Student Loan Program in accordance with the Higher Education Act.
     “Student Loan” means a FFELP Loan or a Private Credit Loan.
     “Student Loan ABS” means a student loan asset-backed security issued by a trust sponsored by an affiliate of SLM Corporation.
     “Student Loan ABS Certificates” means a certificate, note or other item or instrument representing Student Loan ABS, if any.
     “Student Loan ABS Proceeds Account” means the special account created pursuant to Section 2.04(e).

     “Student Loan Notes” means the promissory note or notes of an Obligor and any amendment thereto evidencing each Obligor’s obligation with regard to a Student Loan or the electronic records evidencing the same.
     “Student Loan Pool Balance” means, as of any date, the aggregate outstanding Principal Balance (as reported by the Administrator on the last Monthly Report delivered to the Administrative Agent) of the Transferor Student Loans.
     “Student Loan Purchase Agreement” or “Purchase Agreement” means, as applicable, (i) the Purchase Agreement Master Securitization Terms Number 1000, dated as of April 30, 2007 among SLM Education Credit Finance Corporation, as a Seller, Mustang Funding II, LLC, as Purchaser, and Chase Bank USA, National Association, as Eligible Lender Trustee, a form of which is attached as Exhibit A-1 hereto, together with all Purchase Agreements, Blanket Endorsements, and Bills of Sale executed pursuant thereto, (ii) the Purchase Agreement Master Securitization Terms Number 1000, dated as of April 30, 2007 among VG Funding, LLC, as a Seller, Mustang Funding I, LLC, as Purchaser, and Chase Bank USA, National Association, as Eligible Lender Trustee, a form of which is attached as Exhibit A-2 hereto, together with all Purchase Agreements, Blanket Endorsements, and Bills of Sale executed pursuant thereto, and (iii) any Holding SPE Purchase Agreement.
     “Subsequent Cutoff Date” means, with respect to any Participated Loan, the “Purchase Date” for such Participated Loan as such term is defined in the applicable Purchase Agreement and for any Participated Student Loan ABS, the date that is three (3) Business Days prior to the “Purchase Date” for such Participated Student Loan ABS as such term is defined in the applicable Purchase Agreement.
     “Subservicer” means any subservicer appointed by the Master Servicer pursuant to the Servicing Agreement of the Master Servicer; provided, that in the event that the Master Servicer does not remain responsible for all obligations thereunder, the prior consent of the Administrative Agent and each Managing Agent shall be required for such appointment; and provided, further, that the Administrator shall give the Rating Agencies and the Administrative Agent prior written notice of the appointment of any Subservicer.
     “Take Out Securitization” means a sale or transfer of any portion of the Transferor Student Loans by the Transferor (directly or indirectly) to a trust sponsored by an Affiliate of the Transferor or other unaffiliated special purpose entity as part of a publicly or privately traded, rated or unrated student loan securitization, pass-through, pay through, secured note or similar transaction.
     “Termination Date” means the earliest to occur of (a) the Scheduled Call Date; (b) any date designated by the Transferor as the date for terminating the entire Maximum Aggregate Purchase Amount pursuant to Section 2.03; and (c) the date of the declaration or automatic occurrence of the Termination Date pursuant to Article VII.
     “Termination Event” has the meaning assigned to that term in Article VII.
     “Tranche Hedge Contract” has the meaning assigned in the Hedging Agreement.

     “Tranche Period” with respect to CP issued by a Conduit Purchaser (or its related commercial paper issuer if the Conduit Investor does not itself issue commercial paper) means a tranche period that ends on a Business Day which shall not exceed 180 days and with respect to LIBOR Purchases, a tranche period of either one day, one week, one month, two months, three months or six months; provided, however, that in no event shall any Tranche Period end after the Scheduled Call Date.
     “Transaction Documents” means, collectively, this Agreement, the Valuation Agent Agreement, the Trust Agreement, the Administration Agreement, all Servicing Agreements, each Purchase Agreement, all Guarantee Agreements, the Liquidity Advance Agreement, the Hedging Agreement, each Hedge Contract, the Indemnity Agreement and all other instruments, fee letters, documents and agreements executed in connection with any of the foregoing.
     “Transferor” means Mustang Funding II, LLC, a Delaware limited liability company.
     “Transferor Call Right” has the meaning assigned in Section 7.02.
     “Transferor Student Loan” means any Student Loan held by the Transferor.
     “Transferor Student Loan ABS” means any Student Loan ABS held by the Transferor.
     “Treasury Regulations” means any regulations promulgated by the Internal Revenue Service interpreting the provisions of the Code.
     “Trust Agreement” means the Eligible Lender Trustee Agreement, dated as of April 30, 2007, between the Transferor and the Eligible Lender Trustee, as amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.
     “UCC” means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.
     “Underwriting Guidelines” means the policies and procedures of SLM Corporation and its Affiliates with respect to the origination of loans under their private credit education loan programs for which an Applicable Percentage greater than zero has been established.
     “Unguaranteed Defaulted Amount” means, as of any date, (a) with respect to any FFELP Loan that is a Defaulted Student Loan, the Principal Balance of such Defaulted Student Loan that is not guaranteed pursuant to the related Guarantee Agreement or that is not eligible for reinsurance by the Department of Education or for which a claim was rejected; (b) with respect to any Private Credit Loan that is a Defaulted Student Loan, the outstanding Principal Balance of such Private Credit Loan; and (c) with respect to any Student Loan ABS that is a Defaulted Student Loan ABS, the outstanding Principal Balance of such Student Loan ABS.
     “United States” means the United States of America.
     “Used Fee” means, with respect to each Facility Group, a used fee, payable monthly to the Managing Agents, for the account of their respective Facility Groups, as set forth in the fee letter among the Transferor and each of the Managing Agents dated as of the Closing Date, as such fee letter may be amended, restated, supplemented or otherwise modified from time to time.
     “Valuation Agent” means Banc of America Securities LLC, or any other entity appointed as Valuation Agent by the Administrative Agent and the Required Managing Agents and approved by the Administrator.
     “Valuation Agent Agreement” means the Valuation Agent Agreement, dated as of the Closing Date, among the Transferor, the Administrator, the Administrative Agent and the Valuation Agent and any other valuation agent agreement in the form attached as Exhibit D hereto among the Transferor, the Administrative Agent and the Valuation Agent, as any such agreement may be amended, restated, supplemented or otherwise modified from time to time pursuant to the terms thereof.
     “Valuation Agent Fees” means the fees and charges, if any, of the Valuation Agent, including reasonable legal fees and expenses, payable to the Valuation Agent pursuant to the Valuation Agent Agreement.
     “Valuation Date” means the fifteenth (15th) day of each calendar month beginning June 15, 2007 or, if such day is not a Business Day, the following Business Day.
     “Valuation Report” means a report furnished by the Valuation Agent to the Administrator, the Administrative Agent, Managing Agents and the Transferor pursuant to Section 2.05, the form of which is attached as Exhibit A to the Valuation Agent Agreement.
     “Valuation Report Date” means the eighteenth (18th) day of each calendar month beginning June 18, 2007 or, if such day is not a Business Day, the following Business Day.
     “Weighted Average Margin” means, as of any date for any pool of Transferor Student Loans that are Private Credit Loans, (I) the sum across such pool of, for each Private Credit Loan in such pool, the product of (a) for any Private Credit Loan that does not bear interest at a fixed rate, the actual margin above the prime rate by which the interest rate on such Private Credit Loan adjusts, and for any Private Credit Loan that bears interest at a fixed rate, the actual margin above the prime rate (taking into account the difference between the prime rate and LIBOR) that is payable pursuant to a Hedge Contract covering such rate under the Hedging Agreement as of such date multiplied by (b) the Principal Balance of such Private Credit Loan as of such date, divided by (II) the aggregate Principal Balance of all of the Private Credit Loans in such pool.
     “Weighted Average Margin Threshold” means, as of any date for any pool of Transferor Student Loans that are Private Credit Loans, (I) the sum across such pool of, for each Private Credit Loan in such pool, the product of (a) the Minimum Margin for such Private Credit Loan as of such date multiplied by (b) the Principal Balance of such Private Credit Loan as of such date, divided by (II) the aggregate Principal Balance of all of the Private Credit Loans in such pool.
     “Yield” means, for each Facility Group’s Participation Interests and any Yield Period, the applicable Yield Rate multiplied by the average outstanding Capital of such Facility Group’s Participation Interests during such Yield Period; provided that for purposes of determining Yield, the average outstanding Capital of all CP supporting match-funded CP Purchases and LIBOR Purchases that have been repaid by depositing funds in the Capital Payment Account or Release Proceeds Account shall be included in the average outstanding Capital of the Participation Interests for purposes of calculating Yield.
     “Yield Period” means for a pool-funded CP Purchase or a Base Rate Purchase, each Settlement Period and for a match-funded CP Purchase or a LIBOR Purchase, each Settlement Period occurring within the related Tranche Period for such Purchase.
     “Yield Protection” means any Purchaser’s reasonable increased costs for taxes, reserves, breakage costs, changes in regulatory capital requirements and certain reasonable expenses imposed on such Purchaser.
     “Yield Rate” means, with respect to any Yield Period, (a) if a Conduit Purchaser funds (directly or indirectly) its portion of the Aggregate Capital with CP, the CP Rate, (b) if an Alternate Purchaser or a Conduit Purchaser (if funding its investment other than with CP) funds its portion of the Aggregate Capital (except as set forth in clause (c) or (d) of this definition), the applicable LIBOR Rate determined as set forth in Section 2.02 plus the LIBOR spread described in the Side Letter executed by the Transferor, the Administrator, the Administrative Agent and the Managing Agents as of the Closing Date, as the same may be amended, restated, supplemented or otherwise modified from time to time, (c) on any day after a Termination Event or a Potential Termination Event has occurred and shall be continuing, the Base Rate plus 2.00% and (d) or at any time when LIBOR Rate is unavailable or cannot be determined, the Base Rate plus 1.00%.
     Section 1.02 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York and not specifically defined herein, are used herein as defined in such Article 9. Any reference to an agreement herein shall be deemed to include a reference to such agreement as amended, supplemented or otherwise modified from time to time.
     Section 1.03 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each mean “to but excluding.”
     Section 1.04 Calculation of Yield Rate and Certain Fees. The Yield Rate on the Participation Interests and all fees payable to the Purchasers, pursuant to this Agreement are calculated based on the actual number of days divided by 360.
ARTICLE II
THE FACILITY
     Section 2.01 Issuance and Purchase of Participation Interests; Making of Purchases.

     (a) On the date of the initial Purchase hereunder, the Transferor shall sell, assign and transfer the Participation Interests in respect of all Purchasers. At all times thereafter, until the Aggregate Capital shall be reduced to zero, all Commitments shall be terminated and all Purchaser Costs and other liabilities hereunder shall be paid by the Transferor, the Participation Interests in respect of all Purchasers shall be and remain in effect without diminution or reduction except as otherwise set forth herein.
     (b) On the terms and conditions hereinafter set forth, the Purchasers shall from time to time make purchases (each, a “Purchase”) of Participation Interests, with the undivided percentage interest of any Purchaser at any time being determined on the basis that the Capital of such Purchaser bears to the Aggregate Capital of all Purchasers at such time. Each Purchase shall be made by the Facility Groups, ratably in accordance with their respective Pro Rata Shares, it being understood that (i) the purchase by any Conduit Purchaser in a Facility Group shall be in the sole discretion of such Conduit Purchaser, and (ii) in the event any Conduit Purchaser shall elect not to make any Purchase, the Alternate Purchasers in such Conduit Purchaser’s Facility Group shall make such Purchase. The Aggregate Capital outstanding at any one time shall not exceed the Maximum Aggregate Purchase Amount in effect at the time of such Purchase; and no Facility Group shall be required to make Purchases in a Capital amount of less than $1,000,000 and integral multiples of $100,000 in excess thereof (other than Excess Capital Purchases made to fund the items set forth in clauses (ii) through (v) of Section 2.05(b) or Yield due and payable with respect to match-funded CP Purchases and LIBOR Purchases pursuant to Section 2.05(i)), and that no Purchaser shall be required to make Purchases in an amount in excess of such Purchaser’s Commitment. Within the limits set forth in this Section and the other terms and conditions of this Agreement, during the Revolving Period, the Transferor, acting through the Administrator, may request Purchases, repay Purchases and request new Purchases under this Section. In addition, the Aggregate Capital of any Purchase, which is not a Rollover Capital Purchase or an Excess Capital Purchase, shall not exceed the aggregate Maximum Purchase Amounts of the Eligible Loans and Eligible Student Loan ABS acquired by the Transferor with the proceeds of such Purchase. The Aggregate Capital of any Rollover Capital Purchase shall not exceed the Aggregate Capital of and, to the extent permitted by this Agreement, accrued and unpaid Purchaser Costs on, the Purchases being maintained with such Rollover Capital Purchase. Prior to the Scheduled Call Date with respect to a Facility Group and subject to the Maximum Aggregate Purchase Amount, the Transferor shall have the right to request that the Aggregate Capital of a Rollover Capital Purchase made by a Purchaser within such Facility Group shall include the accrued and unpaid Purchaser Costs on the Purchases being maintained with the Rollover Capital Purchase. The Aggregate Capital of any Excess Capital Purchase shall not exceed the positive difference, if any, between (i) the Adjusted Pool Balance on such date and (ii) the Reported Liabilities as set forth on such date. All Purchases made hereunder shall be denominated in and be payable in United States dollars. The outstanding Capital of each Purchase shall be due and payable on its respective Expiry Date. Yield (including Dealer Fees) on each pool-funded CP Purchase and on each Base Rate Purchase shall be due and payable on each Settlement Date. Yield (including Dealer Fees) on each match-funded CP Purchase and on each LIBOR Purchase shall be due and payable on its respective Expiry Date. All other Obligations hereunder, if not previously paid pursuant to Section

2.05(b), shall be due and payable on the Termination Date or such earlier date as provided in Article VII .
     (c) Each Purchaser’s obligations under this Section are several and the failure of any Alternate Purchaser to make available its portion of any requested Purchase shall not relieve any other Purchaser of its obligations hereunder or, except as provided in paragraph (d) below, obligate any other Purchaser to honor the obligations of any defaulting Purchasers. Notwithstanding anything contained in this Agreement to the contrary, (i) no Alternate Purchaser shall be obligated to fund any portion of any Purchase in excess of its Pro Rata Share thereof and (ii) no Alternate Purchaser shall be obligated to fund any portion of any Purchase in an aggregate Capital amount in excess of its Commitment. The Commitment of each Alternate Purchaser as of the Closing Date is set forth on Exhibit P.
     (d) If, by 2:00 p.m. Charlotte, North Carolina time, whether or not the Administrative Agent has advanced the amount of the applicable Purchase, one or more Alternate Purchasers (each, a “Defaulting Purchaser”, and each Alternate Purchaser which is not a Defaulting Purchaser being referred to as a “Non-Defaulting Purchaser”) fails to make its Pro Rata Share of any Purchase required to be made by such Purchaser available to the Administrative Agent pursuant to this Agreement (the aggregate amount not so made available to the Administrative Agent being herein called the “Investment Deficit”), then the Administrative Agent shall, by no later than 2:30 p.m. Charlotte, North Carolina time on the applicable Purchase date instruct each Non-Defaulting Purchaser to pay, by no later than 3:00 p.m. Charlotte, North Carolina time, in immediately available funds, to the account designated by the Administrative Agent, an amount equal to the lesser of (i) such Non-Defaulting Purchaser’s proportionate share (based upon the relative Commitments of the Non-Defaulting Purchasers) of the Investment Deficit and (ii) its unused Commitment. A Defaulting Purchaser shall forthwith, upon demand, pay to the Administrative Agent for the ratable benefit of the Non-Defaulting Purchasers all amounts paid by each Non-Defaulting Purchaser on behalf of such Defaulting Purchaser.
     Section 2.02 The Initial Purchase and Subsequent Purchases.
     (a) Any Purchase made by the Purchasers during the Revolving Period will be made on any Business Day at the request of the Transferor, acting through the Administrator, subject to and in accordance with the terms and conditions of Section 2.01 and this Section.
     (b) Subject to the satisfaction of the conditions precedent set forth in this Agreement, the Transferor, acting through the Administrator, may request a Rollover Capital Purchase hereunder by giving written notice to the Administrative Agent, which the Administrative Agent will forward to the Managing Agents, in the form of Exhibit E not later than 4:00 p.m., Charlotte, North Carolina time, two (2) Business Days prior to such Purchase. Subject to the satisfaction of the conditions precedent set forth in this Agreement, the Transferor, acting through the Administrator, may request any other Purchase hereunder by giving written notice to the Administrative Agent, which the

Administrative Agent will forward to the Managing Agents, in the form of Exhibit E not later than 4:00 p.m., Charlotte, North Carolina time, two (2) Business Days prior to the proposed Purchase Date. Each such notice shall specify (i) the Requested Purchase Amount, which when allocated to each Facility Group in accordance with its Pro Rata Share shall be in an amount equal to or greater than $1,000,000 with respect to such Facility Group (or, with respect to an Excess Capital Purchase made to fund the items set forth in clauses (ii) through (v) of Section 2.05(b) or Yield due and payable with respect to match-funded CP Purchases and LIBOR Purchases pursuant to Section 2.05(i), which shall be in an amount equal to such outstanding obligations after the application of Available Funds in the Collection Account, funds in the Reserve Account and funds in the Capitalized Interest Account); (ii) the Purchase Date; (iii) the Applicable Percentage applicable to the Purchase; (iv) the proposed Tranche Period applicable to the Purchase to the extent such Purchase is to be a CP Purchase or a LIBOR Purchase (provided, however, that the Transferor shall not request a Tranche Period of over 90 days for any CP Tranche that will not be covered by a Tranche Hedge Contract); (v) if such Purchase is a Rollover Capital Purchase, a reference to the existing Purchase that is being maintained; (vi) if the Purchase is a CP Purchase, whether such Purchase shall be match-funded or pool-funded; (vii) if the Purchase is to be funded with amounts in the Capital Payment Account or the Release Proceeds Account, the existing Tranche Period and Yield that shall be allocated to such Purchase and (viii) if the Purchase is to fund Student Loan ABS, the lead underwriters or lead managers for the transaction in which such Student Loan ABS were issued and the CUSIP number and issuance amount of the applicable tranche with respect to such Student Loan ABS. Each Conduit Purchaser which elects to make a match-funded CP Purchase shall use its best efforts to match the Tranche Period requested by the Transferor. Each CP Purchase shall be entirely pool-funded or entirely match-funded. Pool-funded CP Purchases and match-funded CP Purchases may not be outstanding at the same time. On the Purchase Date and no later than 2:00 p.m., Charlotte, North Carolina time, the Conduit Purchasers in each Facility Group may, each in its sole discretion, upon satisfaction of the applicable conditions set forth in this Agreement, collectively make available to the Transferor in same day funds an amount up to such Facility Group’s Pro Rata Share of the Requested Purchase Amount by payment to the Disbursement Account. On the Purchase Date and no later than 2:00 p.m., Charlotte, North Carolina time, each Managing Agent shall report to the Administrator the actual Yield Rate and Tranche Periods applicable to each Purchase. If the Conduit Purchasers within a Facility Group elect not to fund all or a portion of such Facility Group’s Pro Rata Share of the Requested Purchase Amount, such Facility Group’s related Alternate Purchasers shall, upon satisfaction of the applicable conditions set forth in this Agreement, make available to the Transferor in same day funds, the remaining portion of such Facility Group’s Pro Rata Share (proportioned ratably among such Alternate Purchasers in accordance with their relative Pro Rata Shares) of the Requested Purchase Amount by payment to the Disbursement Account. To the extent any Conduit Purchaser is unable or declines to fund a Requested Purchase by issuing commercial paper or if any Conduit Purchaser’s Alternate Purchaser funds any Requested Purchase, the applicable Conduit Purchaser shall promptly advise the Administrative Agent and the Administrator, on behalf of the Transferor.

     (c) Any Capital in respect of the Participation Interests may be repurchased, and any Purchaser Costs due or accrued on the Participation Interests may be prepaid in whole or in part, on any Business Day upon two (2) Business Day’s prior written notice to each Managing Agent indicating the amount of such repurchase or prepayment and the Business Day on which such repurchase or prepayment shall be made. The Transferor shall pay the applicable Managing Agent for the account of the Purchasers, as applicable, on demand, such amount or amounts as shall compensate the Purchasers for any loss (including loss of profit), cost or expense incurred by the Purchasers (as reasonably determined by the Purchasers) as a result of payments with respect to the Purchases other than on a Settlement Date or Expiry Date, as applicable, such compensation to be (i) limited to an amount equal to any loss or expense suffered by the Purchasers during the period from the date of receipt of such repayment to (but excluding) the applicable Settlement or Expiry Date and (ii) net of the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions. The determination by the applicable Managing Agent of the amount of any such loss or expense shall be set forth in a written notice to the Administrator, on behalf of the Transferor including a statement as to such loss or expense (including calculation thereof in reasonable detail), and shall be conclusive, absent manifest error.
     (d) Each Purchase request shall be irrevocable and binding on the Transferor, and the Transferor shall indemnify each Purchaser against any loss or expense incurred by such Purchaser, either directly or indirectly (including, in the case of a Conduit Purchaser, through the applicable Program Support Agreement) as a result of any failure by the Transferor to complete such Purchase, including any loss (including loss of profit) or expense incurred by such Purchaser or such Purchaser’s Managing Agent, either directly or indirectly (including, in the case of a Conduit Purchaser, pursuant to the applicable Program Support Agreement) by reason of the liquidation or reemployment of funds acquired by such Purchaser (or the applicable Program Support Provider(s)) (including funds obtained by issuing commercial paper or promissory notes or obtaining deposits or loans from third parties) in order to fund such Purchase. Any such amounts shall constitute “Yield Protection” hereunder.
     Section 2.03 Reduction or Termination of the Maximum Aggregate Purchase Amount. The Transferor, acting through the Administrator, may, upon at least five (5) Business Days’ written notice to the Administrative Agent, (a) terminate the entire facility or (b) reduce in part the portion of the Maximum Aggregate Purchase Amount that exceeds the Aggregate Capital. Any partial reduction in the Maximum Aggregate Purchase Amount shall be in an amount equal to or greater than $10,000,000 or any integral multiple of $1,000,000. Any such reduction in the Maximum Aggregate Purchase Amount shall be allocated among the Facility Groups in accordance with their Pro Rata Shares and shall be allocated within each Facility Group as determined by the appropriate Managing Agent. The Transferor shall pay all outstanding Capital and Purchaser Costs on the Purchases owned by any Purchaser upon the termination of its Commitment pursuant to this Section 2.03.
     Section 2.04 The Accounts.

     (a) Clearing Account, Collection Account and Interest Reserve Subaccount. On or prior to the date hereof, the Transferor shall establish and maintain, or cause to be established and maintained, the Collection Account. The Transferor may also establish and maintain a Clearing Account with the Administrative Agent. On or prior to the date hereof, the Transferor shall establish and maintain, or cause to be established and maintained, the Interest Reserve Subaccount as a subaccount of the Collection Account. The Collection Account and the Clearing Account shall be maintained as a segregated account at the Administrative Agent, and shall be under the sole dominion and control of the Administrative Agent, on behalf of the Secured Creditors. The Collection Account and the Clearing Account shall be in the name of the Administrative Agent, on behalf of the Secured Creditors and the Transferor. Neither the Transferor nor the Administrator shall have any withdrawal rights from the Collection Account or the Clearing Account. Any Collections received by the Transferor, the Administrator, the Eligible Lender Trustee, the Sellers, the Servicers, or any agent thereof, as the case may be, are to be transmitted to the Collection Account (or, if one has been established by the Transferor, the Clearing Account) within two Business Days of receipt. Each of the Transferor and the Administrator represents and warrants as to itself that each remittance of Collections to the Collection Account (or directly to the Administrative Agent or any other Secured Creditor) hereunder will have been (i) in payment of a debt incurred in the ordinary course of business or financial affairs and (ii) made in the ordinary course of business or financial affairs. The Transferor shall direct each Servicer, Seller, or agent thereof to transmit any Collections it receives with respect to the Transferor Student Loans directly to the Administrative Agent for deposit to the Collection Account (or, if one has been established by the Transferor, the Clearing Account) within two Business Days of receipt. Funds on deposit in the Collection Account and Clearing Account may be invested from time to time in Eligible Investments at the direction of the Administrator in accordance with Section 2.08. Upon the reduction of the Aggregate Capital to zero, payment in full of all Obligations hereunder and the termination of this Agreement, the Administrative Agent agrees to send notice to the Master Servicer that this Agreement has terminated and that Collections no longer are to be forwarded to the Collection Account (or, if one has been established by the Transferor, the Clearing Account) pursuant to this Agreement. All investment earnings on the funds on deposit in the Collection Account and the Clearing Account during any Settlement Period shall be applied as Available Funds for the applicable Settlement Period. The Administrative Agent shall apply funds on deposit in the Collection Account as described in Section 2.05. Each of the Transferor and the Administrator agree, by executing this Agreement, to hold any Collections received in trust for the Administrative Agent and to comply with the remittance procedures set forth in this Section 2.04.
     (b) Disbursement Account. On or prior to the date hereof, the Transferor shall establish and maintain, or cause to be established and maintained, the Disbursement Account. The Disbursement Account shall be maintained as a segregated account and shall be under the sole dominion and control of the Administrative Agent, on behalf of the Secured Creditors. Except for the right of the Administrator to withdraw funds as expressly set forth in this Agreement, neither the Transferor nor the Administrator shall have any withdrawal rights from the Disbursement Account. Any Purchases made by the Purchasers or made from funds on deposit in the Capital Payment Account or the Release

Proceeds Account shall be deposited into the Disbursement Account and released by the Administrative Agent to the Transferor (or the Administrator on behalf of the Transferor) to finance the purchase of Eligible Loans or Eligible Student Loan ABS pursuant to Section 2.05(c). Funds on deposit in the Disbursement Account may be invested from time to time in Eligible Investments at the direction of the Administrator in accordance with Section 2.08. All investment earnings on the funds on deposit in the Disbursement Account during any Settlement Period shall be deposited into the Collection Account by the Administrative Agent on or before the second Business Day after the end of that Settlement Period and applied as Available Funds on the Settlement Date for the related Settlement Period.
     (c) Capital Payment Account. The Administrative Agent shall establish and maintain the Capital Payment Account. The Capital Payment Account shall be an account of the Administrative Agent, for the benefit of the Purchasers, maintained at a Qualified Institution. Funds on deposit in the Capital Payment Account may be invested from time to time in Eligible Investments at the direction of the Administrative Agent in accordance with Section 2.08 hereof. Prior to the Termination Date, all investment earnings on the funds on deposit in the Capital Payment Account during any Settlement Period shall be deposited into the Collection Account by the Administrative Agent on or before the second Business Day after the end of that Settlement Period and applied as Available Funds on the Settlement Date for the related Settlement Period. Other than the right to investment earnings described in the previous sentence, the Transferor shall not have any right to the Capital Payment Account or funds deposited therein. Prior to the Liquidation Period, funds in the Capital Payment Account shall be applied to the following (in the order such events occur for so long as funds are available in the Capital Payment Account): (i) to reduce Capital on maturing CP supporting match-funded CP Purchases and to reduce Capital on maturing LIBOR Purchases; (ii) to the Disbursement Account to increase or maintain the Capital then outstanding by funding new Purchases; and (iii) if so requested by the Administrator on behalf of the Transferor, as a repurchase of Capital on outstanding Purchases. On the Termination Date, funds in the Capital Payment Account shall be released to the Administrative Agent for the account of the applicable Purchasers to reduce the then outstanding Capital. Any funds remaining in the Capital Payment Account after the reduction to zero of the aggregate Capital and the payment in full of all other Obligations under the Transaction Documents shall be paid to the holder of the Membership Interests or to the Liquidity Lender as requested by the Administrator.
     (d) Release Proceeds Account. The Administrative Agent shall establish and maintain the Release Proceeds Account. The Release Proceeds Account shall be a segregated account of the Administrative Agent, for the benefit of the Purchasers, maintained at a Qualified Institution. Funds in the Release Proceeds Account may be invested from time to time in Eligible Investments at the direction of the Administrative Agent in accordance with Section 2.08. Prior to the Termination Date, all investment earnings on the funds on deposit in the Release Proceeds Account during any Settlement Period shall be deposited into the Collection Account by the Administrative Agent on or before the second Business Day after the end of that Settlement Period and applied as Available Funds on the Settlement Date for the related Settlement Period. Other than the right to investment earnings described in the previous sentence, the Transferor shall not have any right to the Release Proceeds Account or funds deposited therein. Prior to the Liquidation Period, funds in the Release Proceeds Account shall be applied to the following (in the order such events occur for so long as funds are available in the Release Proceeds Account): (i) to reduce the outstanding Capital of pool-funded Purchases and, on the applicable maturity date, to reduce Capital on maturing CP supporting match-funded CP Purchases and to reduce Capital on maturing LIBOR Purchases; (ii) to the Disbursement Account to increase or maintain the Capital then outstanding by funding new Purchases; and (iii) if so requested by the Administrator on behalf of the Transferor, as a repurchase of Capital on outstanding Purchases. On the Termination Date, funds in the Release Proceeds Account shall be paid to the Administrative Agent for the account of the applicable Purchasers to reduce the outstanding Capital. Any funds remaining in the Capital Payment Account after the reduction to zero of the Aggregate Capital and the payment in full of all other Obligations under the Transaction Documents shall be paid to the holder of the Membership Interests or to the Liquidity Lender as requested by the Administrator.
     (e) Student Loan ABS Proceeds Account. On or prior to the date hereof, the Transferor shall establish and maintain, or cause to be established and maintained, the Student Loan ABS Proceeds Account. The Student Loan ABS Proceeds Account shall be maintained as a segregated account at the Administrative Agent, and shall be under the sole dominion and control of the Administrative Agent, on behalf of the Secured Creditors. The Student Loan ABS Proceeds Account shall be in the name of the Administrative Agent, on behalf of the Secured Creditors and the Transferor. Neither the Transferor nor the Administrator shall have any withdrawal rights from the Student Loan ABS Proceeds Account. Any Collections on Transferor Student Loan ABS received by the Transferor, the Administrator, the Eligible Lender Trustee, the Sellers, the Servicers, or any agent thereof, as the case may be, are to be transmitted to the Student Loan ABS Proceeds Account within two Business Days of receipt. The Transferor shall direct each Servicer, Seller, or agent thereof to transmit any Collections it receives with respect to the Transferor Student Loan ABS directly to the Administrative Agent for deposit to the Student Loan ABS Proceeds Account within two Business Days of receipt. The Transferor shall further direct each paying agent for the Transferor Student Loan ABS to make all payments under such Transferor Student Loan ABS by wire transfer directly to the Student Loan ABS Proceeds Account. Funds on deposit in the Student Loan ABS Proceeds Account may be invested from time to time in Eligible Investments at the direction of the Administrator in accordance with Section 2.08. All investment earnings on the funds on deposit in the Student Loan ABS Proceeds Account during any Settlement Period shall be deposited into the Collection Account by the Administrative Agent on or before the second Business Day after the end of that Settlement Period and applied as Available Funds on the Settlement Date for the related Settlement Period. The Administrative Agent promptly shall transfer funds on deposit in the Student Loan ABS Proceeds Account to the Collection Account.
     (f) Clearing Account. If a Clearing Account is established by the Transferor, all Collections shall be deposited into such Clearing Account within two (2) Business Days of receipt. The Administrator shall direct the Administrative Agent to withdraw all funds deposited into the Clearing Account which relate to the consolidation of Eligible FFELP Loans and deposit them into the Release Proceeds Account. All other funds deposited into the Clearing Account shall be deposited into the Collection Account within two (2) Business Days of their deposit into the Clearing Account.
     (g) Floor Income Rebate Account. On or prior to the date hereof, the Transferor shall establish and maintain, or cause to be established and maintained, the Floor Income Rebate Account. The Floor Income Rebate Account shall be maintained as a segregated account and shall be under the sole dominion and control of the Administrative Agent, on behalf of the Secured Creditors. Neither the Transferor nor the Administrator shall have any withdrawal rights from the Floor Income Rebate Account. On or before each Settlement Date, the Administrator will instruct the Administrative Agent to transfer from the Collection Account to the Floor Income Rebate Account the estimated monthly accrual for the related Settlement Period of interest paid by Obligors on Transferor Student Loans originated on or after April 1, 2006 that exceeds the Interest Subsidy Payments or Special Allowance Payments applicable to such Transferor Student Loans for such month. These deposited amounts will be used to offset the amount of floor income, if any, that is expected to be netted by the Department against the Interest Subsidy Payments and/or Special Allowance Payments otherwise due to the Transferor. On each Settlement Date, the Administrative Agent shall transfer from the Floor Income Rebate Account to the Collection Account all amounts on deposit in the Floor Income Rebate Account which relate to obligations owed to the Department during the related Settlement Period or payments received from the Department during the related Settlement Period, and apply such funds in accordance with Section 2.05(b). Funds on deposit in the Floor Income Rebate Account may be invested from time to time in Eligible Investments at the direction of the Administrator in accordance with Section 2.08. All investment earnings on the funds on deposit in the Floor Income Rebate Account during any Settlement Period shall be deposited into the Collection Account by the Administrative Agent on or before the second Business Day after the end of that Settlement Period and applied as Available Funds on the Settlement Date for the related Settlement Period.
     (h) Borrower Benefit Account. On or prior to the date hereof, the Transferor shall establish and maintain, or cause to be established and maintained, the Borrower Benefit Account. The Borrower Benefit Account shall be maintained as a segregated account and shall be under the sole dominion and control of the Administrative Agent, on behalf of the Secured Creditors. Neither the Transferor nor the Administrator shall have any withdrawal rights from the Borrower Benefit Account. On or before each Settlement Date, the Administrator will instruct the Administrative Agent to transfer from the Borrower Benefit Account to the Collection Account all amounts on deposit in the Borrower Benefit Account which relate to the related Settlement Period and apply such funds in accordance with Section 2.05(b). Funds on deposit in the Borrower Benefit Account may be invested from time to time in Eligible Investments at the direction of the Administrator in accordance with Section 2.08. All investment earnings on the funds on deposit in the Borrower Benefit Account during any Settlement Period shall be deposited into the Collection Account by the Administrative Agent on or before the second

Business Day after the end of that Settlement Period and applied as Available Funds on the Settlement Date for the related Settlement Period.
     Section 2.05 Transfers from Collection Account.
     (a) On or prior to each Reporting Date, the Transferor shall cause the Administrator to prepare the Monthly Report and shall provide or cause to be provided to the Administrator all information necessary or appropriate to accurately prepare such Monthly Report, all calculations, unless otherwise specified, to be made as of the end of the current Settlement Period, and cause the Administrator to forward such Monthly Report to the Administrative Agent and the Eligible Lender Trustee. The Administrative Agent shall promptly forward the Monthly Report to the Managing Agents. No later than five Business Days prior to each Reporting Date, the Administrative Agent shall provide to the Transferor and the Administrator the Monthly Administrative Agent’s Report in the form attached as Exhibit F hereto. Pursuant to the Valuation Agent Agreement, on each Valuation Report Date, the Valuation Agent shall deliver to the Administrative Agent, the Managing Agents, the Transferor and the Administrator a Valuation Report setting forth the Market Value of the Transferor Student Loan ABS, calculated as of the preceding Valuation Date.
     (b) The Administrative Agent, on each Settlement Date (or earlier as provided in paragraph (f) below), shall make the following deposits and distributions from Available Funds in the Collection Account in the amount and in the order of priority as set forth below as directed by the Administrator on behalf of the Transferor (or if the Administrator fails to provide such direction, as provided by the Administrative Agent) pursuant to the Monthly Report, on which the Administrative Agent may conclusively rely, on such Settlement Date (or as otherwise provided in Article VII), in the following priority:
     (i) pay to the Liquidity Lender an amount equal to outstanding principal of all ISP/SAP Liquidity Loans outstanding together with the interest thereon; provided, however, that such payment to the Liquidity Lender shall be made only if and then only to the extent Interest Subsidy and/or Special Allowance Payments equal to such amounts have been deposited into the Collection Account during that Settlement Period;
     (ii) pay to the Master Servicer an amount equal to its unreimbursed Servicer Advances due and owing;
     (iii) pay to the Lockbox Banks, the Eligible Lender Trustee, the Administrative Agent, the Administrator, the Liquidity Lender and the Hedging Counterparty as appropriate and on a pro rata basis, an amount equal to the Lockbox Bank Fees, the Eligible Lender Trustee Fees, the Administrative Agent Fees, the Valuation Agent Fees, the Administrator Fees, the Liquidity Lender Fees and the Hedging Counterparty Fees which are due and owing as of the close of business on the last day of the immediately preceding Settlement Period;

     (iv) pay to the Master Servicer, for the benefit of the Master Servicer and any Subservicers, an amount equal to the Primary Servicing Fees which are due and owing as of the close of business on the last day of the immediately preceding Settlement Period;
     (v) on a pari passu basis, (a) pay to the Administrative Agent, Yield as follows: first to the Administrative Agent, for the benefit of the Purchasers, in accordance with their pro rata shares in an amount equal to the amount of Yield due on pool-funded CP Purchases and Base Rate Purchases and second to the Administrative Agent for deposit into the Interest Reserve Subaccount (or, if required by Section 2.05(f), directly to the Administrative Agent for the benefit of the Purchasers) in an amount equal to the sum of (i) accrued Yield applicable to the match-funded CP Purchases and LIBOR Purchases for the previous Yield Period to the extent such Yield is not payable by the Hedging Counterparty under a Tranche Hedge Contract, net of any Yield for the related Yield Period that has already been paid and (ii) if any Tranche exceeds 90 days and a Tranche Hedge Contract exists with respect to such Tranche, the LIBOR rate payable to the Hedging Counterparty under that Hedge Contract; (b) pay to the Administrative Agent and each Managing Agent for the account of the Purchasers within such Managing Agent’s Funding Group as appropriate, an amount equal to all other Purchaser Costs (other than amounts owed with respect to Yield Protection and amounts previously paid pursuant to Section 2.05(d)), and (c) pay to the Liquidity Lender all interest on any Liquidity Loans made under the Liquidity Advance Agreement (to the extent not previously paid pursuant to clause (i) above) and pay to the Hedging Counterparty all amounts due as payments on outstanding Hedging Contracts to the extent not subordinated in accordance with Section 2.1(a)(iii) of the Hedging Agreement) which are due and owing as of the close of business on the last day of the immediately preceding Settlement Period;
     (vi) following the replacement of the Master Servicer, pay to the replacement Master Servicer to pay reasonable expenses and charges resulting from the transition in servicing, to the extent such costs have not been paid by the predecessor Master Servicer;
     (vii) prior to the commencement of the Liquidation Period on a pari passu basis, subject to the availability of funds, (y) deposit into the Reserve Account any amount required to cause the amount on deposit in the Reserve Account to equal the Reserve Account Specified Balance and (z) deposit into the Capitalized Interest Account any amount required to cause the amount on deposit in the Capitalized Interest Account to equal the Capitalized Interest Account Specified Balance;
     (viii) to the Liquidity Lender (to the extent not previously paid pursuant to clause (i) above) an amount equal to any outstanding principal on the Liquidity Loans made under the Liquidity Purchase Agreement which are outstanding as of the close of business on the last day of the immediately preceding Settlement Period;

     (ix) pay to the Administrative Agent the Capital Distribution Amount as follows: first, to the Administrative Agent for the benefit of the Purchasers in accordance with their pro rata share in an amount equal to the Aggregate Capital with respect to outstanding pool-funded CP Purchases and Base Rate Purchases and second, to the Administrative Agent for deposit into the Capital Payment Account for the account of the applicable Purchasers in an amount equal to the remaining portion, if any, of the Capital Distribution Amount;
     (x) pay to the Administrative Agent, for the benefit of the Purchasers, on a pro rata basis if necessary, any Yield Protection due and owing pursuant to this Agreement as of the close of business on the last day of the immediately preceding Settlement Period;
     (xi) pay to Eligible Lender Trustee, the Administrative Agent, the Valuation Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers, the Program Support Providers and any Affected Party, on a pro rata basis if necessary, any Indemnified Amounts due and owing pursuant to this Agreement or any other Transaction Document as of such Settlement Date;
     (xii) to the Administrative Agent for the benefit of the Purchasers, the Administrative Agent, the Managing Agents and the Program Support Providers, an amount equal to any other Obligations (other than Capital or Yield of any Purchase) which are accrued and owing as of the close of business on the last day of the immediately preceding Settlement Period;
     (xiii) to the Master Servicer, for the benefit of the Master Servicer and any Subservicers, an amount equal to any other obligations including Carryover Servicing Fees, if any, which are accrued an unpaid as of the close of business on the last day of the immediately preceding Settlement Period;
     (xiv) to the Hedging Counterparty, any breakage costs or termination payments due under the Hedging Agreement and not previously paid;
     (xv) prior to the commencement of the Liquidation Period, solely to the extent requested by the Administrator, to the Administrative Agent for the account of the applicable Purchasers as a reduction in the Capital of the Outstanding Participation Interests, in an amount determined by the Administrator, as follows: first, to the Administrative Agent for the benefit of the Purchasers in accordance with their pro rata shares in an amount equal to the Aggregate Capital with respect to outstanding pool-funded CP Purchases and Base Rate Purchases and second, to the Administrative Agent for deposit into the Capital Payment Account for the account of the applicable Purchasers in an amount equal to the remaining portion, if any, of the Capital to be repurchased;
     (xvi) during the Liquidation Period to the Administrative Agent for the account of the applicable Purchasers, any remaining funds to reduce the Capital of the Outstanding Participation Interests as follows: first, to the Administrative

Agent for the benefit of the Purchasers in accordance with their pro rata share in an amount equal to the Aggregate Capital with respect to outstanding pool-funded CP Purchases and Base Rate Purchases and second, to the Administrative Agent for deposit into the Capital Payment Account for the account of the applicable Purchasers in an amount equal to the remaining portion, if any, of the Capital to be repurchased);
     (xvii) to the Hedging Counterparty, any amounts owed by the Transferor with respect to payments under any Hedge Contracts which are subordinated in accordance with Section 2.1(a)(iii) of the Hedging Agreement;
     (xviii) if so requested by the Administrator and so long as no Termination Event has occurred and is continuing and no Potential Termination Event described in Section 7.01(g) has occurred and is continuing, to the Paying Agent for payment of principal and interest on the Revolving Line of Credit; and
     (xix) if so requested by the Administrator and so long as no Termination Event has occurred and is continuing and no Potential Termination Event described in Section 7.01(g) has occurred and is continuing, to the Paying Agent for payment to the holder of the Membership Interests, any Available Funds remaining after the payment in full of each of the foregoing items.
Notwithstanding anything else in this Agreement, the failure to make a deposit into the Interest Reserve Subaccount pursuant to Section 2.05(b)(v) due to insufficiency of Available Funds shall not constitute a failure to make a payment, transfer or deposit on the due date thereof pursuant to Section 7.01(a).
     (c) Any funds deposited to the Disbursement Account shall be disbursed pursuant to a written direction of the Administrator, on behalf of the Transferor, to the Administrative Agent for the purpose of increasing or maintaining outstanding Capital hereunder.
     (d) In addition to the foregoing, on the Expiry Date of each Purchase, the Administrative Agent shall, as directed by the Administrator on behalf of the Transferor (or if the Administrator fails to provide such direction, as provided by the Administrative Agent) pursuant to the most recent Monthly Report on which the Administrative Agent may conclusively rely, but only to the extent of sufficient funds on deposit in the Collection Account on such date, withdraw (i) from the Collection Account, all Dealer Fees not previously paid and (ii) from the Interest Reserve Subaccount (or, if funds are not available, in order from the Capitalized Interest Account, the Collection Account and the Reserve Account,) Yield with respect to such Purchase due on such Expiry Date and pay such amounts to each applicable Conduit Purchaser.
     (e) In the event that the long term unsecured debt of SLM Corporation is rated less than BBB- by S&P or is rated less than Baa3 by Moody’s, then the Administrative Agent may, and at the request of the Required Managing Agents shall, (i) remove all funds on deposit in the Interest Reserve Subaccount and pay them to the Purchasers to reduce outstanding Yield and (ii) require that all Yield be paid to the Administrative Agent, for the benefit of the Purchasers, rather than being deposited into the Interest Reserve Subaccount.
     (f) Hedge Contract payments by the Transferor and the Hedging Counterparty will be made on a net basis on or prior to each Settlement Date, subject to the existence of sufficient Available Funds. At least one Business Day prior to due date for the Hedge Contract payments described in the foregoing sentence, the Administrator will deliver to the Administrative Agent a statement establishing that there will be sufficient Available Funds on the applicable Settlement Date to pay each of the items listed in Section 2.05(b)(i) through Section 2.05(b)(v) above (or, if payments under any Hedge Contracts which are subordinated in accordance with Section 2.1(a)(iii) of the Hedging Agreement are to be included, through Section 2.05(b)(xvii)).
     (g) In the event that a termination payment is owed by the Transferor to the Hedging Counterparty and a transaction with a replacement counterparty who agrees to assume, at no cost to the Transferor, the Hedging Counterparty’s position with respect to the Hedging Agreement and each Hedge Contract, on the same terms and conditions other than the option to make liquidity advances thereunder (a “Replacement Swap Transaction”) is procured by the Transferor under which the replacement swap counterparty makes an initial payment to the Transferor, the Transferor will pay that amount directly to the original Hedging Counterparty to the extent that a payment is owed by the Transferor to the Hedging Counterparty. If after making that payment, the original Hedging Counterparty is still owed a payment, then the remaining amount will be paid as set forth in clause (xiv) above.
     (h) In the event that a termination payment is paid by the Hedging Counterparty to the Transferor, that termination payment shall either be paid directly to the replacement counterparty who is entering into the Replacement Swap Transaction or deposited into the Interest Reserve Subaccount and utilized to pay shortfalls in Yield, if any, in future Settlement Periods. If a Replacement Swap Transaction is entered into by the Transferor and the entire termination payment paid by the Hedging Counterparty to the Transferor, is not paid directly to the replacement counterparty, any excess shall be deposited into the Interest Reserve Subaccount for use as set forth in the immediately preceding sentence.
     (i) In the event that there are insufficient Available Funds to pay for the amounts set forth in clauses (i) through (v) of Section 2.05(b) due and payable on such date or to pay for Yield due and payable on such date with respect to match-funded CP Purchases and LIBOR Purchases, then the Transferor shall request an Excess Capital Purchase in the amount necessary to pay such amounts.
     Section 2.06 Capitalized Interest Account and Reserve Account.
     (a) On or prior to the date hereof, the Transferor shall establish and maintain, or cause to be established and maintained, the Capitalized Interest Account. The Capitalized Interest Account shall be maintained in a segregated account at the

Administrative Agent and shall be under the sole dominion and control of the Administrative Agent on behalf of the Secured Creditors. The Capitalized Interest Account shall be in the name of the Administrative Agent, on behalf of the Secured Creditors and the Transferor. Neither the Transferor nor the Administrator shall have any withdrawal rights from the Capitalized Interest Account If at any time a Capitalized Interest Account Funding Event occurs, the Transferor shall deposit the Capitalized Interest Account Specified Balance into the Capitalized Interest Account. Thereafter, on each Settlement Date, the Administrator shall cause to be deposited into the Capitalized Interest Account from Available Funds pursuant to Section 2.05(b)(vii) such additional amounts as are necessary to cause the amount on deposit in the Capitalized Interest Account to be at least equal to the Capitalized Interest Account Specified Balance calculated as of the last day of the related Settlement Period. Funds on deposit in the Capitalized Interest Account may be invested from time to time in Eligible Investments in accordance with Section 2.08. The Administrative Agent shall apply funds on deposit in the Capitalized Interest Account as described in Section 2.07(a).
     (b) On or prior to the date hereof, the Administrator shall establish and maintain, or cause to be established and maintained, the Reserve Account by depositing into the Reserve Account cash or Eligible Investments equal to the Reserve Account Specified Balance as of the date of the initial Purchase hereunder. The Reserve Account shall be maintained in a segregated account at the Administrative Agent, and shall be under the sole dominion and control of the Administrative Agent on behalf of the Secured Creditors. The Reserve Account shall be in the name of the Administrative Agent, on behalf of the Secured Creditors and the Transferor. Neither the Transferor nor the Administrator shall have any withdrawal rights from the Reserve Account. The Reserve Account Specified Balance shall be deposited into the Reserve Account by the Administrator from proceeds of each Purchase and additional amounts shall be deposited to the Reserve Account pursuant to Section 2.05(b). Funds on deposit in the Reserve Account may be invested from time to time in Eligible Investments in accordance with Section 2.08. The Administrative Agent shall apply funds on deposit in the Reserve Account as described in Section 2.07(b).
     Section 2.07 Transfers from the Capitalized Interest Account and Reserve Account.
     (a) To the extent there are insufficient Available Funds in the Collection Account to pay the amounts set forth in clauses (b)(ii) through (v) of Section 2.05 in accordance with the provisions of Section 2.05 on any Settlement Date, the Administrative Agent shall transfer to the Collection Account moneys held by the Administrative Agent in the Capitalized Interest Account, to the extent available for distribution on the specified day, to pay the amounts set forth in clauses (b)(ii) through (v) of Section 2.05 in the priority set forth in Section 2.05.
     (b) To the extent there are insufficient Available Funds in the Collection Account to pay the amounts set forth in clauses (b)(ii) through (v) of Section 2.05 (or, during the Liquidation Period, clauses (b)(ii) through (b)(xviii)) in accordance with the provisions of Section 2.05 on any Settlement Date, the Administrative Agent shall transfer to the Collection Account moneys held by the Administrative Agent in the

Reserve Account, to the extent available for distribution on the specified day, to pay the amounts set forth in clauses (b)(ii) through (v) (or, during the Liquidation Period, clauses (b)(ii) through (b)(xviii)) of Section 2.05 in the priority set forth in Section 2.05.
     (c) To the extent, as of the end of any Settlement Period, there are on deposit in the Reserve Account funds in excess of the Reserve Account Specified Balance calculated as of the end of such Settlement Period (giving effect to any purchase of additional Participated Loans between the end of such Settlement Period and the related Settlement Date) or there are on deposit in the Capitalized Interest Account funds in excess of the Capitalized Interest Account Specified Balance calculated as of the end of such Settlement Period, then the Administrative Agent shall withdraw such excess from the relevant account and deposit it into the Collection Account to be used as Available Funds on the related Settlement Date.
     Section 2.08 Management of Collection Account, Borrower Benefit Account, Clearing Account, Student Loan ABS Proceeds Account, the Floor Income Rebate Account, Disbursement Account, Capitalized Interest Account, Reserve Account, Capital Payment Account and Release Proceeds Account.
     (a) All funds held in the Collection Account, Borrower Benefit Account, Clearing Account, Student Loan ABS Proceeds Account, the Floor Income Rebate Account and Disbursement Account (or any subaccount thereof), including investment earnings thereon, shall be invested at the direction of the Administrator in Eligible Investments having a maturity date not later than the next Business Day, unless consented to by the Administrative Agent. All funds held in the Capitalized Interest Account and the Reserve Account (or any subaccount thereof), including investment earnings thereon, shall be invested at the direction of the Administrator in Eligible Investments having a maturity date not later than the next date on which any distributions are to be made from funds on deposit in the Capitalized Interest Account and/or the Reserve Account; provided, however, that from and after the Termination Date, the Administrative Agent shall have the sole right to restrict the maturities of any investments held in the Collection Account, Borrower Benefit Account, Clearing Account, Student Loan ABS Proceeds Account, the Floor Income Rebate Account, Disbursement Account, Capitalized Interest Account and/or the Reserve Account and to direct the withdrawal of any such investments for the purposes of paying the amounts described in Section 2.05(b), including any outstanding Capital and Purchaser Costs on the Purchases. All funds held in the Capital Payment Account and the Release Proceeds Account, including investment earnings thereon, shall be invested at the direction of the Administrative Agent in Eligible Investments having a maturity date not later than the next Business Day. All investment earnings (net of losses) on such Eligible Investments shall be credited to the Collection Account, the Borrower Benefit Account, the Clearing Account, the Student Loan ABS Proceeds Account, the Floor Income Rebate Account, the Disbursement Account, the Capitalized Interest Account, the Reserve Account, the Capital Payment Account and the Release Proceeds Account, as the case may be. In the event that the Administrator shall have failed to give investment directions to the Administrative Agent by 11:00 a.m., Charlotte, North Carolina time, on any Business Day on which there may be uninvested cash deposited in the Collection Account, the Borrower Benefit Account, the Clearing

Account, the Student Loan ABS Proceeds Account, the Floor Income Rebate Account, the Disbursement Account, the Capitalized Interest Account or the Reserve Account, the Administrative Agent shall have no obligation to invest such funds and shall not be liable for any lost potential investment earnings.
     (b) Bank of America, N.A., in its capacity as securities intermediary or depositary bank (“Bank of America”) with respect to the Collection Account, the Borrower Benefit Account, the Clearing Account, the Student Loan ABS Proceeds Account, the Floor Income Rebate Account, the Disbursement Account (if such account is maintained at the Administrative Agent), the Capitalized Interest Account and the Reserve Account, hereby agrees with the Transferor and the Administrative Agent that (i) each of the Collection Account, the Borrower Benefit Account, the Clearing Account, the Student Loan ABS Proceeds Account, the Floor Income Rebate Account, the Disbursement Account (if such account is maintained at the Administrative Agent), the Capitalized Interest Account and the Reserve Account shall be either securities accounts or deposit accounts maintained at the Administrative Agent, (ii) all property credited to the Collection Account, the Borrower Benefit Account, the Clearing Account, the Student Loan ABS Proceeds Account, the Floor Income Rebate Account, the Disbursement Account (if such account is maintained at the Administrative Agent), the Capitalized Interest Account or the Reserve Account shall be treated as a financial asset while any such account is a securities account, (iii) Bank of America shall treat the Administrative Agent as entitled to exercise the rights that comprise each financial asset credited to the Collection Account, the Borrower Benefit Account, the Clearing Account, the Student Loan ABS Proceeds Account, the Floor Income Rebate Account, the Disbursement Account (if such account is maintained at the Administrative Agent), the Capitalized Interest Account or the Reserve Account, (iv) the Securities Intermediary shall comply with entitlement orders originated by the Administrative Agent with respect to any of the foregoing accounts that is a securities account and shall comply with instructions directing the disposition of funds originated by the Administrative Agent with respect to any of the foregoing accounts that is a deposit account, in each case without the further consent of any other person or entity, (v) except as otherwise provided in subsection (a) of this Section, Bank of America shall not agree to comply with entitlement orders or instructions directing the disposition of funds originated by any person or entity other than the Administrative Agent, (vi) the Collection Account, the Borrower Benefit Account, the Clearing Account, the Student Loan ABS Proceeds Account, the Floor Income Rebate Account, the Disbursement Account (if such account is maintained at the Administrative Agent), the Capitalized Interest Account, the Reserve Account and all property credited to either such account shall not be subject to any lien, security interest, right of set-off or encumbrance in favor of Bank of America in its capacity as securities intermediary or depositary bank or anyone claiming through Bank of America as securities intermediary or depositary bank (other than the Administrative Agent), and (vii) the agreement herein between Bank of America and the Administrative Agent shall be governed by the laws of the State of New York. Each term used in this Section 2.08(b) and in Section 2.08(c) and defined in the New York Uniform Commercial Code (the “New York UCC”) shall have the meaning set forth in the New York UCC. If the Disbursement Account is not maintained at the Administrative Agent, then the Transferor shall obtain a control agreement from the Qualified Institution at which the Disbursement

Account is held in form and substance acceptable to the Administrative Agent in order to perfect the security interest of the Administrative Agent in the Disbursement Account.
     (c) No Eligible Investment held in the Collection Account, the Borrower Benefit Account, the Clearing Account, the Student Loan ABS Proceeds Account, the Floor Income Rebate Account, the Disbursement Account, the Reserve Account or the Capitalized Interest Account in the form of an instrument or certificated security as defined in the New York UCC in the possession of the Administrative Agent (i) shall be subject to any other security interest or (ii) shall constitute proceeds of any property subject to such third party’s security interest.
     (d) The Transferor agrees to report as its income for financial reporting and tax purposes (to the extent reportable) all investment earnings on amounts in the Collection Account, Borrower Benefit Account, Clearing Account, Student Loan ABS Proceeds Account, the Floor Income Rebate Account, Disbursement Account, Capitalized Interest Account, Reserve Account, Capital Payment Account and Release Proceeds Account.
     (e) Any investment of any funds in the Collection Account, Borrower Benefit Account, Clearing Account, Student Loan ABS Proceeds Account, the Floor Income Rebate Account, Disbursement Account, Capitalized Interest Account, Reserve Account, Capital Payment Account and Release Proceeds Account shall be made under the following terms and conditions:
     (i) any such investment of funds shall be made in Eligible Investments which Eligible Investment will mature no later than the date which is 30 days after the purchase date therefor;
     (ii) with respect to investments credited to the Collection Account, Borrower Benefit Account, Clearing Account, Student Loan ABS Proceeds Account, the Floor Income Rebate Account, Disbursement Account, Capitalized Interest Account and Reserve Account, each such investment shall be made in the name of the Administrative Agent, for the benefit of Transferor and the Secured Creditors (to the extent of their respective interests therein), or in the name of a nominee of the Administrative Agent and with respect to investments credited to the Capital Payment Account and Release Proceeds Account, each such investment shall be made in the name of the Administrative Agent for the benefit of the Purchasers (to the extent of their respective interests therein), or in the name of a nominee of the Administrative Agent;
     (iii) any certificate or other instrument evidencing such investment shall be delivered directly to the Administrative Agent (and endorsed to the Administrative Agent or in blank), and the Administrative Agent shall have sole possession of such instrument, and all income on such investment; and
     (iv) with respect to investments credited to the Collection Account, Borrower Benefit Account, Clearing Account, Student Loan ABS Proceeds

Account, the Floor Income Rebate Account, Disbursement Account, Capitalized Interest Account and Reserve Account, the Administrative Agent for the benefit of the Secured Creditors shall have a first priority perfected security interest in such investment, perfected by control to the extent permitted under Article 9 of the UCC and with respect to investments credited to the Capital Payment Account and the Release Proceeds Account, the Administrative Agent for the benefit of the Purchasers shall have a first priority ownership interest in such investment.
     (f) The Administrative Agent shall not in any way be held liable by reason of any insufficiency in the Collection Account, Borrower Benefit Account, Clearing Account, Student Loan ABS Proceeds Account, the Floor Income Rebate Account, Disbursement Account, Capitalized Interest Account, Reserve Account, Capital Payment Account or Release Proceeds Account resulting from losses on investments made in accordance with the provisions of this Agreement (but the institution serving as Administrative Agent shall at all times remain liable for its own debt obligations, if any, constituting part of such investments).
     Section 2.09 [Reserved] .
     Section 2.10 Characterization; Collateral Assignment of Transaction Documents; Grant of a Security Interest. Each of the parties hereto intends that each Purchase shall have the effect of assigning, conveying and otherwise transferring to the Purchasers a property interest in the nature of a participation, vesting in each Purchaser a beneficial interest in the assets and properties subject to, and to the extent of, the Aggregate Capital outstanding, with the Transferor (or the Eligible Lender Trustee on its behalf) continuing to hold legal title in such assets and properties. The Purchase of the Participation Interest is not intended to constitute a secured financing. If for any reason any court shall determine that the Purchases constitute loans to the Transferor, and to secure any and all of the Obligations of the Transferor hereunder and under the other Transaction Documents, including the prompt and complete payment when due of the Obligations and the performance by the Transferor of all of the covenants and obligations to be performed by it pursuant to this Agreement and each other Transaction Document:
     (a) the Transferor (and the Eligible Lender Trustee, in its capacity as titleholder to the Transferor Student Loans and Transferor Student Loan ABS) hereby assigns to the Administrative Agent, and Grants to the Administrative Agent a security interest, in each case, for the benefit of the Secured Creditors in accordance with their interests, in all of the Transferor’s (and the Eligible Lender Trustee’s, in its capacity as titleholder to the Transferor Student Loans and Transferor Student Loan ABS) right and title to and interest in (but not the obligations of) the Transaction Documents. The Transferor confirms and agrees that the Administrative Agent shall have, following a Termination Event and during the continuation thereof, the sole right to enforce the Transferor’s rights and remedies under the Transaction Documents with respect to the Pledged Collateral for the benefit of the Secured Creditors, but without any obligation on the part of the Administrative Agent or any other Secured Creditor or any of their respective Affiliates, to perform any of the obligations of the Transferor under the Transaction Documents; and

     (b) the Transferor (and the Eligible Lender Trustee, in its capacity as titleholder to the Transferor Student Loans and Transferor Student Loan ABS) hereby Grants to the Administrative Agent on behalf of the Secured Creditors (and their respective successors and assigns), a security interest in all of the Transferor’s and the Eligible Lender Trustee’s, on behalf of the Transferor, right, title and interest in:
     (i) all Transferor Student Loans and Transferor Student Loan ABS;
     (ii) all Collections from Transferor Student Loans and Transferor Student Loan ABS, including all Interest Subsidy Payments, Special Allowance Payments, borrower payments and reimbursements of principal and accrued interest on default claims received and to be received from any Guarantor;
     (iii) any other Collections, Eligible Investments, funds and accrued earnings thereon held in the various funds and accounts created under this Agreement, including the Collection Account, the Borrower Benefit Account, the Clearing Account, the Student Loan ABS Proceeds Account, the Floor Income Rebate Account, the Disbursement Account, the Capitalized Interest Account and the Reserve Account;
     (iv) all rights and remedies (but none of the obligations) under each of the Transaction Documents;
     (v) all Records relating to such Transferor Student Loans and Transferor Student Loan ABS and the foregoing items;
     (vi) all accounts, general intangibles, payment intangibles, instruments, investment property, documents, chattel paper, goods, moneys, letters of credit, letter of credit rights, certificates of deposit, deposit accounts and all other property and interests in property of the Transferor or the Eligible Lender Trustee (solely in its capacity as titleholder to the Transferor Student Loans and Transferor Student Loan ABS), on behalf of the Transferor, whether tangible or intangible and whether now owned or existing or hereafter arising or acquired and wheresoever located; and
     (vii) all proceeds of any of the foregoing (collectively, along with the right and title to and interest of the Transferor (and the Eligible Lender Trustee, in its capacity as titleholder to the Transferor Student Loans and Transferor Student Loan ABS) in the Transaction Documents pursuant to Section 2.09 and all proceeds thereof, the “Pledged Collateral”).
The Transferor and the Eligible Lender Trustee agree that this Section is intended to grant in favor of the Administrative Agent, on behalf of the Secured Creditors, a first priority, continuing lien and security interest in all of the Transferor’s (and the Eligible Lender Trustee’s, but solely in its capacity as titleholder to the Transferor Student Loans and certain of the Transferor Student Loan ABS) personal property. Each of the Transferor and the Eligible Lender Trustee authorizes the Administrative Agent and its counsel to file Uniform Commercial Code Financing Statements describing the collateral as all personal property of the Transferor. In addition, at the request of the Administrative Agent, the Transferor shall file or cause to be filed, and authorizes the Administrative Agent to file, UCC financing statement assignments assigning to the Administrative Agent any financing statement showing the Transferor as secured party with respect to the Pledged Collateral. Each of the Transferor and the Administrator further agrees that it will take all steps necessary to make the Administrative Agent or its nominee, acting as a securities intermediary on behalf of the Transferor and the Secured Creditors, the registered owner of all Transferor Student Loan ABS and to ensure that each Transferor Student Loan ABS which is in book entry form is maintained in the Administrative Agent’s name or its nominee on the books and records of the DTC, or with another securities intermediary acceptable to the Administrative Agent.
Each of the Transferor and the Administrator further agrees that, with respect to each Transferor Student Loan ABS in certificated form, it will take all steps necessary to deliver to the Administrative Agent or its nominee possession of such Transferor Student Loan ABS indorsed to the Administrative Agent or in blank by an effective indorsement or registered in the name of the Administrative Agent or its designee. Upon termination of the security interest of the Administrative Agent (on behalf of the Secured Creditors) in the Transferor Student Loan ABS, the Administrative Agent agrees that it will take all steps necessary to make the Transferor the registered owner of all Transferor Student Loan ABS and to ensure that each Transferor Student Loan ABS which is in book entry form is maintained in the Transferor’s name on the books and records of the Depository Trust Company, or with another securities intermediary acceptable to the Transferor, except that in the case of all Transferor Student Loan ABS in certificated form, the Administrative Agent will take all steps necessary to deliver to the Transferor possession of all Transferor Student Loan ABS in certificated form indorsed to the Transferor or in blank by an effective indorsement or registered in the name of the Transferor or its designee.
          Notwithstanding the foregoing, it is understood by each of the parties hereto that they do not have recourse to the assets of the Eligible Lender Trustee in its individual capacity in respect of the obligations of the Transferor hereunder. In addition, Chase Bank USA, National Association and any successor eligible lender trustee is entering into this Agreement solely in its capacity as Eligible Lender Trustee, and not in its individual capacity, and in no case shall Chase Bank USA, National Association (or any person acting as successor eligible lender trustee) be personally liable for or on account of any of the statements, representations, warranties, covenants or obligations stated to be those of the Transferor hereunder, all such liability, if any, being expressly waived by the parties hereto, any person claiming by, through, or under such party.
     Section 2.11 Evidence of Purchases. Each Managing Agent shall maintain a Purchase Account (the “Purchase Account”) on its books in which shall be recorded (a) all Purchases made by each related Purchaser in its related Facility Group pursuant to this Agreement, (b) whether such Purchases are match-funded or pool-funded, (c) the outstanding Capital of Purchases then funded by or on behalf of its related Facility Group, (d) all payments of Capital and Purchaser Costs made by the Transferor on all such Purchases, and (e) all appropriate debits and credits with respect to its related Facility Group as provided in this Agreement including, without limitation, all fees, charges, expenses and interest. All entries in each Managing Agent’s Purchase Account shall be made in accordance with such Purchaser’s customary accounting practices as in effect from time to time. The entries in the Purchase Account shall be conclusive and binding for all purposes, absent manifest error. Any failure to so record or any errors in doing so shall not, however, limit or otherwise affect the obligation of the Transferor to pay any amount owing with respect to the Purchases or any of the other Obligations.
     Section 2.12 Payments by the Transferor. All payments to be made by the Transferor shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by, or on behalf of, the Transferor for the account of a Conduit Purchaser, an Alternate Purchaser or a Program Support Provider, as the case may be, shall be made to the Administrative Agent, for further credit to an account designated by such Conduit Purchaser, Alternate Purchaser or Program Support Provider, in United States dollars. Such payments (other than amounts already on deposit in the Collection Account) shall be made in immediately available funds to the Administrative Agent no later than 12:00 p.m., Charlotte, North Carolina time, on the date specified herein and the Administrative Agent shall forward such amounts to such Conduit Purchaser, Alternate Purchaser or Program Support Provider no later than 1:00 p.m., Charlotte, North Carolina time, on the date specified herein. Payments shall be applied in the order of priority specified in Section 2.05(b). Any payment which is received later than 1:00 p.m. Charlotte, North Carolina time, (other than payments from amounts already on deposit in the Collection Account) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.
     Section 2.13 Payment of Stamp Taxes, Etc. Subject to any limitations set forth in Section 2.20, the Transferor agrees to pay any present or future stamp, mortgage, value-added, court or documentary taxes or any other excise or property taxes, charges or similar levies imposed by any federal, state or local governmental body, agency or instrumentality (hereinafter referred to as “Other Applicable Taxes”) relating to this Agreement, any of the other Transaction Documents or any recordings or filings made pursuant hereto and thereto.
     Section 2.14 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Purchaser shall obtain on account of the Participation Interests owned by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share (or other share contemplated hereunder), such Purchaser shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Purchasers such participations made by them as shall be necessary to cause such purchasing Purchaser to share the excess payment pro rata (based on the Pro Rata Share of each Purchaser) with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Purchaser, such purchase shall to that extent be rescinded and each other Purchaser shall repay to the purchasing Purchaser the purchase price paid therefor, together with an amount equal to such paying Purchaser’s ratable share (according to the proportion of (i) the amount of such paying Purchaser’s required repayment to (ii) the total amount so recovered from the purchasing Purchaser) of any interest or other amount paid or payable by the purchasing Purchaser in respect of the total amount so recovered. The Transferor agrees that any Purchaser so purchasing a participation from another Purchaser may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Purchaser purchased a Participation Interest directly from the Transferor in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify each Managing Agent following any such purchases or repayments.
     Section 2.15 Yield Protection.
     (a) If any Regulatory Change (including a change to Regulation D under the Securities Exchange Act of 1933, as amended):
     (i) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board), special deposit or similar requirement against assets of any Affected Party, deposits or obligations with or for the account of any Affected Party or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of an Affected Party, or credit extended to any Affected Party;
     (ii) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Party;
     (iii) shall impose any other condition or expense affecting any portion of the Obligations owned or funded in whole or in part by any Affected Party, or its obligations or rights, if any, to pay any portion of the unused Commitment or to provide funding therefor (other than any condition or expense resulting from the gross negligence or willful misconduct of such Affected Party); or
     (iv) shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or any successor thereto) assesses deposit insurance premiums or similar charges;
     and the result of any of the foregoing is or would be:
     (A) to increase the cost to or to impose a cost in any material amount on an Affected Party funding or making or maintaining any portion of the Obligations, or any purchases, reinvestments or loans or other extensions of credit under the Program Support Agreement or any Transaction Document or any commitment of such Affected Party with respect to the foregoing;
     (B) to reduce the amount of any sum received or receivable by an Affected Party under this Agreement, or under the Program Support Agreement or any Transaction Document with respect thereto; or
     (C) in the sole determination of such Affected Party, to reduce the rate of return on the capital of an Affected Party as a consequence of its obligations hereunder or under the Program Support Agreement or arising in connection herewith to a level below that which the Affected Party could otherwise have achieved;
then within 30 days after demand by such Affected Party (which demand shall be accompanied by a statement setting forth in reasonable detail the basis of such demand),

the Transferor shall pay directly to such Affected Party such additional amount or amounts as will compensate such Affected Party for such additional or increased cost or such reduction; provided (y) such additional amount or amounts shall not be payable with respect to any period in excess of 180 days prior to the date of demand by the Affected Party (or, if less than 180 days have passed since the Closing Date, with respect to any period prior to the Closing Date) unless (1) the effect of the Regulatory Change is retroactive by its terms to a period prior to the date of the Regulatory Change, in which case any additional amount or amounts shall be payable for the retroactive period but only if the Affected Party provides its written demand not later than 180 days after the Regulatory Change; or (2) the Affected Party reasonably and in good faith did not believe the Regulatory Change resulted in such an additional or increased cost or such a reduction during such prior period and (z) the Affected Party shall allocate such additional or increased cost or reduction among all similarly situated program participants.
     (b) Each Affected Party will promptly notify the Administrator and the Administrative Agent of any event of which it has actual knowledge which will entitle such Affected Party to any compensation pursuant to this Section; provided, however, no failure or delay in giving such notification shall adversely affect the rights of any Affected Party to such compensation.
     (c) In determining any amount provided for or referred to in this Section, an Affected Party may use any reasonable averaging or attribution methods that it (in its sole discretion exercised in good faith) shall deem applicable and which it applies on a consistent basis. Any Affected Party when making a claim under this Section shall submit to the Administrator and the Administrative Agent a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of manifest error, be conclusive and binding upon the Transferor and the Administrative Agent.
     Section 2.16 [Reserved]
     Section 2.17 Servicer Advances. In the event that, on the Settlement Date relating to any Settlement Period, the amount on deposit in the Collection Account and the Clearing Account which is allocable to the payment of Purchaser Costs (other than amounts owed with respect to Yield Protection) due and payable on such Settlement Date is not sufficient to pay such Purchaser Costs, the Master Servicer may, if permitted pursuant to its Servicing Agreement, make an advance in an amount equal to such insufficiency to the extent it believes such Servicer Advance will be recoverable.
     Section 2.18 Release of Participation Interests and Pledged Collateral.
     (a) Each Purchaser agrees to sell, reconvey, assign and release its Participation Interests and the Administrative Agent hereby agrees to release its lien on Participated Loans, Participated Student Loan ABS and all other Pledged Collateral transferred from the Transferor or the Servicer as a result of purchases or repurchases of Transferor Student Loans or Transferor Student Loan ABS pursuant to the Purchase

Agreements or the Servicing Agreement; provided; however; that with respect to a repurchase of Student Loans or Student Loan ABS pursuant to the applicable Purchase Agreement that is not a Permitted Release covered by Section 2.18(b), the Administrative Agent has received cash into the Release Proceeds Account in an amount equal to (y) for Student Loans, the product of the Applicable Percentage (determined as if each Student Loan were an Eligible Loan) multiplied by the outstanding Principal Balance of such Student Loans and (z) for Student Loan ABS, the product of the Applicable Percentage (determined as if each Student Loan ABS were an Eligible Student Loan ABS) multiplied by the Market Value with respect to such Student Loan ABS (using the most recent Market Value reported on a date when the Asset Coverage Ratio was greater than or equal to the Minimum Asset Coverage Ratio); and provided further that with respect to purchases of Student Loans by the Servicer required or expressly permitted as a result of the Servicing Agreement that is not a Permitted Release covered by Section 2.18(b), the Administrative Agent has received cash into the Release Proceeds Account in an amount equal to that set forth in Section 3.5A of the Servicing Agreement.
     (b) In addition, each Purchaser hereby further agrees to sell, reconvey, assign and release its Participation Interest in and the Administrative Agent hereby further agrees to release its lien on the Participated Loans, Participated Student Loan ABS and all other Pledged Collateral transferred from the Transferor to the Seller as a result of a Permitted Release. The release of the Purchasers’ Participation Interests and the Administrative Agent’s security interest in any Released Interests pursuant to this Section 2.18(b) shall be subject to the following conditions precedent (and by transferring the Pledged Collateral the Transferor shall be deemed to have certified that all such conditions precedent are satisfied):
     (i) such release shall be a Permitted Release;
     (ii) before and after giving effect to such release,
(A)	there shall not exist any Termination Event or, to the best of the Transferor’s or the Administrator’s knowledge, Potential Termination Event; and

(B)	the Minimum Asset Coverage Requirement is met;
     (iii) three Business Days prior to any such release that is a Take Out Securitization, a Fair Market Auction or a Permitted Seller Buy-Back the Transferor, acting through the Administrator, shall have delivered a notice describing the Transferor Student Loans and Transferor Student Loan ABS substantially in the form and substance of Exhibit G attached hereto (a “Notice of Release”) to the Administrative Agent, certifying that the foregoing conditions described in clause (ii) above shall have been satisfied in connection therewith, together with a pro forma report in the form attached as Exhibit H demonstrating compliance of the condition described in clause (B) above; and

     (iv) on or prior to such Permitted Release, the Transferor shall have deposited into the Release Proceeds Account cash in an amount equal to (y) for Student Loans, the product of the Applicable Percentage (determined as if each Student Loan were an Eligible Loan) multiplied by the outstanding Principal Balance of such Student Loans and (z) for Student Loan ABS, the product of the Applicable Percentage (determined as if each Student Loan ABS were an Eligible Student Loan ABS) multiplied by the most recently reported Market Value with respect to such Student Loan ABS.
     (c) Within five (5) Business Days after each release of collateral hereunder in connection with a Take Out Securitization, the Transferor, acting through the Administrator, shall deliver to the Administrative Agent a reconciliation statement (the “Release Reconciliation Statement”) which shall include an updated calculation, based on actual figures, in the form attached as Exhibit I, confirming that the Minimum Asset Coverage Requirement was satisfied before and after giving effect to the related release. If the Release Reconciliation Statement shows that the value of the released Transferor Student Loans and Transferor Student Loan ABS was greater than the value provided on the Notice of Release, then the Transferor shall deposit such difference into the Release Proceeds Account. If the Release Reconciliation Statement shows that the value of the released Transferor Student Loans and Transferor Student Loan ABS was less than the value provided on the Notice of Release, then the Administrative Agent shall release to the Transferor such difference from the Release Proceeds Account or, if funds are not available in the Release Proceeds Account, from the Collection Account.
     Section 2.19 Effect of Release. Upon the satisfaction of the foregoing conditions in accordance with Section 2.18, all right, title and interest of the Purchasers and the Administrative Agent in, to and under any Participation Interests or Pledged Collateral released pursuant to Section 2.18 (“Released Interests”) shall terminate and revert to the Transferor, its successors and assigns, and the right, title and interest of the Purchasers and the Administrative Agent in such Released Interests shall thereupon cease, terminate and become void; and, upon the written request of the Transferor, acting through its Administrator, its successors or assigns, and at the cost and expense of Transferor, the Administrative Agent, acting through the Administrator, shall deliver and, if necessary, execute such UCC-3 financing statements and releases prepared by and submitted to the Administrative Agent for authorization or execution, as applicable, as are necessary or reasonably requested in writing by Transferor, acting through the Administrator, to terminate and remove of record any documents constituting public notice of the security interest in such Released Interests granted hereunder being released and shall return the Student Loan ABS Certificates, if any, representing Released Interests to the Transferor or its designee.
     Section 2.20 Taxes.
     (a) All payments made by the Transferor under this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding any U.S. Federal taxes (other than Federal withholding taxes on interest), net income taxes and franchise taxes or branch profit taxes

(imposed in lieu of net income taxes) imposed on the Administrative Agent, any Managing Agent or any Purchaser as a result of a present or former connection between the Administrative Agent, any Managing Agent or such Purchaser and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, any Managing Agent or such Purchaser having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any other Loan Document) (collectively, the “Excluded Taxes”). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Administrative Agent, any Managing Agent or any Purchaser hereunder, the amounts so payable to the Administrative Agent, any Managing Agent or such Purchaser shall be increased to the extent necessary to yield to the Administrative Agent, any Managing Agent or such Purchaser (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement; provided, however, that the Transferor shall not be required to increase any such amounts payable to any Purchaser with respect to any Non-Excluded Taxes that are United States withholding taxes imposed on amounts payable to such Purchaser at the time such Purchaser becomes a party to this Agreement, except to the extent that such Purchaser’s assignor (if any) was entitled, at the time of the assignment, to receive additional amounts from the Transferor with respect to such Non-Excluded Taxes pursuant to this paragraph.
     (b) In addition, the Transferor shall pay to the relevant Governmental Authority in accordance with applicable law all taxes, levies, imposts, deductions, charges, assessments or fees of any kind (including but not limited to any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies, but excluding Excluded Taxes) imposed upon the Administrative Agent, any Managing Agent or such Purchaser that arises from any payment made hereunder or from the execution, delivery, or registration of or otherwise similarly with respect to, this Agreement (“Other Taxes”).
     (c) Whenever any Non-Excluded Taxes or Other Taxes are payable by the Transferor, the Administrative Agent or the applicable Managing Agent shall promptly notify the Transferor in writing and within thirty (30) days thereafter the Transferor shall send to the Administrative Agent for its own account or for the account of the Administrative Agent, any Managing Agent or relevant Purchaser, as the case may be, a certified copy of an original official receipt received by the Transferor showing payment thereof. The Transferor agrees to indemnify the Administrative Agent, any Managing Agent and each Purchaser from and against the full amount of the Non-Excluded Taxes and Other Taxes arising out of this Agreement (whether directly or indirectly) imposed upon or paid by the Administrative Agent, any Managing Agent or such Purchaser and any liability (including penalties, interest, and expenses arising with respect thereto), whether or not such Non-Excluded Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority; provided that such Purchaser shall have provided the Transferor with evidence, reasonably satisfactory to the Transferor, of payment of such Non-Excluded Taxes or Other Taxes, as the case may be.

     (d) Each Purchaser (or transferee) that is not a “U.S. Person” as defined in section 7701(a)(30) of the Code (a “Non-U.S. Purchaser”) shall deliver to the Transferor and the Administrative Agent and its Managing Agent two copies of either U.S. Internal Revenue Service form W-8BEN or form W-8ECI, or, in the case of a Non-U.S. Purchaser claiming exemption from the withholding of U.S. federal income tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, both a form W-8BEN and a certificate substantially in the form of Exhibit J (a “2.20(d) Certificate”) or any subsequent versions thereof or successors thereto, in all cases properly completed and duly executed by such Non-U.S. Purchaser, claiming complete exemption from withholding of U.S. federal income tax on all payments by the Transferor under this Agreement. Such forms shall be delivered by each Non-U.S. Purchaser at least (5) five Business Days before the date of the initial payment to be made pursuant to this Agreement by the Transferor to such Purchaser. In addition, each Non-U.S. Purchaser shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Purchaser. Each Non-U.S. Purchaser shall promptly notify the Transferor at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Transferor (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision in this paragraph, a Non-U.S. Purchaser shall not be required to deliver any subsequent form pursuant to this paragraph that such Non-U.S. Purchaser is not legally able to deliver.
     (e) For any period with respect to which the Purchaser has failed to provide the Transferor, the Administrative Agent or its Managing Agent with the appropriate form, certificate or other document described in Section 2.20(d) (unless such failure is due to a change in treaty, law or regulation, or any interpretation or administration thereof by any governmental authority, occurring after the date on which a form, certificate or other document originally was required to be provided), such Purchaser shall not be entitled to indemnification of additional amounts under Section 2.20 with respect to Taxes by reason of such failure; provided, however, that should a Purchaser, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Transferor shall take such steps as such Purchaser shall reasonably request to recover such Taxes.
     (f) A Purchaser which is entitled to an exemption from or reduction of non-U.S. withholding tax under the law of the jurisdiction in which the Transferor is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Transferor (with a copy to the Administrative Agent), at the time or times prescribed by the applicable law or reasonably requested by the Transferor, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate, provided that such Purchaser is legally entitled to complete, execute and deliver such documentation and in such Purchaser’s judgment such completion, execution or submission would not materially prejudice the legal position of such Purchaser.

     (g) In cases in which an Transferor makes a payment under this Agreement to a U.S. Person with knowledge that such U.S. Person is acting as an agent for a foreign person, the Transferor will not treat such payment as being made to a U.S. Person for purposes of Treas. Reg. § 1.1441-1(b)(2)(ii) (or a successor provision) without the express written consent of such U.S. Person.
     (h) Each Purchaser hereby agrees that, upon the occurrence of any circumstances entitling such Purchaser to indemnification or additional amounts pursuant to this Section 2.20, such Purchaser shall use reasonable efforts to designate a different lending office if the making of such a change would avoid the need for, or materially reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Purchaser, be materially disadvantageous to such Purchaser.
     (i) If a Purchaser receives a refund or realizes the benefit of a credit or reduction in respect of any Other Taxes as to which the Purchaser has been indemnified by the Transferor, or with respect to which the Transferor has paid an additional amount hereunder, the Purchaser shall within 30 days after the date of such receipt or realization pay over the amount of such refund or credit (to the extent so attributable) to the Transferor, net of all reasonable out-of-pocket expenses of such Purchaser related to claiming such refund or credit; provided, however, that (i) the Purchaser, acting in good faith, will be the sole judge of the amount of any such refund, credit or reduction and of the date on which such refund, credit or reduction is received, (ii) the Purchaser, acting in good faith, shall have absolute discretion as to the order and manner in which it employs or claims tax refunds, credits, reductions and allowances available to it and (iii) the Transferor agrees to repay the Purchaser, upon written request from the Purchaser, as the case may be, the amount of such refund, credit or reduction received by the Transferor, in the event and to the extent, the Purchaser is required to repay such refund, credit or reduction to any relevant Governmental Authority.
     (j) Notwithstanding any other provision of this Agreement, in the event that a Purchaser is party to a merger or consolidation pursuant to which such Purchaser no longer exists or is not the surviving entity (but excluding any change in the ownership of such Purchaser), any taxes payable under applicable law as a result of such change shall be considered excluded from taxes to the extent such taxes are in excess of the taxes that would have been payable had such change not occurred.
     (k) Within thirty (30) days of the written request of the Transferor therefor, the Purchaser shall execute and deliver to such Transferor such certificates, forms or other documents which can be furnished consistent with the facts and which are reasonably necessary to assist the Transferor in applying for refunds of Taxes remitted hereunder.
     (l) The agreements in this Section shall survive the termination of this Agreement and the payment of all amounts payable hereunder.
     Section 2.21 [Reserved].

     Section 2.22 Notice of Amendments to Program Support Agreements. Each Managing Agent shall provide the Transferor and the Administrator with written notice of any amendment to the Program Support Agreements executed in connection with this Agreement if such amendment is reasonably expected by such Managing Agent to materially impact the Transferor.
     Section 2.23 Change in Commercial Paper Dealers. At the request of the Transferor or the Administrator, each Managing Agent shall provide the Transferor and the Administrator with information regarding any changes in the list of CP dealers or placement agents used by the Conduit Purchasers in such Managing Agent’s Facility Group.
     Section 2.24 Deliveries by Administrative Agent. The Administrative Agent agrees that it will forward to the Managing Agents each of the following, promptly after receipt thereof: (a) the Annual Administrator’s Statement delivered to the Administrative Agent pursuant to Section 3.2(a) of the Administration Agreement and (b) any notice of a change in the location of a Servicer delivered to the Administrative Agent pursuant to Section 2.3 of the Servicing Agreement.
     Section 2.25 Priority. Except as permitted by Section 7.02(b), all Participation Interests issued under this Agreement shall be in all respects equally and ratably entitled to the benefits hereof and supported by the Participated Loans and Participated Student Loan ABS and secured by the Pledged Collateral without preference, priority or distinction on account of the actual time or times of Purchase, all in accordance with the terms and provisions of this Agreement. Payments of Purchaser Costs on the Participation Interests shall be made pro rata among all Outstanding Participation Interests based on the amount of Purchaser Costs owed on such Participation Interests, without preference or priority of any kind. Reductions in Capital on the Participation Interests shall be made pro rata among all Outstanding Participation Interests, without preference or priority of any kind.
ARTICLE III
SECURITIES LAW CONSIDERATIONS
     Section 3.01 Investor Status. Each Purchaser represents that it is (a)(i) a qualified institutional buyer (within the meaning of Rule 144A under the Securities Act), acquiring the Participation Interests for its own account, (ii) aware that the sale of the Participation Interests to it may be being made in reliance on the exemption from registration provided by Rule 144A under the Securities Act and (iii) acquiring the Participation Interests in a Capital amount of not less than the minimum denomination of the Participation Interests for its own account or (b)(i) an Accredited Investor (within the meaning of Rule 501(a)(1),(2),(3) or (7) of Regulation D under the Securities Act), acquiring the Participation Interests for its own account, (ii) aware that the sale of the Participation Interests to it may be being made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act and (iii) acquiring the Participation Interests in a Capital amount of not less than the minimum denomination of the Participation Interests for its own account and (c) a qualified purchaser as defined in Section 2(a)(51)(A) of the Investment Company Act of 1940.

     Section 3.02 No Public Offering. Each Purchaser understands that the Participation Interests are being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, the Participation Interests have not been and will not be registered under the Securities Act, and, if in the future the Purchaser decides to offer, resell, pledge or otherwise transfer the Participation Interests, such Participation Interests may be offered, resold, pledged or otherwise transferred only in accordance with the terms hereof. Each Purchaser acknowledges that no representation is made by the Transferor, the Administrator, the Administrative Agent or any Managing Agent or any other Purchaser as to the availability of any exemption under the Securities Act or any state securities laws for resale of the Participation Interests.
     Section 3.03 No General Solicitation. Each Purchaser agrees that it will not at any time, offer to buy or offer to sell the Participation Interests by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or seminar or meeting whose attendees have been invited by general solicitation or advertising.
     Section 3.04 Investment Intent. Each Purchaser agrees that it is not purchasing the Participation Interests with a view to the resale, distribution or other disposition thereof in violation of the Securities Act.
     Section 3.05 Notice on Transferability. Each Purchaser will provide notice to each Person to whom it proposes to transfer any interest in the Participation Interests of the transfer restrictions and representations set forth herein.
ARTICLE IV
CONDITIONS TO PARTICIPATION PURCHASES
     Section 4.01 Conditions Precedent to Participation Purchases. The Purchases hereunder are subject to the condition precedent that the Administrative Agent shall have received on or before the Closing Date the documents and opinions listed in Exhibit L hereto, in form and substance satisfactory to each Managing Agent. By accepting the proceeds of the initial Purchase, the Transferor shall be deemed to have certified that all such conditions precedent are satisfied on the Closing Date.
     Section 4.02 Conditions Precedent to All Purchases. Each Purchase (including the initial Purchase) shall be subject to the further conditions precedent that on the date of such Purchase (and the Transferor, by accepting the proceeds of such Purchase, shall be deemed to have certified that all such conditions are satisfied on the date of such Purchase):
     (a) With respect to any Purchase Price Purchase, the Eligible Loans and Eligible Student Loan ABS are purchased by the Transferor from a Seller pursuant to a Purchase Agreement;
     (b) With respect to any Purchase Price Purchase, on or prior to the Purchase Date, the Transferor shall cause to be delivered to the Administrative Agent copies of the relevant Student Loan Purchase Agreement, Bills of Sale, and Blanket Endorsements, together with a Schedule of Participated Loans and Participated Student Loan ABS and copies of all schedules, financing statements and other documents required to be delivered by the applicable Seller as a condition of purchase thereunder. With respect to any Purchase, on or prior to the Purchase Date, the Transferor shall cause to be delivered to the Administrative Agent a request for a Purchase in the form and at the time required in Section 2.02(b) (which request shall include a pro forma calculation and certification in the form attached hereto as Exhibit M establishing that the Minimum Asset Coverage Requirement will be satisfied after giving effect to such Purchase);
     (c) on the Purchase Date, the following statements shall be true, and the Transferor by accepting the amount of such Purchase shall be deemed to have certified that:
     (i) the representations and warranties contained in Article V are correct on and as of such day as though made on and as of such date (or, to the extent such representations and warranties speak as of a specific date, were true and correct on and as of such date);
     (ii) no event has occurred and is continuing, or would result from such Purchase, which constitutes a Termination Event or, to the best of the Transferor’s or the Administrator’s knowledge, a Potential Termination Event;
     (iii) on and as of such day, the amount of such Purchase will not exceed the aggregate Maximum Purchase Amounts of all Eligible Loans and Eligible Student Loan ABS to be acquired with the proceeds of such Purchase and, after giving effect to such Purchase, the Aggregate Capital will not exceed the Maximum Aggregate Purchase Amount;
     (iv) there has occurred no event which could reasonably be determined to have a Material Adverse Effect with respect to the Transferor and, if the Purchase will be made to finance the purchase of Private Credit Loans, there has occurred no change in the origination and pricing of the applicable Private Credit Loan Program which could reasonably be determined to have a Material Adverse Effect with respect to the Private Credit Loans that are part of such Private Credit Loan Program, and there has occurred no material adverse change in federal law that materially impairs the marketability or value of the Student Loans or Student Loan ABS related to such Purchase including any reauthorization or amendment of the Higher Education Act the impact of which makes the economic characteristics of any Eligible FFELP Loan materially different from similar Student Loans that are eligible for sale to the Transferor and to be participated under this Agreement prior to such reauthorization or amendment;
     (v) no law or regulation shall prohibit, and no order, judgment or decree of any Official Body shall prohibit or enjoin, the making of such Purchases in accordance with the provisions hereof; and

     (vi) the amount of money equal to any shortfall in the Reserve Account Specified Balance on such date is deposited in the Reserve Account, and, if the amount on deposit in the Capitalized Interest Account as of the last day of the preceding Settlement Period was less than the Capitalized Interest Account Specified Balance for such day, unless the Liquidity Lender is obligated to fund Liquidity Purchases as of such date, the amount of money equal to such shortfall in the Capitalized Interest Account Specified Balance is deposited into the Capitalized Interest Account, as the case may be, on such date from the proceeds of such Purchase;
     (d) the Termination Date shall not have occurred;
     (e) with respect to any Purchase Price Purchase, the Servicer, as bailee for the Administrative Agent for the benefit of the Secured Creditors, shall be in possession of the original Student Loan Notes (or with respect to FFELP Loans certified copies thereof, to the extent more than one loan is evidenced by such Student Loan Note) and the Administrative Agent shall have received the Student Loan ABS Certificates, if any, in each case, representing the Student Loans and Student Loan ABS being participated with the proceeds of such Purchase and any such Student Loan ABS Certificates shall be indorsed to the Administrative Agent or its nominee or in blank and the Administrative Agent shall have sole possession of such Student Loan ABS Certificates;
     (f) with respect to any Purchase Price Purchase, all conditions precedent to the Transferor’s acquisition of the Student Loans and Student Loan ABS to be participated with the proceeds of such Purchase (other than the payment of the purchase price therefor) shall have been satisfied;
     (g) no suit, action or other proceeding, investigation or injunction, or final judgment relating thereto, shall be pending or threatened before any court or governmental agency, seeking to restrain or prohibit or to obtain damages or other relief in connection with any of the Transaction Documents or the consummation of the transactions contemplated hereby;
     (h) no statute, rule, regulation or order shall have been enacted, entered or deemed applicable by any government or governmental or administrative agency or court that would make the transactions contemplated by any of the Transaction Documents illegal or otherwise prevent the consummation thereof; and
     (i) except with respect to any Rollover Capital Purchase, the Asset Coverage Ratio before and after giving effect to such Purchase shall be greater than or equal to the Minimum Asset Coverage Requirement.
     Section 4.03 Condition Subsequent to Purchases (other than the Initial Purchase). Within five (5) Business Days after each Purchase other than the initial Purchase or a Rollover Capital Purchase, the Transferor shall cause to be delivered to the Administrative Agent a reconciliation statement (the “Purchase Reconciliation Statement”) which shall include an updated calculation, based on actual figures, and certification in the form attached as Exhibit N confirming that the Minimum Asset Coverage Requirement was satisfied after giving effect to the related Purchase. If the Purchase Reconciliation Statement shows that the actual value of the Transferor Student Loans was less than the value provided on the pro forma certification or that the Minimum Asset Coverage Requirement was not satisfied as of the Purchase Date, then the Transferor shall deposit into the Capital Payment Account an amount for each Transferor Student Loan equal to the product of (a) the Applicable Percentage for such Transferor Student Loan multiplied by (b) such difference in value. If the Purchase Reconciliation Statement shows that the value of the Transferor Student Loans was greater than the value provided on the pro forma certification, then the Administrative Agent shall withdraw funds in an amount, for each Transferor Student Loan, equal to the product of (a) the Applicable Percentage for such Transferor Student Loan multiplied by (b) such difference in value from the following accounts in order and to the extent available: first; from the Release Proceeds Account; second; from the Capital Payment Account and lastly, from the Collection Account and the Clearing Account. Before funds from the Collection Account and the Clearing Account may be used for this purpose, the Administrator must determine that the amounts on deposit in Collection Account and the Clearing Account as of the date of payment (excluding any Special Allowance Payments or Interest Subsidy Payments received during the current Settlement Period) after any withdrawal for this purpose are sufficient to pay items (ii) through (v) in Section 2.05(b) of this Agreement due and payable on the next Settlement Date. All amounts not paid pursuant to the preceding sentence will be paid on the next Settlement Date together with interest thereon at the CP Rate in accordance with Section 2.05(b)(xvii) of this Agreement.
     Section 4.04 Conditions Precedent to Addition of New Seller. The addition of any new Seller to a Purchase Agreement shall be subject to the further conditions precedent that at least five (5) Business Days prior to the first transfer of Eligible Loans or Eligible Student Loan ABS from such Seller, the Transferor or the Administrator shall have delivered copies of the following documents to the Administrative Agent and the Managing Agents in form acceptable to the Administrative Agent and the Required Managing Agents and at least three (3) Business Days prior to the first transfer of Eligible Loans or Eligible Student Loan ABS from such Seller, the Managing Agents shall have delivered notice of the proposed addition of such new Seller to the Rating Agencies:
     (a) executed agreements adding the Seller (and, if applicable, the eligible lender trustee for such Seller) to the Purchase Agreement;
     (b) if applicable, an executed trust agreement with respect to the Seller and the Seller’s eligible lender trustee, to the extent the Seller will be transferring Student Loans or Student Loan ABS with respect to which legal title is held by an eligible lender trustee;
     (c) UCC, tax lien, pending suit and judgment searches against the Seller in the appropriate jurisdictions;
     (d) a good standing certificate and organizational documents certified by the Secretary of State of such Seller’s jurisdiction of organization, together with an officer’s certificate with respect to such Seller’s organizational documents and incumbency of officers in the form prepared for the initial Sellers;

     (e) evidence of filing of UCC financing statements reflecting the Seller and, to the extent applicable, its eligible lender trustee, in the form prepared for the initial Sellers in the appropriate jurisdictions; and
     (f) to the extent not already covered by a legal opinion of outside legal counsel given to the Administrative Agent, a legal opinion in form reasonably acceptable to the Administrative Agent with respect to true sale, non-consolidation and security interest issues.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
     Section 5.01 General Representations and Warranties of the Transferor. The Administrator (on behalf of the Transferor) represents and warrants for the benefit of the Administrative Agent, the Purchasers and the other Secured Creditors as follows on the Closing Date, on the date of each Purchase and on each Reporting Date:
     (a) The Transferor is a limited liability company duly organized, validly existing and in good standing solely under the laws of the State of Delaware and is duly qualified to do business, and is in good standing, in every jurisdiction in which the nature of its business requires it to be so qualified.
     (b) The execution, delivery and performance by the Transferor of this Agreement and all Transaction Documents to be delivered by it in connection herewith or therewith, including the Transferor’s use of the proceeds of Purchases, are within the Transferor’s organizational powers, (i) have been duly authorized by all necessary organizational action, (ii) do not contravene (A) the Transferor’s organizational documents; (B) any law, rule or regulation applicable to the Transferor; (C) any contractual restriction binding on or affecting the Transferor or its property; or (D) any order, writ, judgment, award, injunction or decree binding on or affecting the Transferor or its property, (iii) do not result in a breach of or constitute a default under any indenture, agreement, lease or other instrument to which the Transferor is a party, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (other than in favor of the Administrative Agent, for the benefit of the Secured Creditors, with respect to the Pledged Collateral); and no transaction contemplated hereby or by the other Transaction Documents to which it is a party requires compliance with any bulk sales act or similar law. This Agreement and the other Transaction Documents to which it is named as a party have each been duly executed and delivered by the Eligible Lender Trustee, on behalf of the Transferor.
     (c) No permit, authorization, consent, license or approval or other action by, and no notice to or filing with, any Official Body is required for the due execution, delivery and performance by the Transferor of this Agreement or any other Transaction Document to which it is a party, except for the filing of the UCC financing statements listed on Exhibit L hereto and such other consents as may have been obtained.

     (d) This Agreement and each other Transaction Document to which the Transferor is a party constitute the legal, valid and binding obligations of the Transferor, enforceable against the Transferor in accordance with their respective terms, subject to (i) applicable bankruptcy, insolvency, moratorium, or other similar laws affecting the rights of creditors and (ii) general principles of equity, whether such enforceability is considered in a proceeding in equity or at law.
     (e) No Termination Event or, to the best of the Transferor’s knowledge, Potential Termination Event has occurred and is continuing.
     (f) No Monthly Report, Valuation Report (but only to the extent that information contained therein is supplied by the Administrator on behalf of the Transferor or by the Transferor), information, exhibit, financial statement, document, book, record or report furnished or to be furnished by or on behalf of the Transferor to the Affected Parties in connection with this Agreement is or will be incorrect in any material respect as of the date it is or shall be dated.
     (g) The Participation Interests will be characterized as debt for federal income tax purposes. The Transferor has or has caused to be (i) timely filed all tax returns (federal, state and local) required to be filed, (ii) paid or made adequate provision for the payment of all taxes, assessments and other governmental charges and (iii) accounted for the sale, participation and pledge of the Transferor Student Loans and Transferor Student Loan ABS in its books consistent with GAAP.
     (h) There is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending or, to the knowledge of Transferor, overtly threatened in writing against or affecting the Transferor (x) asserting the invalidity of this Agreement or any other Transaction Document, (y) seeking to prevent the consummation of any of the transactions contemplated by this Agreement and the other Transaction Documents, or (z) wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect on the Transferor or which affects, or purports to affect, the validity or enforceability against Transferor of any Transaction Document.
     (i) The Transferor is not an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended. The Transferor is not a “holding company,” or a subsidiary or affiliate of a “holding company,” within the meaning of the Public Utility Holding Company Act of 1935.
     (j) The Transferor is Solvent at the time of (and immediately after) each Purchase and each purchase of Eligible Loans made by the Transferor. The Transferor has given reasonably equivalent value to the applicable Seller in consideration for the transfer to it of the Transferor Student Loans and Transferor Student Loan ABS from such Seller and each such transfer shall not have been made for or on account of an antecedent debt owed by such Seller to it.

     (k) The Transferor has in place adequate insurance to carry on its business as contemplated by this Agreement and the other Transaction Documents.
     (l) The principal place of business and chief executive office of the Transferor and the office where the Transferor keeps any Records in its possession are located at the addresses of the Transferor referred to in Section 10.02 or such other location as the Transferor shall have given notice of to the Administrative Agent pursuant to this Agreement.
     (m) The Transferor has no trade names, fictitious names, assumed names or “doing business as”names or other names under which it has done or is doing business.
     (n) All representations and warranties of the Transferor set forth in the Transaction Documents to which it is a party are true and correct in all material respects as of the date made the Transferor is hereby deemed to have made each such representation and warranty, as of the date made, to, and for the benefit of, the Secured Creditors as if the same were set forth in full herein.
     (o) The Transferor is not in violation of, or default under, any material law, rule, regulation, order, writ, judgment, award, injunction or decree binding upon it or affecting the Transferor or its property or any indenture, agreement, lease or instrument.
     (p) The Transferor has incurred no Debt and has no other obligation or liability, other than normal trade payables, the Liabilities, Servicer Advances, obligations under the Hedging Agreement and advances under the Liquidity Advance Agreement and Revolving Credit Agreement.
     (q) The sale of Participation Interests pursuant to this Agreement will be exempt from registration under the Securities Act of 1933, as amended.
     (r) No steps have been taken by any Person to terminate any Benefit Plan under Title IV of ERISA the assets of which are not sufficient to satisfy all of its benefit liabilities (as determined under Title IV of ERISA) if such insufficiency is likely to result in a Material Adverse Effect on the Transferor, no contribution failure has occurred with respect to any Benefit Plan sufficient to give rise to a lien on the assets of the Transferor under Section 302(f) of ERISA, and each Benefit Plan of the Transferor has been administered in all material respects in compliance with its terms and applicable provision of ERISA and the Code (or, to the extent such Benefit Plan has not been administered in compliance with such terms and provisions, such noncompliance is not likely to result in a Material Adverse Effect on the Transferor.
     (s) No proceeds of any Purchases will be used by the Transferor for any purpose that violates applicable law, including Regulation U of the Federal Reserve Board.
     (t) Each Student Loan and Student Loan ABS to be participated with the proceeds of any Purchase constitutes an Eligible Loan or an Eligible Student Loan ABS, as applicable, as of the date of such Purchase and is purchased, or was previously purchased by the Transferor, from a Seller pursuant to a Purchase Agreement. Each Transferor Student Loan and Transferor Student Loan ABS represented as an Eligible Loan or Eligible Student Loan ABS, as applicable, in a Monthly Report, in fact satisfied as of the last day of the related Settlement Period the definition of “Eligible Loan” or “Eligible Student Loan ABS”, as applicable. Each Transferor Student Loan and Transferor Student Loan ABS represented to be an Eligible Loan or Eligible Student Loan ABS on any other date or included in the calculation of Asset Coverage Ratio on any other date in fact satisfied as of such date the definition of “Eligible Loan” or “Eligible Student Loan ABS”, as applicable.
     Section 5.02 Representations and Warranties of the Transferor Regarding the Administrative Agent’s Security Interest. The Administrator (on behalf of the Transferor) hereby represents and warrants for the benefit of the Administrative Agent, the Purchasers and the other Secured Creditors as follows:
     (a) This Agreement creates valid Participation Interests in the Participated Loans and Participated Student Loan ABS and a valid and continuing perfected security interest (as defined in the applicable Uniform Commercial Code in effect in the State of New York) in the Pledged Collateral in favor of the Administrative Agent, which security interest is prior to all other liens, charges, security interests, mortgages or other encumbrances, and is enforceable as such as against creditors of and purchasers from the Transferor.
     (b) The Transferor, by and through the Eligible Lender Trustee as its Eligible Lender, owns and has good and marketable title to the Transferor Student Loans, Transferor Student Loan ABS and other Pledged Collateral free and clear of any Adverse Claim.
     (c) No filing is required to perfect the sale of the Participation Interests hereunder. The Transferor has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Pledged Collateral granted to the Administrative Agent hereunder.
     (d) All executed originals (or with respect to FFELP Loans certified copies thereof, to the extent more than one loan is evidenced thereby) of each Student Loan Note that constitute or evidence the Transferor Student Loans have been delivered to the Servicer, as bailee for the Administrative Agent for the benefit of the Secured Creditors and all Student Loan ABS Certificates, if any, have been delivered to the Administrative Agent.
     (e) Other than the Participation Interests sold to the Purchasers and the security interest granted to the Administrative Agent pursuant to this Agreement, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pledged Collateral. The Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of collateral covering the Pledged Collateral other than any financing statement relating to the security interest granted to the Administrative Agent hereunder or that has been terminated. There are no judgments or tax lien filings against the Transferor.
     (f) The Transferor is a “registered organization” (as defined in § 9-102(a)(70) of the UCC) organized exclusively under the laws of the State of Delaware and, for purposes of Article 9 of the UCC, the Transferor is located in the State of Delaware.
     (g) The Transferor’s exact legal name is the name set forth for it on the signature page hereto.
     Section 5.03 Particular Representations and Warranties of the Transferor. The Administrator (on behalf of the Transferor) further represents and warrants to each of the parties hereto with respect to each of the Transferor Student Loans and Transferor Student Loan ABS included in the Pledged Collateral:
     (a) Such Transferor Student Loans constitute “accounts”, “promissory notes” or “payment intangibles” within the meaning of the applicable UCC and such Transferor Student Loan ABS constitute investment property or promissory notes and, with respect to such Student Loans which are FFELP Loans, are within the coverage of Sections 432(m)(1)(E) and 439(d)(3) of the Higher Education Act.
     (b) Such Transferor Student Loans are Eligible Loans and such Transferor Student Loan ABS are Eligible Student Loan ABS as of the date they become Pledged Collateral and as of any other date upon which they are declared by the Transferor or the Administrator to be Eligible Loans or Eligible Student Loan ABS, as applicable, and the description of such Eligible Loans and Eligible Student Loan ABS set forth in the Transaction Documents, the Schedule of Participated Loans and Participated Student Loan ABS or the Schedule of Transferor Student Loans and Transferor Student Loan ABS, as applicable, and in any other documents or written information provided to any of the parties hereunder (other than documents or information stated to be preliminary which has subsequently been replaced by definitive documents or information), as applicable, is true and correct in all material respects.
     (c) The Transferor is authorized to sell participation interests in and to pledge such Transferor Student Loans and Transferor Student Loan ABS and the other Pledged Collateral; and the participation, sale, assignment and transfer of such Transferor Student Loans and Transferor Student Loan ABS is or, in the case of any such Transferor Student Loan or Transferor Student Loan ABS repurchased by the Transferor, will be made pursuant to and consistent with the laws and regulations under which the Transferor operates, and will not violate any decree, judgment or order of any court or agency, or conflict with or result in a breach of any of the terms, conditions or provisions of any agreement or instrument to which the Transferor is a party or by which the Transferor or its property is bound, or constitute a default (or an event which could constitute a default with the passage of time or notice or both) thereunder.

     (d) Except as have been obtained, no consents and approvals are required for the consummation of the sales to the Purchasers of Participation Interests and the pledge of the Pledged Collateral hereunder to the Administrative Agent for the benefit of the Secured Creditors.
     (e) Any payments on such Transferor Student Loans and Transferor Student Loan ABS received by the Transferor which have been allocated to the reduction of principal and interest on such Transferor Student Loans and Transferor Student Loans ABS have been allocated on a simple interest basis.
     (f) Due diligence and reasonable care have been exercised in making, administering, servicing and collecting such Transferor Student Loans and Transferor Student Loan ABS and, with respect to any Transferor Student Loan for which repayment terms have been established, all disclosures of information required to be made pursuant to the Higher Education Act have been made.
     (g) Except for Transferor Student Loans executed electronically or Transferor Student Loans evidenced by a master promissory note, there is only one original executed copy of the Student Loan Note evidencing each such Transferor Student Loan. For such Transferor Student Loans that were executed electronically, the Master Servicer has possession of the electronic records evidencing the Student Loan Note. The Eligible Lender Trustee or the Servicer has in its possession a copy of the endorsement and each Loan Transmittal Summary Form identifying the Student Loan Notes that constitute or evidence the Transferor Student Loans. The Student Loan Notes that constitute or evidence such Transferor Student Loans do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Administrative Agent. All financing statements filed or to be filed against the Eligible Lender Trustee and the Transferor in favor of the Administrative Agent in connection herewith describing the Pledged Collateral contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Administrative Agent”.
     (h) The applicable parties shall have performed, satisfied and complied with the conditions set forth in Section 3 of the applicable Purchase Agreement as of the date of the related Bill of Sale.
     Section 5.04 Repurchase of Participated Loans and Participated Student Loan ABS; Reimbursement. The Transferor shall cause the obligations of the Servicers and Sellers to purchase, repurchase, make reimbursement or substitute Transferor Student Loans and Transferor Student Loan ABS to be enforced to the extent such obligations are set forth in the applicable Purchase Agreement and the Servicing Agreement. The Transferor shall cause any such repurchase amount or reimbursement to be remitted to the Release Proceeds Account. Any substitute Transferor Student Loan or Transferor Student Loan ABS obtained by the Transferor from a Servicer or Seller shall constitute a Participated Loan or Participated Student Loan ABS, as applicable, and Pledged Collateral hereunder.

     Section 5.05 Administrator Actions Attributable to Transferor. Any action required to be taken by the Transferor hereunder may be taken by the Administrator on behalf of the Transferor, to the extent permitted under the Administration Agreement. The Transferor shall be fully responsible for each of the representations, warranties, certifications and other statements made herein, in any other Transaction Document, any Purchase Request, any Notice of Release or any other communication hereunder or thereunder by the Administrator on its behalf as if such representations, warranties, certifications or statements had been made directly by the Transferor. In addition, the Transferor shall be fully responsible for all actions of the Administrator taken on its behalf under this Agreement or any other Transaction Document as if such actions had been taken directly by the Transferor. Nothing in this section shall limit the responsibility of the Administrator.
ARTICLE VI
COVENANTS OF THE TRANSFEROR
From the date hereof until all of the Obligations hereunder and under the other Transaction Documents have been satisfied in full:
     Section 6.01 Preservation of Separate Existence.
     (a) Nature of Business. The Transferor will engage in no business other than (i) purchases, sales, sales of Participation Interests and financings of Eligible Loans and Eligible Student Loan ABS, (ii) the other transactions permitted or contemplated by this Agreement and the other Transaction Documents, and (iii) any other transactions permitted or contemplated by its organizational documents as they exist on the Closing Date, or as amended as such amendments may be permitted pursuant to the terms of this Agreement.
     (b) Maintenance of Separate Existence. The Transferor will do all things necessary to maintain its existence as a Delaware limited liability company separate and apart from all Affiliates of the Transferor, including complying with the provisions described in Section 9(j)(iv) of the Limited Liability Company Agreement of the Transferor.
     (c) Transactions with Affiliates. The Transferor will not enter into, or be a party to, any transaction with any of its respective Affiliates, except (i) the transactions permitted or contemplated by this Agreement (including the Liquidity Advance Agreement, the Hedging Agreement, the Revolving Credit Agreement and the sale and purchase of Eligible Loans to or from Affiliates) or the other Transaction Documents; and (ii) other transactions (including, without limitation, the lease of office space or computer equipment or software by the Transferor to or from an Affiliate) (A) in the ordinary course of business, (B) pursuant to the reasonable requirements of the Transferor’s business, (C) upon fair and reasonable terms that are no less favorable to the Transferor than could be obtained in a comparable arm’s-length transaction with a Person not an Affiliate of the Transferor, and (D) not inconsistent with the factual assumptions set forth in the opinion letter issued as of the Closing Date by McKee Nelson LLP to the

Administrative Agent and the Secured Creditors relating to the issues of substantive consolidation.
     Section 6.02 Notice of Termination Event, Potential Termination Event or Servicer Default. As soon as possible and in any event within three Business Days after the occurrence of each Termination Event, each Potential Termination Event and each Servicer Default (or, to the extent the Transferor does not have knowledge of a Termination Event, Potential Termination Event or Servicer Default, promptly upon obtaining such knowledge), the Transferor will provide (or shall cause the Administrator to provide) to the Administrative Agent a statement setting forth details of such Termination Event, Potential Termination Event or Servicer Default and the action which the Transferor has taken or proposes to take with respect thereto. The Administrative Agent shall promptly forward such notice to the Managing Agents. The Managing Agents shall promptly provide written notice of any Termination Event, Potential Termination Event or Servicer Default to the Rating Agencies.
     Section 6.03 Notice of Material Adverse Change. Immediately upon becoming aware of an event which could reasonably be expected to have a Material Adverse Effect on the Transferor, the Transferor will provide to the Administrative Agent written notice thereof.
     Section 6.04 Compliance with Laws; Preservation of Corporate Existence. The Transferor will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its legal existence, and will preserve and maintain its rights, franchises, qualifications and privileges in all material respects.
     Section 6.05 Enforcement of Obligations.
     (a) Enforcement of Transferor Student Loans and Transferor Student Loan ABS. The Transferor shall cause to be diligently enforced and taken all steps, actions and proceedings reasonably necessary for the enforcement of all terms, covenants and conditions of all Transferor Student Loans and Transferor Student Loan ABS and agreements in connection therewith (except as otherwise permitted pursuant to the Transaction Documents), including the prompt payment of all principal and interest payments and all other amounts due the Transferor or the Eligible Lender Trustee, as applicable thereunder.
     (b) Enforcement of Servicing Agreements and Administration Agreement. The Transferor shall cause to be diligently enforced and taken all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of all Servicing Agreements and the Administration Agreement, including all grants, subsidies, donations, Interest Subsidy Payments, Special Allowance Payments and all defaulted payments Guaranteed by any Guarantor and/or by the Department of Education which relate to any Transferor Student Loans. Except as otherwise permitted under any Transaction Document, the Transferor shall not permit the release of the obligations of any Servicer under any Servicing Agreement or of the Administrator under the Administration Agreement and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Transferor, the Eligible Lender Trustee, the Administrative Agent and the Secured

Creditors under or with respect to each Servicing Agreement and the Administration Agreement. The Transferor shall not consent or agree to or permit any amendment or modification of any Servicing Agreement or of the Administration Agreement, except (a) as required by the Higher Education Act; (b) solely for the purpose of extending the term thereof; and/or (c) in any other manner, if such modification, amendment or supplement is made with the prior written consent of the Administrative Agent or is otherwise permitted pursuant to the terms of that agreement. Upon the occurrence of a Servicer Default and during the continuation thereof, the Transferor shall replace the Servicer subject to such Servicer Default if instructed to do so by the Administrative Agent. Upon the occurrence of an Administrator Default and during the continuation thereof, the Transferor shall replace the Administrator if instructed to do so by the Administrative Agent.
     (c) Enforcement of Purchase Agreements. The Transferor shall cause to be diligently enforced and taken all reasonable steps, actions and proceedings necessary for the enforcement of all terms, covenants and conditions of each Purchase Agreement. Except as otherwise permitted under any Transaction Document, the Transferor shall not permit the release of the obligations of any Seller under any Purchase Agreement and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Transferor, Seller, the Eligible Lender Trustee, the Administrative Agent and the Secured Creditors under or with respect to each Purchase Agreement. Except as otherwise permitted under any Transaction Document, the Transferor shall not consent or agree to or permit any amendment or modification of any Purchase Agreement which will in any manner materially adversely affect the rights or security of the Administrative Agent, the Eligible Lender Trustee or the Secured Creditors. To the extent such action is required under the terms of such Purchase Agreement, upon a determination that a Transferor Student Loan or Transferor Student Loan ABS sold pursuant to a Purchase Agreement was not an Eligible Loan or an Eligible Student Loan ABS, as applicable, at the point it was represented to be as such, the Transferor shall require the applicable seller thereof to repurchase such Transferor Student Loan or Transferor Student Loan ABS from the applicable purchaser pursuant to its Purchase Agreement.
     (d) Enforcement and Amendment of Guarantee Agreements. So long as any Purchases are Outstanding and any Transferor Student Loans are guaranteed by a Guarantee Agency, the Transferor will (a) from and after the date on which the Eligible Lender Trustee on its behalf shall have entered into any Guarantee Agreement covering Transferor Student Loans, cause the Eligible Lender Trustee to maintain such Guarantee Agreement and diligently enforce the Eligible Lender Trustee’s rights thereunder; (b) cause the Eligible Lender Trustee to enter into such other similar or supplemental agreements as shall be required to maintain benefits for all Transferor Student Loans covered thereby; and (c) not voluntarily consent to or permit any rescission of or consent to any amendment to or otherwise take any action under or in connection with any relevant Guarantee Agreement or any similar or supplemental agreement in any manner which would materially and adversely affect the ability of the Transferor to perform its obligations under this Agreement or cause a Material Adverse Effect with respect to the Transferor without the prior written consent of the Administrative Agent.

     Section 6.06 Maintenance of Books and Records. The Transferor shall maintain and implement or cause to maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing the Pledged Collateral in the event of the destruction of the originals thereof), and keep and maintain, or cause to be kept and maintained, all documents, books, records and other information reasonably necessary or advisable for the collection of all the Pledged Collateral.
     Section 6.07 Fulfillment of Obligations. The Transferor shall fulfill its obligations pursuant to the Transaction Documents. The Transferor shall cause each of its Affiliates to fulfill its respective obligations pursuant to the Transaction Documents.
     Section 6.08 Notice of Material Litigation. As soon as possible and in any event within three Business Days of the Transferor’s actual knowledge thereof, the Transferor will cause the Administrative Agent and the Managing Agents to be provided with written notice of (A) any litigation, investigation or proceeding which may exist at any time which could have a Material Adverse Effect on the Transferor; and (B) to the extent reasonably requested by the Administrative Agent in connection with the delivery of each Monthly Report, a monthly update of material adverse developments in previously disclosed litigation, including in each case, if known to the Transferor, including any of the same against a Servicer or Material Subservicer;
     Section 6.09 Notice of Relocation. The Transferor will cause the Administrative Agent to be provided notice of any change in the location of the Transferor’s principal offices or any change in the location of the Transferor’s books and records within thirty days before any such change.
     Section 6.10 Rescission or Modification of Transferor Student Loans, Transferor Student Loan ABS and Transaction Documents.
     (a) Except as expressly permitted in the Servicing Agreement, the Transferor shall not permit the release of the obligations of any Obligor under any Transferor Student Loan or Transferor Student Loan ABS and shall at all times, to the extent permitted by law, cause to be defended, enforced, preserved and protected the rights and privileges of the Transferor, the Administrative Agent and the Secured Creditors under or with respect to each Transferor Student Loan and Transferor Student Loan ABS and agreement in connection therewith. The Transferor shall not consent or agree to or permit any amendment or modification of any Transferor Student Loan or Transferor Student Loan ABS or agreement in connection therewith which will in any manner materially adversely affect the rights or security of the Administrative Agent or the Secured Creditors. Nothing in this Agreement shall be construed to prevent the Transferor, the Eligible Lender Trustee or the Administrative Agent, as applicable, from offering any Obligor any borrower benefit to the extent permissible by this Agreement or the Servicing Agreement or settling a default or curing a delinquency on any Transferor Student Loan on such terms as shall be permitted by law and shall be consistent with the applicable Underwriting Guidelines or Servicing Policies.
     (b) Unless otherwise specified pursuant to clause (a) above or in any Transaction Document, without the written consent of the Required Managing Agents

(and the written consent of the Administrative Agent to the extent any of the following would require the Administrative Agent to take any action or amend, modify or waive the duties or responsibilities of the Administrative Agent hereunder), the Transferor will not (nor will they permit any of its agents to):
     (i) cancel, terminate, extend, amend, modify or waive (or consent to or approve any of the foregoing) any provision of any Transaction Document (other than any cancellation or termination of a Guarantee Agreement that does not apply at such time to any Participated Loans or any extension, amendment, modification or waiver of a Guarantee Agreement that would not have a Material Adverse Effect on the Transferor); or
     (ii) take or consent to any other action that may impair the rights of any Secured Creditor to any Pledged Collateral or modify, in a manner adverse to any Secured Creditor, the right of such Secured Creditor to demand or receive payment under any of the Transaction Documents (other than any action with regard to a Guarantee Agreement that does not apply at such time to any Participated Loans or any extension, amendment, modification or waiver of a Guarantee Agreements that would not have a Material Adverse Effect on the Transferor).
     Section 6.11 Liens.
     (a) Transaction Documents. The Transferor (i) will cause to be taken all action necessary to perfect, protect and more fully evidence the Participation Interests in the Participated Student Loans and Participated Student Loan ABS and the ownership interest of the Transferor (or of the Eligible Lender Trustee, acting on behalf of the Transferor) and the first priority perfected security interest of the Administrative Agent in favor of the Secured Creditors in the Transferor Student Loans, Transferor Student Loan ABS, Collections with respect thereto and in the other Pledged Collateral and the Transaction Documents including, without limitation, (A) filing and maintaining effective financing statements (Form UCC-1) in all necessary or appropriate filing offices; (B) filing continuation statements, amendments or assignments with respect thereto in such filing offices; (C) filing amendments, releases and terminations with respect to filed financing statements, as necessary; and (D) executing or causing to be executed such other instruments or notices as may be necessary or appropriate; and (ii) will cause to be taken all additional action to perfect, protect and fully evidence the first priority security interest of the Administrative Agent, for the benefit of the Secured Creditors, in the Transferor Student Loans, Transferor Student Loan ABS, and other Pledged Collateral related thereto.
     (b) UCC Matters; Protection and Perfection of Pledged Collateral; Delivery of Documents. Unless the Transferor has complied with Section 6.09, the Transferor will keep its principal place of business and chief executive office, and the office where it keeps any Records in its possession, at the address of the Transferor referred to in Exhibit O. The Transferor will not make any change to its name unless prior to the effective date of any such name change or use, the Transferor delivers to the Administrative Agent such financing statements necessary, or as the Administrative Agent may request, to reflect such name change, together with such other documents and instruments as the Administrative Agent may request in connection therewith. The Transferor will not change its jurisdiction of formation or its corporate structure. The Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action necessary, or that the Administrative Agent may reasonably request, in order to maintain the Administrative Agent’s first priority perfected security interest in the Pledged Collateral for the benefit of the Secured Creditors, or to enable the Administrative Agent or the Secured Creditors to exercise or enforce any of their respective rights hereunder (provided, however, that the foregoing sentence shall not be deemed to require the Transferor or the Master Servicer to relocate or deliver any Student Loan Notes to or at the direction of the Administrative Agent prior to the Termination Date). Without limiting the generality of the foregoing, the Transferor will: (a) authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate (or as the Administrative Agent may request); and (b) mark their master data processing records evidencing such Pledged Collateral with a legend or numeric code acceptable to the Administrative Agent, evidencing that the Purchasers, with respect to the Participation Interests, and the Administrative Agent, for the benefit of the Secured Creditors, with respect to the security interest, have acquired an interest therein as provided in this Agreement. The Transferor hereby authorizes the Administrative Agent, or any Secured Creditor on behalf of the Transferor, to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Pledged Collateral now existing or hereafter arising without the signature of the Transferor where permitted by law. A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Pledged Collateral, or any part thereof shall be sufficient as a financing statement. If the Transferor fails to perform any of its agreements or obligations under this Section, the Administrative Agent or any Secured Creditor may (but shall not be required to) itself perform, or cause performance of, such agreement or obligation, and the expenses of the Administrative Agent or such Secured Creditor incurred in connection therewith shall be payable by the Transferor upon the Administrative Agent’s or such Secured Creditor’s demand therefor. For purposes of enabling the Administrative Agent or any such Secured Creditor to exercise their respective rights described in the preceding sentence and elsewhere in this Agreement, the Transferor and the Eligible Lender Trustee hereby authorize, and irrevocably grant a power of attorney, exercisable only after the occurrence and during the continuation of a Termination Event, to the Administrative Agent and its respective successors and assigns to take any and all steps in the Transferor’s and the Eligible Lender Trustee’s name and on behalf of the Transferor and/or the Eligible Lender Trustee necessary or desirable, in the determination of the Administrative Agent, as the case may be, to collect all amounts due under any and all Transferor Student Loans, Transferor Student Loan ABS and other Pledged Collateral, including, without limitation, endorsing the Transferor’s and/or the Eligible Lender Trustee’s name on checks and other instruments representing Collections and enforcing such Transferor Student Loans, Transferor Student Loan ABS and other Pledged Collateral.

     Section 6.12 Sales of Assets; Consolidation/Merger.
     (a) Sales, Liens, Etc. Except as otherwise provided herein or in any other Transaction Document, the Transferor will not (nor will it permit the Eligible Lender Trustee to) sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Pledged Collateral.
     (b) Merger, Etc. Except as permitted under this Agreement, the Transferor will not merge or consolidate with, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions), all or substantially all of its assets (whether now owned or hereafter acquired), or acquire all or substantially all of the assets or capital stock or other ownership interest of any Person, other than, with respect to asset dispositions, in connection herewith. The Transferor shall not form or create any subsidiary without the consent of the Administrative Agent.
     Section 6.13 Change in Business. The Transferor will not make any change in the character of its business, which change could reasonably be expected to impair the collectibility of any Pledged Collateral or otherwise materially adversely affect the interests or remedies of the Administrative Agent or the Purchasers under this Agreement or any other Transaction Document.
     Section 6.14 Capital Stock. The Transferor will not issue any Membership Interests to any Person other than SLM Education Credit Finance Corporation.
     Section 6.15 General Reporting Requirements. The Transferor will provide to the Administrative Agent (and, as applicable, will cause the Master Servicer to provide) the following:
     (a) as soon as available and in any event within 120 days after the end of each fiscal year of the Transferor, the Sellers and the Master Servicer, an annual statement of compliance with the Transaction Documents and applicable law together with an agreed upon procedures letter delivered by the Independent Public Accountant with respect to the Transaction Documents, all in form acceptable to the Managing Agents;
     (b) as soon as available and in any event within 120 days after the end of each fiscal year of SLM Corporation, a copy of the balance sheet of SLM Corporation and the related statements of income, stockholders’ equity and cash flows for such year, each prepared in accordance with GAAP consistently applied and duly certified by nationally recognized independent certified public accountants selected by SLM Corporation, together with a certificate of an officer certifying that such financial statements fairly present in all material respects the financial condition of SLM Corporation;
     (c) as soon as available and in any event within 45 days after the end of each fiscal quarter of SLM Corporation, a copy of an unaudited balance sheet of SLM Corporation and the related statements of income, stockholders’ equity and cash flows for such fiscal quarter, each prepared in accordance with GAAP consistently applied, together with a certificate of an officer certifying that such financial statements fairly present in all material respects the financial condition of SLM Corporation;
     (d) promptly following the Administrative Agent’s request therefor, copies of all financial statements, settlement statements, portfolio and other material reports, notices, disclosures, certificates and other written material delivered or made available to the Transferor by any Person pursuant to the terms of any Transaction Document;
     (e) promptly following the Administrative Agent’s request therefor, such other information respecting the Transferor Student Loans, Transferor Student Loan ABS and the other Pledged Collateral or the conditions or operations, financial or otherwise, of the Transferor as the Administrative Agent may from time to time reasonably request;
     (f) with respect to each Guarantor, promptly after receipt thereof as made available to the Transferor after request therefor, copies of any audited financial statements of such Guarantor certified by an independent certified public accounting firm;
     (g) with respect to the Master Servicer and each Subservicer and promptly after receipt thereof after a good faith effort to obtain such material is made by the Transferor, (A) copies of any annual audited financial statements of such Servicer or Subservicer, to the extent available, certified by an independent certified public accounting firm, (B) on an annual basis within 30 days after receipt thereof, copies of SAS 70 reports for such Servicer or Subservicer, or, if not available, the annual compliance audit for each Servicer and Subservicer required by Section 428(b)(1)(4) of the Higher Education Act and (C) to the extent not included in the financial information provided pursuant to clauses (A) and (B) above and to the extent available, such Servicer’s or Subservicer’s net dollar loss for the year due to servicing errors;
     (h) promptly following the Administrative Agent’s request therefor, a Schedule of Transferor Student Loans and Transferor Student Loan ABS;
     (i) promptly after the filing or receiving thereof, copies of all reports and notices with respect to any Reportable Event defined in Title IV of ERISA or with respect to the termination of any Benefit Plan subject to Title IV of ERISA which the Transferor or any of its ERISA Affiliates files under ERISA with the Internal Revenue Service, the Pension Benefit Guarantee Corporation or the U.S. Department of Labor or which the Transferor or any of its ERISA Affiliates receives from the Pension Benefit Guarantee Corporation but in each case only if such Reportable Event or termination is likely to result in the occurrence of a Material Adverse Effect on the Transferor;
     (j) promptly after the occurrence thereof, written notice of changes in the Higher Education Act or any other law of the United States that could reasonably have a probability of having a Material Adverse Effect on the Transferor or could materially and adversely affect (A) the ability of a Servicer to perform its obligations under its Servicing Agreement, (B) the ability of a Subservicer to perform its obligations under its Servicing Agreement, or (C) the collectibility or enforceability of a material amount of the

Transferor Student Loans or Transferor Student Loan ABS, or any Guarantee Agreement or Federal Reimbursement Contract with respect to a material amount of Transferor Student Loans;
     (k) upon request, copies of the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act in order to permit compliance with Rule 144A in connection with assignments of Participation Interests;
     (l) promptly, notice of any change in the accountants of the Transferor or SLM Corporation; and
     (m) promptly, after the occurrence thereof or if sooner upon any executive officer of the Administrator having direct or primary responsibility for ABS trust administration obtaining knowledge of any pending change, notice of any change in the accounting policy of the Transferor or SLM Corporation to the extent such change could reasonably be seen to have a material and adverse impact on the transactions contemplated herein.
     Section 6.16 Inspections. The Transferor shall (and shall cause the Master Servicer and each Seller, to the extent the Master Servicer or Seller conducts primary servicing or origination duties with respect to the Participated Loans), upon reasonable notice and from time to time during regular business hours, once per calendar year (or, after the occurrence and during the continuance of a Termination Event, as frequently as requested by the Administrative Agent on behalf of any Managing Agent) as requested in advance by the Administrative Agent, permit the Administrative Agent and the Managing Agents, or their agents or representatives, (i) to examine and make copies of and take abstracts from all books, records and documents (including computer tapes and disks) relating to the Pledged Collateral and (ii) to visit the offices and properties of the Transferor (or the Master Servicer or Seller, as applicable) for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Participated Loans, Participated Student Loan ABS and Pledged Collateral or the Transferor’s (or the Master Servicer’s or Seller’s) performance hereunder and under the other Transaction Documents with any of the officers, directors, employees or independent public accountants of the Transferor, the Master Servicer or the Seller having knowledge of such matters.
     Section 6.17 ERISA. The Transferor will not adopt, maintain, contribute to or incur or assume any legal obligation with respect to any Benefit Plan or Multiemployer Plan.
     Section 6.18 Servicers. Except as permitted by any Servicing Agreement, the Transferor will not permit any Person other than the Master Servicer or a Subservicer to collect, service or administer the Transferor Student Loans.
     Section 6.19 Acquisition, Participation, Collection and Assignment of Student Loans and Student Loan ABS. The Transferor shall acquire or participate only Eligible Loans and Eligible Student Loan ABS (or beneficial interests therein) with proceeds of the Purchases and shall cause to be collected all principal and interest payments on all the Transferor Student Loans and all sums to which the Transferor or Administrative Agent is entitled pursuant to any Purchase Agreement, and all grants, subsidies, donations, Interest Subsidy Payments, Special

Allowance Payments and all defaulted payments Guaranteed by any Guarantor which relate to such Transferor Student Loans as more fully set forth in the Servicing Agreement. The Transferor will assign or direct the assignment of such Transferor Student Loans for payment of guarantee benefits as required by applicable law and regulations. The Transferor will comply in all material respects with any Guarantor’s rules and regulations which apply to such Transferor Student Loans.
     Section 6.20 Administration and Collection of Transferor Student Loans. All Transferor Student Loans shall be administered and collected either by the Transferor or by a Servicer or a Subservicer in a competent, diligent and orderly fashion and in accordance in all material respects with all applicable requirements of the Higher Education Act, the Department of Education, this Agreement, the Federal Reinsurance Agreements, the Eligible Lender Trustee Guarantee Agreements and any other guarantee agreement issued by any Guarantor to the Eligible Lender Trustee or the Transferor.
     Section 6.21 Obligations of the Transferor With Respect to Pledged Collateral. The Transferor will (a) at its expense, regardless of any exercise by any Secured Creditor of its rights hereunder, timely and fully perform and comply with all provisions, covenants and other promises required to be observed by it under the Transaction Documents included in the Pledged Collateral to the same extent as if Pledged Collateral had not been participated or pledged hereunder; and (b) pay when due any taxes, including without limitation, sales and excise taxes, payable in connection with the Pledged Collateral. In no event shall any Secured Creditor have any obligation or liability with respect to any Transferor Student Loans or Transferor Student Loan ABS or other instrument document or agreement included in the Pledged Collateral, nor shall any of them be obligated to perform any of the obligations of the Transferor or any of its Affiliates thereunder. The Transferor will timely and fully comply in all respects with each Transaction Document.
     Section 6.22 Asset Coverage Requirement. The Transferor shall maintain at all times, to the best of its actual knowledge, the Minimum Asset Coverage Requirement.
     Section 6.23 Amendment of Organizational Documents. The Transferor shall cause the Administrative Agent to be notified in writing of any proposed amendments to the Transferor’s organizational documents. No such amendment shall become effective unless and until the Administrative Agent has consented in writing thereto, which consent shall not be unreasonably withheld or delayed.
     Section 6.24 Amendment of Underwriting Guidelines or Servicing Policies. Promptly after the occurrence thereof, the Transferor shall cause the Administrative Agent to be notified of any material changes to the Underwriting Guidelines or Servicing Policies applicable to the private credit education loan programs for which an Applicable Percentage greater than zero has been established. The Transferor shall not permit or implement any change in the Underwriting Guidelines or Servicing Policies applicable to any Transferor Student Loan which would materially and adversely affect the collectibility of any Transferor Student Loan, the performance of the portfolio of Transferor Student Loans or the Administrative Agent’s security interest in such Transferor Student Loans without the prior written consent of the Required Managing Agents.

     Section 6.25 No Payments on Membership Interests. Except as expressly permitted by this Agreement, the Transferor shall not make any payments or distributions with respect to the Membership Interests without the prior written consent of the Managing Agents.
     Section 6.26 Reduced Rate Programs. The Transferor will not permit the Master Servicer to apply any rate reduction programs with respect to the Transferor Student Loans unless there are on deposit in, or the Master Servicer has deposited funds into, the Collection Account or the Borrower Benefit Account in an amount sufficient to offset such effective yield reductions.
ARTICLE VII
TERMINATION EVENTS; TERMINATION DATE
     Section Section 7.01 Termination Events.
     Each of the following events (each “Termination Event”) shall be a Termination Event under this Agreement:
     (a) the Transferor fails to reduce when required the Capital on the Participation Interests or the Transferor, the Administrator, any Seller, any Servicer or the Eligible Lender Trustee fails to make any payment, transfer or deposit within five Business Days of the due date thereof (or, if the obligation in question arises under another Transaction Document, within the cure period, if any, provided in such Transaction Document) with respect to any of its Obligations under this Agreement or any of the other Transaction Documents; or
     (b) any material representation, warranty, certification or statement made or deemed to be made by the Transferor, the Administrator, the Eligible Lender Trustee, any Seller or any Servicer under or in connection with this Agreement or any other Transaction Document, or other information, report or document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made, deemed made or delivered (except for representations and warranties concerning Eligible Loans and Eligible Student Loan ABS with respect to which the applicable Seller has repurchased the related Student Loans or Student Loan ABS); or
     (c) the Transferor, the Administrator, the Eligible Lender Trustee, any Seller or any Servicer shall default in the performance or observance of any term, covenant or undertaking (other than those set forth in subsections (a), (b) or (k) of this Section) to be performed or observed herein or in any other Transaction Document on its part and any such failure shall remain unremedied (if such default can be remedied) for thirty (30) days after written notice thereof (or, if the obligation in question arises under another Transaction Document, within the cure period, if any, provided in such Transaction Document) shall have been received by the Transferor; provided, however, such thirty (30) day cure period shall not apply to defaults under Sections 6.01, 6.11, 6.12 or 6.25; or
     (d) (i) a Servicer Default (other than an Event of Bankruptcy) shall have occurred with respect to the Master Servicer or the Servicing Agreement of the Master

Servicer shall not be in full force and effect for any reason or (ii) a Servicer Default (other than an Event of Bankruptcy) shall have occurred with respect to a Material Subservicer and the Material Subservicer shall not have been replaced within 180 days or a Servicing Agreement of a Material Subservicer shall not be in full force in effect and the Subservicer shall not have been replaced within 180 days; or
     (e) an Event of Bankruptcy shall have occurred with respect to the Transferor, the Eligible Lender Trustee, any Seller, the Master Servicer, any Material Subservicer or any Affiliate of the Transferor or any Seller; or
     (f) at any time (i) after the occurrence of an Event of Bankruptcy with respect to the Hedging Counterparty, (ii) during which the Hedging Agreement and each Hedge Contract shall have been terminated following a Hedging Agreement Default or (iii) when the Hedging Agreement shall not be in full force and effect for any other reason, the Hedging Counterparty shall not have made all termination payments required under the Hedging Agreement or any Hedge Contract at the times or within the grace periods provided for in the Hedging Agreement or such Hedge Contract; or
     (g) at any time after the occurrence of a Capitalized Interest Account Funding Event, (i) the Transferor shall fail to deposit into the Capitalized Interest Account the Capitalized Interest Account Specified Balance calculated as of the date the Capitalized Interest Account Funding Event has occurred and such failure shall continue for five Business Days or during such five Business Day period, such Capitalized Interest Account Funding Event shall no longer be in effect or (ii) the amount on deposit in the Capitalized Interest Account shall be less than the Capitalized Interest Account Specified Balance as of the end of three consecutive Settlement Periods; or
     (h) the Asset Coverage Ratio shall be less than the Minimum Asset Coverage Requirement and shall not have been cured within thirty (30) days; or
     (i) the Transferor, any Seller, the Master Servicer, or any Affiliate thereof shall be in default under an agreement with respect to financing arrangements in excess of $50,000,000 and the result of such default is to cause the acceleration of such financing arrangements; or
     (j) one or more judgments or orders for the payment of money or adverse rulings shall be rendered against the Transferor, any Seller or the Master Servicer that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on such Person and such judgment or ruling shall remain unsatisfied or unstayed for a period in excess of thirty (30) days; or
     (k) the filing of any actions or proceedings against the Transferor, the Administrator, any Seller or the Master Servicer that involves the Transaction Documents or any material portion of the Pledged Collateral which the Administrative Agent reasonably believes is likely to result in a Material Adverse Effect on the Transferor; or
     (l) the Purchasers shall, for any reason, cease to have a valid 100% undivided participation interest in the Participated Loans and Participated Student Loan ABS or the

Administrative Agent, for the benefit of the Secured Creditors, shall, for any reason, cease to have a valid and perfected first priority security interest in any material portion of the Pledged Collateral or the Transferor shall, for any reason, cease to have a valid and perfected first priority ownership interest in any material portion of the Transferor Student Loans, Transferor Student Loan ABS and Collections with respect thereto; or
     (m) the Internal Revenue Service shall file notice of a lien involving a sum in excess of $50,000,000 pursuant to Section 6321 of the Internal Revenue Code with regard to any assets of Transferor and such lien shall not have been released within five Business Days or any Person shall institute steps to terminate any Benefit Plan if the assets of such Benefit Plan are insufficient to satisfy all of its benefit liabilities in excess of $50,000,000 (as determined under Title IV of ERISA), or a contribution failure in excess of $50,000,000 occurs with respect to any Benefit Plan which is sufficient to give rise to a lien under Section 302(f) of ERISA in each case where or the Pension Benefit Guaranty Corporation shall, or shall indicate its intention to, file notice of a lien pursuant to Section 4608 of ERISA with regard to any of the assets of the Transferor and such lien shall not have been released within five (5) Business Days; or
     (n) any material provision of this Agreement or any other Transaction Document (other than a Guarantee Agreement that does not apply at such time to any Participated Loans) to which the Transferor, the Administrator, any Seller or any Servicer is a party shall cease to be in full force and effect or the Transferor, the Administrator, any Seller or any Servicer shall so state in writing; or
     (o) any amendment to the Higher Education Act or any other federal law becomes effective that materially adversely affects the interests of the Administrative Agent, the Managing Agents or the Purchasers in the Participated Loans, Participated Student Loan ABS or other Pledged Collateral; or
     (p) any material adverse development in litigation, investigation or proceeding against the Transferor, the Seller or the Master Servicer, including, but not limited to the investigation by the office of the New York Attorney General that could reasonably be expected to have a Material Adverse Effect on such Person; or
     (q) the Transferor shall fail to maintain its status as a limited purpose bankruptcy remote limited liability company.
     Section Section 7.02 Termination Date
     (a) If any Termination Event occurs, then the Administrative Agent may, and shall at the request of the Required Managing Agents, by notice to the Transferor, the Administrative Agent and each Managing Agent, declare that a Termination Date shall have occurred (except that, in the case of any event described in Section 7.01 (e), (h) or (l) above, the Termination Date shall be deemed to have occurred automatically).
     (b) Upon the occurrence of the Termination Date, the Transferor shall have the right to exercise a call (“Transferor Call Right”) and purchase the Outstanding Participation Interests from the Purchasers for a purchase price equal to the Obligations.

If the Transferor fails to exercise the Transferor Call Right upon the occurrence of the Termination Date (or, if such Termination Date results solely from the occurrence of clause (a) of the definition of “Scheduled Call Date”, within 90 days after the Termination Date), then the Purchasers may purchase the Participated Loans and Participated Student Loan ABS for their own account without further consideration, in satisfaction of the Obligations, by delivering a notice of transfer signed by the Administrative Agent and each Managing Agent to the Administrator and the Eligible Lender Trustee. The Administrator and Transferor agree to execute at the reasonable request of the Administrative Agent all documents necessary to complete the transfer of the Participated Loans and Participated Student Loan ABS.
     (c) Upon the occurrence of the Termination Date, no further Purchases will be made and all of the Obligations due and owing to the Affected Parties shall become immediately due and payable. Upon any such occurrence, the Administrative Agent (for the benefit of the Secured Creditors) shall have, in addition to all other rights and remedies under this Agreement or otherwise, all other rights and remedies provided to a secured party under the UCC of the applicable jurisdiction and other applicable laws, which rights shall be cumulative. The rights and remedies of a secured party which may be exercised by the Administrative Agent pursuant to this Article shall include, without limitation, the right, without notice except as specified below, to solicit and accept bids for and sell the Pledged Collateral or any part thereof in one or more parcels at a public or private sale, at any exchange, broker’s board or at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Any sale or transfer by the Administrative Agent of Transferor Student Loans that are FFELP Loans shall only be made to an Eligible Lender. The Transferor agrees that, to the extent notice of sale shall be required by law, 10 Business Days’ notice to the Transferor and the Administrator of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification and that it shall be commercially reasonable for the Administrative Agent to sell the Pledged Collateral to an Eligible Lender on an “as is” basis, without representation or warranty of any kind. The proceeds of any such sale shall be deposited to the Collection Account and shall be distributed pursuant to Section 2.05(b). The Administrative Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given and may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent and the Managing Agents shall refrain from selling all or any portion of the Pledged Collateral until on or after the date which is 90 days after the occurrence of the Termination Date if such Termination Date results solely from the occurrence of clause (a) of the definition of “Scheduled Call Date”.
     Section 7.03 Sales of Transferor Student Loan ABS. The Transferor hereby acknowledges that the sale by the Administrative Agent of any Transferor Student Loan ABS pursuant to the terms hereof in compliance with the Securities Act of 1933 as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect (the “Securities Act”), as well as applicable “Blue Sky” or other state securities laws, may require strict limitations as to the manner in which the Administrative Agent or any subsequent transferee of the Transferor Student Loan ABS may dispose thereof. The Transferor acknowledges and agrees that in order to protect the Administrative Agent’s interest it may be necessary to sell the Transferor Student Loan ABS at a price less than the maximum price attainable if a sale were delayed or were made in another manner, such as a public offering under the Securities Act. The Transferor has no objection to sale in such a manner and agrees that the Administrative Agent shall have no obligation to obtain the maximum possible price for the Transferor Student Loan ABS. Without limiting the generality of the foregoing, Transferor agrees that, upon the occurrence and during the continuation of a Termination Event, the Administrative Agent may, subject to applicable law, from time to time attempt to sell all or any part of the Transferor Student Loan ABS by a private placement, restricting the bidders and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, the Administrative Agent may solicit offers to buy the Transferor Student Loan ABS or any part thereof for cash, from a limited number of investors reasonably believed by the Administrative Agent to be institutional investors or other accredited investors who might be interested in purchasing the Transferor Student Loan ABS (including SLM Corporation or any Affiliate thereof other than a Seller). If the Administrative Agent shall solicit such offers, then the acceptance by the Administrative Agent of one of the offers shall be deemed to be a commercially reasonable method of disposition of the Transferor Student Loan ABS.
     Section 7.04 Setoff. Each of the Administrative Agent and the Secured Creditors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date due to the occurrence of a Termination Event or during the continuance of a Potential Termination Event to set off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Administrative Agent or such Secured Creditor to, or for the account of, the Transferor against the amount of the Outstandings owing by the Transferor to such Person or to the Administrative Agent on behalf of such Person (even if contingent or unmatured).
     Section 7.05 Failure to Maintain Participation Interest or Security Interest. Notwithstanding any other provision of this Agreement, all Obligations of the Transferor under this Agreement shall immediately become due and payable if at any time the Purchasers shall cease to have valid Participation Interests or the Administrative Agent, on behalf of the Secured Creditors, shall cease to have a valid first priority perfected security interest in a material portion of the Pledged Collateral free and clear of any Adverse Claim and the Transferor agrees to cause the repayment of all the Liabilities, including the Aggregate Capital, within five Business Days after notice to the Administrator by the Administrative Agent of the occurrence thereof.
ARTICLE VIII
INDEMNIFICATION
          Without limiting any other rights which the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers, the Affected Parties, the Program Support Providers or any of their respective Affiliates may have hereunder or under applicable law, the Transferor hereby agrees to indemnify the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers, the Affected Parties, the Program Support Providers and each of their respective members, investors, officers, directors, employees, agents, attorneys-in-fact and Affiliates from and against any and all damages, losses, claims, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements except as may be expressly limited by Section 10.08 (all of the foregoing, together with any amounts due to the Valuation Agent pursuant to Article V of the Valuation Agent Agreement, being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the Participation Purchase, the funding of Purchases, this Agreement, the Program Support Agreements, the other Transaction Documents or the Pledged Collateral, excluding, however, Indemnified Amounts to the extent resulting from the gross negligence or willful misconduct of the Person seeking indemnification.
ARTICLE IX
ADMINISTRATIVE AGENT AND MANAGING AGENTS
     Section 9.01 Authorization and Action of Administrative Agent. The Conduit Purchasers, the Managing Agents and the Alternate Purchasers hereby accept the appointment of and authorize the Administrative Agent to take such action as agent on their behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Administrative Agent reserves the right, in its sole discretion, to take any actions and exercise any rights or remedies under this Agreement and any related agreements and documents. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Purchaser or Managing Agent, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term “Administrative Agent” in this Agreement with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Administrative Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care. The Administrative Agent agrees to give the Managing Agents notice of each notice and determination and a copy of each certificate and report (if such notice, report, determination, or certificate is not given by the applicable Person to such Managing Agent) given to it by the Transferor, Administrator, any Seller, any Servicer, the Valuation Agent or the Eligible Lender Trustee pursuant to the terms of the Transaction Documents which the Administrative Agent deems material to the Managing Agents or Purchasers within five (5) Business Days of receipt thereof by the Administrative Agent. Except for actions which the Administrative Agent is expressly required to take pursuant to this Agreement, as the case may be, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to applicable law unless the Administrative Agent shall receive further assurances to its satisfaction from the Managing Agents that it will be indemnified against any and all liability and expense which may be incurred in taking or continuing to take such action.
     Section 9.02 Authorization and Action of Managing Agents. Each Conduit Purchaser and Alternate Purchaser hereby accepts the appointment of and authorizes its related Managing Agent to take such action as agent on its behalf and to exercise such powers as are delegated to such Managing Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Each Managing Agent reserves the right, in its sole discretion, to take any actions and exercise any rights or remedies under this Agreement and any related agreements and documents. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Transaction Document, no Managing Agent shall have any duties or responsibilities, except those expressly set forth in this Agreement, nor shall any Managing Agent have or be deemed to have any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Transaction Document or otherwise exist against any Managing Agent. Without limiting the generality of the foregoing sentence, the use of the term “Managing Agent” in this Agreement with reference to any Managing Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Managing Agent may execute any of its duties under this Agreement or any other Transaction Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Managing Agent shall be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care. Each Managing Agent agrees to give to its related Conduit Purchaser and Alternate Purchasers prompt notice of each notice and determination and a copy of each certificate and report (if such notice, report, determination, or certificate is not given by the applicable Person to such Conduit Purchaser or the Alternate Purchaser) given to it by the Administrative Agent, the Transferor, the Administrator, any Seller, any Servicer, the Valuation Agent or the Eligible Lender Trustee, pursuant to the terms of this Agreement. Except for actions which each Managing Agent is expressly required to take pursuant to this Agreement, as the case may be, such Managing Agent shall not be required to take any action which exposes such Managing Agent to personal liability or which is contrary to applicable law unless such Managing Agent shall receive further assurances to its satisfaction from its related Conduit Purchaser and Alternate Purchaser that it will be indemnified against any and all liability and expense which may be incurred in taking or continuing to take such action.
     Section 9.03 Agency Termination. Subject to Sections 9.07 and 9.08, the appointment and authority of the Administrative Agent and the Managing Agents hereunder shall terminate upon the payment by the Transferor of all Obligations hereunder.
     Section 9.04 Administrative Agent’s and Managing Agent’s Reliance, Etc. None of the Administrative Agent, any Managing Agent or any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it as Administrative

Agent or Managing Agent under or in connection with this Agreement or any related agreement or document, except for its own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent and each Managing Agent: (a) may consult with legal counsel (including counsel for Transferor or any Affiliate of Transferor), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to any Conduit Purchaser, any Managing Agent, any Alternate Purchaser or any Program Support Provider and shall not be responsible to any Conduit Purchaser, any Managing Agent, any Alternate Purchaser or any Program Support Provider for any statements, warranties or representations made by the Transferor, the Eligible Lender Trustee, any Seller, any Servicer, any Guarantor or the Valuation Agent in connection with this Agreement or any other Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Transaction Document on the part of the Transferor, the Eligible Lender Trustee, any Servicer, any Seller, any Guarantor or the Valuation Agent or to inspect the property (including the books and records) of the Transferor, the Eligible Lender Trustee, any Servicer, any Seller, any Guarantor or the Valuation Agent; (d) shall not be responsible to any Conduit Purchaser, any Managing Agent, any Alternate Purchaser or any Program Support Provider, as the case may be, for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Transaction Document or any other instrument or document furnished pursuant hereto; and (e) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or other electronic means) believed by it in good faith to be genuine and signed or sent by the proper party or parties.
     Section 9.05 Administrative Agent, Managing Agents and Affiliates. The Administrative Agent, the Managing Agents and their Affiliates may generally engage in any kind of business with the Transferor, the Eligible Lender Trustee, any Servicer, any Guarantor, any Seller, any of their respective Affiliates and any Person who may do business with or own securities of the Transferor, the Eligible Lender Trustee, any Servicer, any Guarantor, any Seller, or any of their respective Affiliates, all as if such entities were not the Administrative Agent or a Managing Agent and without any duty to account therefor to any Conduit Purchaser, any Managing Agent, any Alternate Purchaser or any Program Support Provider.
     Section 9.06 Decision to Make Purchases. The Conduit Purchasers and the Alternate Purchasers acknowledge that each has, independently and without reliance upon the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and to make Purchases hereunder. The Conduit Purchasers and the Alternate Purchasers also acknowledge that each will, independently and without reliance upon the Administrative Agent, the Managing Agent or any of their Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement or any related agreement, instrument or other document. Furthermore, each of the Purchasers and Managing Agents acknowledges and agrees that although it may have received modeling and other structural information (including cash flow analysis) from the Administrative Agent, the Administrative Agent assumes no responsibility for the accuracy or completeness of such information and such information is not intended to be relied upon as a prediction of performance or for any other reason.
     Section 9.07 Successor Administrative Agent.
     (a) The Administrative Agent may resign at any time by giving five days’ written notice thereof to each Conduit Purchaser, each Managing Agent, each Alternate Purchaser, the Transferor, the Administrator and the Eligible Lender Trustee. Upon any such resignation, the Conduit Purchasers, the Managing Agents and the Alternate Purchasers shall have the right to appoint a successor Administrative Agent approved by the Transferor (which approval will not be unreasonably withheld or delayed and will not be required after the occurrence and during the continuance of a Termination Event). If no successor Administrative Agent shall have been so appointed and shall have accepted such appointment, within sixty days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Conduit Purchasers, the Managing Agents and the Alternate Purchasers, appoint a successor Administrative Agent. If the successor Administrative Agent is not an Affiliate of the resigning Administrative Agent or an Alternate Purchaser, such successor Administrative Agent shall be subject to the Transferor’s prior written approval (which approval will not be unreasonably withheld or delayed). Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent under this Agreement.
     (b) The “Administrative Agent” shall include any successors to the Administrative Agent as a result of a merger, consolidation, combination, conversion, reorganization or any other transaction (or series of related transactions) in which shares of the Administrative Agent’s capital stock are sold or exchanged for or converted or otherwise changed into other stock or securities, cash and/or any other property, or the sale, lease, assignment, transfer or other conveyance of a majority of the assets of the Administrative Agent in any transaction (or series of related transactions). Notwithstanding anything to the contrary in this Agreement, no consent of the Purchasers, the Managing Agents or the Transferor shall be required in connection with the succession of the Administrative Agent as a result of any of the foregoing transactions.
     Section 9.08 Successor Managing Agents. Any Managing Agent may resign at any time by giving five days’ written notice thereof to its related Conduit Purchaser and Alternate Purchaser, the Transferor, the Administrator, the Administrative Agent and the Eligible Lender Trustee. Upon any such resignation, the related Conduit Purchaser and Alternate Purchaser shall have the right to appoint a successor Managing Agent approved by the Transferor (which approval will not be unreasonably withheld or delayed and will not be required after the occurrence and during the continuance of a Termination Event). If no successor Managing Agent shall have been so appointed and shall have accepted such appointment, within sixty days after the retiring Managing Agent’s giving of notice of resignation, then the retiring Managing Agent may, on behalf of the related Conduit Purchaser and Alternate Purchaser, appoint a successor Managing Agent. If the successor Managing Agent is not an Affiliate of the resigning Managing Agent, such successor Managing Agent shall be subject to the Transferor’s prior written approval (which approval will not be unreasonably withheld or delayed). Upon the acceptance of any appointment as a Managing Agent hereunder by a successor Managing Agent, such successor Managing Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Managing Agent, and the retiring Managing Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Managing Agent’s resignation hereunder as a Managing Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was a Managing Agent under this Agreement.
     Section 9.09 Reimbursement. Each Alternate Purchaser agrees to reimburse and indemnify the Administrative Agent and its officers, directors, employees, representatives, counsel and agents (to the extent the Administrative Agent is not paid or reimbursed by the Transferor, the Master Servicer, or the Sellers), ratably according to the respective Capital of the Outstanding Purchases then held by each of them (or if the Outstanding Purchases are equal to zero are such time, ratably in accordance with their Pro Rata Shares), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Transaction Document or any action taken or omitted by the Administrative Agent under this Agreement or any the Transaction Document, provided that no Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s gross negligence or willful misconduct. Without limitation of the foregoing, each Alternate Purchaser agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the due diligence, negotiation, preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or any other Transaction Document, to the extent that the Administrative Agent is not reimbursed for such expenses by the Transferor, the Master Servicer or the Sellers.
     Section 9.10 Notice of Termination Event, Potential Termination Event or Servicer Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Termination Event, a Termination Event or a Servicer Default, unless the Administrative Agent has received written notice from a Purchaser, a Managing Agent or the Transferor referring to this Agreement, describing such Potential Termination Event, Termination Event or Servicer Default and stating that such notice is a “Notice of Termination Event or Potential Termination Event” or “Notice of Servicer Default,” as applicable. The Administrative Agent will notify the Managing Agents of its receipt of any such notice.

ARTICLE X
MISCELLANEOUS
     Section 10.01 Amendments, Etc. Unless otherwise specified herein, no amendment to or waiver of any provision of this Agreement nor consent to any departure by Transferor or any other Person therefrom shall in any event be effective unless the same shall be in writing and signed by the Transferor, the Eligible Lender Trustee and the Required Managing Agents and then such waiver or consent shall be effective only in the specific instance for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, without the consent of the Administrative Agent, require the Administrative Agent to take any action or amend, modify or waive the duties, responsibilities or rights of the Administrative Agent hereunder or under any other Transaction Document; and provided further that no such amendment, waiver or consent shall, without the consent of each affected Managing Agent, (a) amend the definitions of Eligible Loan, Eligible FFELP Loan, Eligible Private Credit Loan, Eligible Student Loan ABS, Applicable Percentage, Maximum Purchase Amount, Defaulted Student Loan, Defaulted Student Loan ABS, or Required Managing Agents contained in this Agreement or modify the then existing Excess Concentration Amounts; (b) amend, modify or waive any provision of this Agreement in any way which would (i) reduce the Capital or Purchaser Costs payable on account of any Participation Interest or delay any scheduled date for payment thereof; (ii) reduce fees payable by the Transferor to the Administrative Agent, the Managing Agents or the Purchasers or delay the dates on which such fees are payable; or (iii) modify any provisions relating to reserves so as to reduce such reserves; (c) agree to the payment of a different rate of interest on the Participation Interests pursuant to this Agreement; (d) amend or waive the Termination Event relating to the bankruptcy of the Transferor in Article VII of this Agreement; (e) amend this Section 10.01 in any way other than expanding the list of amendments, waivers or consents that require the consent of each Managing Agent or (f) release all or substantially all of the Pledged Collateral except as expressly permitted by this Agreement; and provided further, that the consent of an Alternate Purchaser shall be required to (a) increase the amount of its Commitment and (b) extend the termination date of its Commitment. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. To the extent the consent of any of the parties hereto (other than the Transferor) is required under any of the Transaction Documents, the determination as to whether to grant or withhold such consent shall be made by such party in its sole discretion without any implied duty toward any other Person, except as otherwise expressly provided herein or therein. The parties acknowledge that, before entering into such an amendment or granting such a waiver or consent, Purchasers may also be required to obtain the approval of some or all of the Program Support Providers or to obtain confirmation from certain Rating Agencies that such amendment, waiver or consent will not result in a withdrawal or reduction of the ratings of the CP. If any Conduit Purchaser is required pursuant to its program documents to provide notice of an amendment to the Transaction Documents to any Rating Agency rating the CP of such Conduit Purchaser, such Conduit Purchaser’s related Managing Agent shall provide such Rating Agency with notice of such amendment to the Transaction Documents.
     Section 10.02 Notices, Etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including communication by facsimile copy or other electronic means) and mailed, delivered by nationally recognized overnight courier service, transmitted or delivered by hand, as to each party hereto, at its address set forth on Exhibit O hereto or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective, upon receipt, or in the case of (a) notice by mail, five days after being deposited in the United States mails, first class postage prepaid or (b) notice by facsimile or other electronic copy, when verbal communication of receipt is obtained, except that notices and communications pursuant to Article II shall not be effective until received.
     Section 10.03 No Waiver; Remedies. No failure on the part of the Eligible Lender Trustee, the Administrative Agent, any Managing Agent or the Secured Creditors to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
     Section 10.04 Successors and Assigns; Binding Effect.
     (a) This Agreement shall be binding on the parties hereto and their respective successors and permitted assigns; provided, however, that neither the Transferor nor the Administrator may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior written consent of the Administrative Agent. Except as provided in clause (b) below and except as provided in Article III, no provision of this Agreement shall in any manner restrict the ability of any Purchaser to assign, participate, grant security interests in, or otherwise transfer any portion of the Participation Interests.
     (b) Any Alternate Purchaser may assign all or any portion of its Commitment and its interest in the Participation Interests, the Pledged Collateral and its other rights and obligations hereunder to any Person with the prior written approval of the Transferor and the Administrator (which approval shall not be unreasonably withheld and shall not be required after the occurrence and during the continuance of a Termination Event), the Managing Agent for such Purchaser’s Facility Group and the Administrative Agent; provided, however, such consent of the Transferor or the Administrator shall not be required in the case of an assignment to any existing Alternate Purchaser or any Affiliate of an existing Alternate Purchaser (or, for the avoidance of doubt, in the case of a sale of a participation interest that does not affect the rights or obligations of such Alternate Purchaser hereunder). In connection with any such assignment, the assignor shall deliver to the assignee(s) an Assignment Agreement, duly executed, assigning to such assignee a pro rata interest in such assignor’s Commitment and other obligations hereunder and in the Participation Interests and Pledged Collateral and other rights hereunder, and such assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee’s right, title and interest in and to such interest and to enable the Administrative Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such assignor’s Commitment and interest in the Participation Interests and the Pledged Collateral for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party and (ii) the assignor shall have no further obligations with respect to the portion of its Commitment which has been assigned and shall relinquish its rights with respect to the portion of its interest in the Participation Interests and Pledged Collateral which has been assigned for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment Agreement shall be delivered to the Administrative Agent, the applicable Managing Agent and the Transferor. All costs and expenses of the Administrative Agent incurred in connection with any assignment hereunder shall be borne by the Transferor. No Alternate Purchaser shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Program Support Agreement to which it is a party or under which it has acquired a participation.
     (c) By executing and delivering an Assignment Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Transferor or any Affiliate of the Transferor or the performance or observance by the Transferor or any Affiliate of the Transferor of any of their respective obligations under this Agreement or the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and each other Transaction Document and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment Agreement and to purchase such interest; (iv) such assignee will, independently and without reliance upon the Administrative Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents and the Pledged Collateral; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction

Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Conduit Purchasers any proceeding of the type referred to in Section 10.14 prior to the date which is one year and one day after the payment in full of all CP issued by the Conduit Purchaser (or any related commercial paper issuer, if the Conduit Purchaser does not itself issue CP).
     (d) Without limiting the foregoing, each Conduit Purchaser may, from time to time, with prior or concurrent notice to the Transferor, the Administrator, the Managing Agent for such Conduit Purchaser’s Facility Group, and the Administrative Agent, in one transaction or a series of transactions, assign all or a portion of its outstanding Participation Interests and its rights and obligations under this Agreement and any other Transaction Documents to which it is a party to a Conduit Assignee. Upon and to the extent of such assignment by a Conduit Purchaser to a Conduit Assignee, (i) such Conduit Assignee shall be the owner of the assigned portion of the Participation Interests, (ii) unless otherwise provided for in an agreement among the Conduit Assignee, the Administrative Agent and the Transferor, the Managing Agent for the Conduit Purchaser assignor will act as the Managing Agent for such Conduit Assignee, with all corresponding rights and powers, express or implied, granted to the Managing Agent hereunder or under the other Transaction Documents, (iii) such Conduit Assignee (and any related commercial paper issuer, if such Conduit Assignee does not itself issue commercial paper) and their respective Program Support Providers and other related parties shall have the benefit of all the rights and protections provided to the Conduit Purchaser and its Program Support Provider(s) herein and in the other Transaction Documents (including any limitation on recourse against such Conduit Assignee or related parties, any agreement not to file or join in the filing of a petition to commence an insolvency proceeding against such Conduit Assignee, and the right to assign to another Conduit Assignee as provided in this paragraph), (iv) such Conduit Assignee shall assume all (or the assigned or assumed portion) of the Conduit Purchaser’s obligations, if any, hereunder or any other Transaction Document, and the Conduit Purchaser shall be released from such obligations, in each case to the extent of such assignment, and the obligations of the Conduit Purchaser and such Conduit Assignee shall be several and not joint, (v) all distributions in respect of the Participation Interests shall be made to the applicable agent or Managing Agent, as applicable, on behalf of the Conduit Purchaser and such Conduit Assignee on a pro rata basis according to their respective interests, (vi) the defined terms and other terms and provisions of this Agreement and the other Transaction Documents shall be interpreted in accordance with the foregoing, and (vii) if requested by the Administrative Agent or the Managing Agent with respect to the Conduit Assignee, the parties will execute and deliver such further agreements and documents and take such other actions as the Administrative Agent or such Managing Agent may reasonably request to evidence and give effect to the foregoing. No assignment by a Conduit Purchaser to a Conduit Assignee of all or any portion of the Participation Interests shall in any way diminish its related Alternate Investors’ obligation under this Agreement to fund any Participation Interests not funded by the Conduit Purchaser or such Conduit Assignee.
     (e) In the event that a Conduit Purchaser makes an assignment to a Conduit Assignee in accordance with clause (d) above, the Alternate Purchasers in such Conduit

Purchaser’s Facility Group: (i) if requested by the related Managing Agent, shall terminate their participation in the applicable Program Support Agreement to the extent of such assignment, (ii) if requested by the related Managing Agent, shall execute (either directly or through a participation agreement, as determined by such Managing Agent) the program support agreement related to such Conduit Purchaser, to the extent of such assignment, the terms of which shall be substantially similar to those of the participation or other agreement entered into by such Alternate Purchaser with respect to the applicable Program Support Agreement (or which shall be otherwise reasonably satisfactory to the related Managing Agent and the Alternate Purchasers), (iii) if requested by the Conduit Purchaser, shall enter into such agreements as requested by the Conduit Purchaser pursuant to which they shall be obligated to provide funding to the Conduit Assignee on substantially the same terms and conditions as is provided for in this Agreement in respect of the Conduit Purchaser (or which agreements shall be otherwise reasonably satisfactory to the Conduit Purchaser and the Alternate Purchasers), and (iv) shall take such actions as the Administrative Agent shall reasonably request in connection therewith.
     (f) The Transferor hereby agrees and consents to the assignment by the Conduit Purchaser from time to time of all or any part of its rights under, interest in and title to the Participation Interests, the Pledged Collateral, this Agreement, and the other Transaction Documents to any Program Support Provider.
     (g) If its related Managing Agent so elects, a Conduit Purchaser shall assign (and the Transferor consents to such assignment), effective on the Assignment Date referred to below, all or such portions as may be elected by the Conduit Purchaser of its interest in the Participation Interests at such time to its related Alternate Purchaser; provided, however, that no such assignment shall take place pursuant to this paragraph at a time when an Event of Bankruptcy with respect to such Conduit Purchaser exists. No further documentation or action on the part of the Conduit Purchaser shall be required to exercise the rights set forth in the immediately preceding sentence, other than the giving of notice by its related Managing Agent on behalf of the Conduit Purchaser referred to above and the delivery by such related Managing Agent of a copy of such notice to each related Alternate Purchaser (the date of the receipt by the applicable Managing Agent of any such notice being the “Assignment Date”). Each Alternate Purchaser hereby agrees, unconditionally and irrevocably and under all circumstances, without setoff, counterclaim or defense of any kind, to pay the full amount of its Assignment Amount on such Assignment Date to its related Conduit Purchaser or Conduit Purchasers in immediately available funds to an account designated by the related Managing Agent. Upon payment of its Assignment Amount, each Alternate Purchaser shall acquire an interest in the Participation Interests equal to that transferred by the Conduit Purchaser. In the event that the aggregate of the Assignment Amounts paid by any Facility Group’s Alternate Purchasers pursuant to this paragraph on any Assignment Date occurring is less than the Capital of the Participation Interests of the applicable Conduit Purchaser on such Assignment Date, then to the extent payments are therefore received by the applicable Managing Agent hereunder in respect of such Participation Interest in excess of the aggregate of the unrecovered Assignment Amounts funded by the related Alternate

Purchasers, such excess shall be remitted by the applicable Managing Agent to the applicable Conduit Purchasers.
     (h) From and after the effective date specified in each assignment and acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such assignment and acceptance, have the rights and obligations of the Purchasers under this Agreement. Any assignment or transfer by a Purchaser of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Purchaser of a participation in such rights and obligations in accordance with the terms hereof.
     (i) The Administrative Agent shall maintain on behalf of the Transferor a register (the “Register”) on which it will record the Purchasers’ rights hereunder, and each assignment and acceptance and participation. The Register shall include the names and addresses of the Purchasers (including all assignees, successors and participants). Absent manifest error, the Register shall be conclusive as to the ownership of a Purchaser’s rights hereunder, but failure to make any such recordation, or any error in such recordation shall not affect the Purchasers’ obligations in respect of such rights. If a Purchaser assigns or sells a participation in its rights hereunder, such assignment shall not be effective until it has provided the Administrative Agent with the information described in this paragraph. The Administrative Agent shall permit the Transferor to review such information as reasonably needed for the Transferor to comply with its obligations under this Agreement or to maintain the Obligations at all times in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations.
     Section 10.05 Survival. The rights and remedies with respect to any breach of a representation and warranty made by or on behalf of the Transferor pursuant to Article V and the indemnification and payment provisions of Articles VIII and IX and Sections 2.14, 2.15, 2.20, 10.08, 10.09 and 10.14 shall be continuing and shall survive the termination of this Agreement and, with respect to the Administrative Agent’s and the Eligible Lender Trustee’s rights under Articles VIII, IX and X, the removal or resignation of the Administrative Agent or the Eligible Lender Trustee.
     Section 10.06 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ALL RESPECTS IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES).
     Section 10.07 Submission to Jurisdiction; Waiver of Jury Trial; Appointment of Service Agent.
     (a) EACH OF THE PARTIES HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN THE CITY OF NEW YORK FOR PURPOSES OF ALL

LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING IN THIS SECTION 10.07 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT, THE MANAGING AGENTS OR THE PURCHASERS TO BRING ANY ACTION OR PROCEEDING AGAINST THE TRANSFEROR OR THE ADMINISTRATOR OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS.
     (b) EACH OF THE PARTIES HERETO HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG ANY OF THEM ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS.
     (c) The Transferor and the Administrator each hereby appoint CT Corporation located at 111 Eighth Avenue, New York, New York 10011 as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such Person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Southern District of New York and of any New York State court sitting in The City of New York by the Administrative Agent or the Purchasers or any successor or assignee of any of them.
     Section 10.08 Costs and Expenses. In addition to the rights of indemnification granted under Article IX, and notwithstanding any limitation on recourse set forth herein, the Transferor agrees to pay on demand all reasonable costs, fees and expenses of the Eligible Lender Trustee, the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers or the Program Support Providers incurred in connection with the due diligence, negotiation, preparation, execution, delivery, renewal or any amendment or modification of, or any waiver or consent issued in connection with, this Agreement, any Program Support Agreement or any other Transaction Document, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Eligible Lender Trustee, the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers or the Program Support Providers with respect thereto and all costs, fees and expenses, if any (including reasonable counsel fees and expenses), incurred by the Eligible Lender Trustee, the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers or the Program Support Providers in connection with the enforcement of this Agreement, any Program Support Agreement and the other Transaction Documents. Notwithstanding the foregoing, each of the Conduit Purchasers, Managing Agents, Alternate Purchasers and Program Support Providers agree that the Transferor shall only be required to pay amounts for legal fees and expenses of a single law firm engaged by the Administrative Agent on behalf of the Administrative Agent and the Secured Creditors, unless otherwise agreed to by the Transferor in its sole discretion.
     Section 10.09 Recourse Against Certain Parties. No recourse under or with respect to any obligation, covenant or agreement (including, without limitation, the payment of any fees or any other obligations) of the Eligible Lender Trustee, the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers or the Program Support Providers as contained in this Agreement or any other agreement, instrument or document entered into by it pursuant hereto or in connection herewith shall be had against any administrator of the Eligible Lender Trustee, the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers or the Program Support Providers or any incorporator, affiliate, stockholder, officer, employee or director of the Eligible Lender Trustee, the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers or the Program Support Providers or of any such administrator, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that the agreements of the Eligible Lender Trustee, the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers and the Program Support Providers contained in this Agreement and all of the other agreements, instruments and documents entered into by the Eligible Lender Trustee, the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers or the Program Support Providers pursuant hereto or in connection herewith are, in each case, solely the corporate obligations of the Eligible Lender Trustee, the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers or the Program Support Providers, as applicable. No personal liability whatsoever shall attach to or be incurred by any administrator of the Eligible Lender Trustee, the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers or the Program Support Providers or any incorporator, stockholder, affiliate, officer, employee or director of the Eligible Lender Trustee, the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers or the Program Support Providers or of any such administrator, as such, or any other them, under or by reason of any of the obligations, covenants or agreements of the Eligible Lender Trustee, the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers or the Program Support Providers contained in this Agreement or in any other such instruments, documents or agreements, or which are implied therefrom, and that any and all personal liability of every such administrator of the Eligible Lender Trustee, the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers or the Program Support Providers and each incorporator, stockholder, affiliate, officer, employee or director of the Eligible Lender Trustee, the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers or the Program Support Providers or of any such administrator, or any of them, for breaches by the Eligible Lender Trustee, the Administrative Agent, the Conduit Purchasers, the Managing Agents, the Alternate Purchasers or the Program Support Providers of any such obligations, covenants or agreements, which liability may arise either at common law or at equity, by statute or constitution, or otherwise, is hereby expressly waived as a condition of and in consideration for the execution of this Agreement. The provisions of this Section shall survive the termination of this Agreement and, with respect to the rights of the Eligible Lender Trustee, the Administrative Agent or the Managing Agents, the resignation or removal of the Eligible Lender Trustee, the Administrative Agent or the Managing Agents.

     Section 10.10 Execution in Counterparts; Severability; Integration. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by facsimile or electronic mail of an executed signature page of this Agreement or any other Transaction Document shall be effective as delivery of an executed counterpart hereof. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby. This Agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.
     Section 10.11 Confidentiality.
     (a) Each of the Administrative Agent, the Managing Agents and the Purchasers agrees to keep confidential and not disclose any non-public information or documents related to the Transferor or any Affiliate of the Transferor delivered or provided to such Person in connection with this Agreement, any other Transaction Document or the transactions contemplated hereby or thereby and which are clearly identified in writing by the Transferor or such Affiliate as being confidential; provided, however, that each of the foregoing may disclose such information (a) to the extent required or deemed necessary and/or advisable by such Person’s counsel in any judicial, regulatory, arbitration or governmental proceeding or under any law, regulation, order, subpoena or decree; (b) to its officers, directors, employees, accountants, auditors and outside counsel, in each case, provided they are informed of the confidentiality thereof and agree to maintain such confidentiality; (c) to any Program Support Provider for the Conduit Purchasers, any potential Program Support Provider for the Conduit Purchasers, or any assignee or participant or potential assignee or participant of any Program Support Provider for the Conduit Purchasers, provided they are informed of the confidentiality thereof and agree to maintain such confidentiality; (d) to any assignee, participant or potential assignee or participant of or with any of the foregoing or any Program Support Provider, any such liquidity or program support provider or assignee or participant is required by law, regulation, decree or order to make such disclosure; (f) in connection with the enforcement hereof or of any of the other Transaction Documents or any Program Support Agreement; (g) to any rating agency rating the commercial paper notes of the Conduit Purchasers or rating SLM Corporation; and (h) to such other Persons as may be approved by the Transferor. Notwithstanding the foregoing, the foregoing obligations shall not apply to any such information, documents or portions thereof that (i) were of public knowledge or literature generally available to the public at the time of such disclosure; or (ii) have become part of the public domain by publication or otherwise, other than as a result of the failure of such party or any of its respective employees, directors, officers, advisors, accountants, auditors, or legal counsel to preserve the confidentiality thereof.

     (b) Each of the Transferor and the Administrator hereby agrees that it will not disclose the contents of this Agreement or any other Transaction Document or any other proprietary or confidential information of or with respect to any Purchaser, the Administrative Agent or any Program Support Provider to any other Person except (a) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized statistical rating organization, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information or (b) as otherwise required by applicable law or order of a court of competent jurisdiction.
     (c) Notwithstanding any other provision herein to the contrary, each of the parties hereto (and each employee, representative or other agent of each such party) may disclose to any and all persons, without limitation of any kind, any information with respect to the United States federal, state and local “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated by the Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party or its representatives relating to such tax treatment and tax structure; provided, that no person may disclose the name of or identifying information with respect to any party identified in the Transaction Documents or any pricing terms or other nonpublic business or financial information that is unrelated to the United States federal, state and local tax treatment of the transaction and is not relevant to understanding the United States federal, state and local tax treatment of the transaction, without the prior consent of the Transferor; provided further, that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the United States federal, state and local tax treatment or tax structure of the transactions contemplated hereby.
     Section 10.12 Section Titles. The section titles contained in this Agreement shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties.
     Section 10.13 Entire Agreement. This Agreement, including all Exhibits, Schedules and Appendices and other documents attached hereto or incorporated by reference herein, together with the other Transaction Documents constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other negotiations, understandings and representations, oral or written, with respect to the subject matter hereof.
     Section 10.14 No Petition. Each of the Transferor, the Administrator, the Eligible Lender Trustee, the Administrative Agent and the Managing Agents hereby covenants and agrees with respect to each Conduit Purchaser that, prior to the date which is one year and one day after the payment in full of all outstanding indebtedness of such Conduit Purchaser (or its related commercial paper issuer), it will not institute against or join any other person or entity in instituting against such Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States. The foregoing shall not limit the rights of the Transferor, the Administrator, the Eligible Lender Trustee, the Administrative Agent or the Managing Agents to file any claim in, or otherwise take any action with respect to, any insolvency proceeding instituted against any Conduit Purchaser by a Person other than the Transferor, the Administrator, the Eligible Lender Trustee, the Administrative Agent or the Managing Agents, as applicable.
     Section 10.15 Excess Funds. Notwithstanding any provisions contained in this Agreement to the contrary, no Conduit Purchaser shall, nor shall be obligated to, pay any amount pursuant to this Agreement unless (i) such Conduit Purchaser has received funds which may be used to make such payment and which funds are not required to repay its commercial paper notes when due and (ii) after giving effect to such payment, either (x) such Conduit Purchaser could issue commercial paper notes to refinance all of its outstanding commercial paper notes (assuming such outstanding commercial paper notes matured at such time) in accordance with the program documents governing such Conduit Purchaser’s securitization program or (y) all of such Conduit Purchaser’s commercial paper notes are paid in full. Any amount which a Conduit Purchaser does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the United States Bankruptcy Code) against or corporate obligation of such Conduit Purchaser for any such insufficiency unless and until such Conduit Purchaser satisfies the provisions of clauses (i) and (ii) above. The provisions of this Section shall survive the termination of this Agreement.
     Section 10.16 Agreed Tax Treatment. The Transferor and, by its acceptance or acquisition of a Participation Interest or a beneficial interest therein, each Purchaser of, and any Person that acquires a direct or indirect beneficial interest in, such Participation Interest, intend and agree to treat such Participation Interest as indebtedness of the Transferor or SLM Education Credit Finance Corporation for United States federal, state and local tax purposes. The provisions of this Agreement shall be interpreted to further this intention and agreement of the parties.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE TRANSFEROR: MUSTANG FUNDING II, LLC
By:	/s/ Mark L. Heleen
	Name:	Mark L. Heleen
	Title:	Vice President

THE ADMINISTRATOR: SALLIE MAE, INC.
By:	/s/ J. Lance Franke
	Name:	J. Lance Franke
	Title:	Senior Vice President

Signature Page
to
Mustang Funding II, LLC
Participation Purchase
and Security Agreement

THE BANK OF AMERICA CONDUIT PURCHASERS: KITTY HAWK FUNDING CORPORATION
By:	/s/ Philip A. Martone
	Name:	Philip A. Martone
	Title:	Vice President

RANGER FUNDING COMPANY LLC
By:	/s/ Doris J. Hearn
	Name:	Doris J. Hearn
	Title:	Vice President

YC SUSI TRUST
By:	/s/ Margaux L. Karagosian
	Name:	Margaux L. Karagosian
	Title:	Vice President

THE BANK OF AMERICA MANAGING AGENT: BANK OF AMERICA, N.A.
By:	/s/ Margaux L. Karagosian
	Name:	Margaux L. Karagosian
	Title:	Vice President

THE BANK OF AMERICA ALTERNATE PURCHASER: BANK OF AMERICA, N.A.
By:	/s/ Margaux L. Karagosian
	Name:	Margaux L. Karagosian
	Title:	Vice President

Signature Page
to
Mustang Funding II, LLC
Participation Purchase
and Security Agreement

THE JPMORGAN CONDUIT PURCHASERS: CHARIOT FUNDING LLC
By:	/s/ GEORGE S. WILKINS
	Name:	George S. Wilkins
	Title:	Vice President

FALCON ASSET SECURITIZATION COMPANY LLC
By:	/s/ GEORGE S. WILKINS
	Name:	George S. Wilkins
	Title:	Vice President

JUPITER SECURITIZATION COMPANY LLC
By:	/s/ GEORGE S. WILKINS
	Name:	George S. Wilkins
	Title:	Vice President

PARK AVENUE RECEIVABLES COMPANY, LLC
By:	/s/ GEORGE S. WILKINS
	Name:	George S. Wilkins
	Title:	Vice President

THE JPMORGAN MANAGING AGENT: JPMORGAN CHASE BANK, N.A.
By:	/s/ GEORGE S. WILKINS
	Name:	George S. Wilkins
	Title:	Vice President

THE JPMORGAN ALTERNATE PURCHASER: JPMORGAN CHASE BANK, N.A.
By:	/s/ GEORGE S. WILKINS
	Name:	George S. Wilkins
	Title:	Vice President

Signature Page
to
Mustang Funding II, LLC
Participation Purchase
and Security Agreement

THE ELIGIBLE LENDER TRUSTEE:

CHASE BANK USA, NATIONAL ASSOCIATION, not in its individual capacity but solely in its capacity as Eligible Lender Trustee under the Eligible Lender Trustee Agreement dated as of April         2007 by and between Mustang Funding II, LLC and the Eligible Lender Trustee

By:	/s/ John J. Cashin
	Name:	John J. Cashin
	Title:	Vice President

THE ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A.
By:	/s/ Margaux L. Karagosian
	Name:	Margaux L. Karagosian
	Title:	Vice President

BANK OF AMERICA, N.A., as securities intermediary and depositary bank with respect to the Accounts
By:	/s/ Margaux L. Karagosian
	Name:	Margaux L. Karagosian
	Title:	Vice President

Signature Page
to
Mustang Funding II, LLC
Participation Purchase
and Security Agreement

EXHIBIT A-1
FORM OF PURCHASE AGREEMENT
(SLM EDUCATION CREDIT FINANCE CORPORATION)

EXHIBIT A-2
FORM OF PURCHASE AGREEMENT
(VG FUNDING, LLC)

EXHIBIT B
[RESERVED]

EXHIBIT C
FORM OF MONTHLY REPORT
SALLIE MAE, INC.
12061 Bluemont Way
Reston, Virginia 20190
By facsimile:	(704) 387-2828 (704) 409-0594
                          , 2007
To:	Bank of America, N.A., as Administrative Agent Hearst Tower 214 N. Tryon Street Charlotte, NC 28255 Attn: Ms. Camille Zerbinos (tel. 704.386.8361) Ms. Margaux Karagosian (tel. 704.387.7778)

REF: Mustang Funding II, LLC Monthly Report
Reference is made to the Participation Purchase and Security Agreement, dated as of April 30, 2007 among Mustang Funding II, LLC as Transferor, the conduit purchasers party thereto, the alternate purchasers party thereto, Bank of America, N.A., as Administrative Agent, the managing agents party thereto, Chase Bank USA, National Association, as Eligible Lender Trustee and Sallie Mae, Inc., as Administrator (as amended, restated, supplemented or otherwise modified, the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.
The Administrator, on behalf of the Transferor, is delivering this Monthly Report pursuant to Section 2.05(a) of the Agreement.
     I. The Administrator, on behalf of itself and the classes, hereby certifies as of                         , 2007 the Minimum Asset Coverage Requirement is met. The Asset Coverage Ratio as of the before mentioned date is
Asset Coverage Ratio:           %
and the Private Credit Loan Default Ratio as of the before mentioned date is:
Private Credit Loan Default Ratio:           %
     II. The following Permitted Releases of Transferor Student Loans and Transferor Student Loan ABS occurred during the Settlement Period listed below:
Settlement Period                           , 2007 to                           , 2007

A) Take Out Securitization	$—

                          , 2007

B) Fair Market Auction	$—
C) Permitted SPE Transfer	$—
D) Permitted Seller Buy-Back	$—
E) Other Transfers	$—
The Administrator, on behalf of itself and the Transferor, hereby certifies that (i) each of the releases described above meets the requirements of a Permitted Release under and as defined in the Agreement and (ii) a true, correct and complete schedule of each Transferor Student Loan and Transferor Student Loan ABS that was released during the above-mentioned Settlement Period is attached hereto.
     III. The Administrator, on behalf of the classes, hereby directs and authorizes the Administrative Agent to make the following transfers from the Collection Account on _____ ___, 2007 pursuant to Section 2.05(b) of the Agreement.
A. Transfer:	From the Collection Account 1233056604 To the Capital Payment Account 1233056524 Amount: $ __________

B. Transfer:	From the Collection Account 1233056604 To the Interest Reserve Subaccount 1233056548 Amount: $ __________

C. Transfer:	From the Collection Account 1233056604 To Reserve Account 1233056609 Amount: $ __________

D. Transfer:	From the Collection Account 1233056604 To Capitalized Interest Account 1233056543 Amount: $ __________

E. Transfer:	From the Collection Account 1233056604 To Floor Income Rebate Account 1233056562 Amount: $ __________

F. Transfer:	From the Collection Account 1233056604 To Borrower Benefit Account 1233056586 Amount: $ __________

                          , 2007

G. Transfer:	From the Collection Account 1233056604 To Sallie Mae Inc.

ABA: 021000018 Bank: Bank of New York AC#: [ ] Name: Sallie Mae Inc. Ref: Monthly Servicing Fees Amount: $ —

H. Transfer:	From the Collection Account 1233056604 To Sallie Mae Inc.

ABA: 021000018 Bank: Bank of New York AC#: [ ] Name: Sallie Mae Inc. Ref: ABCP Administrator Fee Amount: $ __________

I. Transfer:	From the Collection Account 1233056604 To Disbursement Account 1233056326 Amount: $ —

J. Transfer:	From Collection Account 1233056604 To Bank of America Intl, New York, NY

ABA: 026009593 AC#: 1093600656600 BNF Structured Finance Wire Clearing Ref: SLM-Mustang II Admin Fee

K. Transfer:	From Collection Account 1233056604 To Purchasers

A)	Bank of America Funding Group
B)	JP Morgan Funding Group Ref: SLM-Mustang II Program Fee Amount Ref: SLM-Mustang II Liquidity Fee Amount

L. Transfer:	From the Collection Account 1233056604 To SLM Corporation

ABA: 021000018

                          , 2007

Bank: Bank of New York AC#: [ ] Name: SLM Corp Ref: ABCP Hedge Counterparty Fees Amount: $ —

M. Transfer:	From the Collection Account 1233056604 To SLM Corporation

ABA: 021000018 Bank: Bank of New York AC#: [ ] Name: SLM Corp Ref: ABCP Hedge Agreement Payment Amount: $ —

N. Transfer:	From the Collection Account 1233056604 To SLM Education Credit Finance Corporation

ABA: 021000018 Bank: Bank of New York AC#: [ ] Name: Mustang Funding II, LLC Ref: Membership Interest Amount: $ —
The Administrator, on behalf of itself and the Transferor, hereby certifies that (i) no Termination Event or, to the best of its knowledge, Potential Termination Event has occurred and is continuing and (ii) to the best of its knowledge and belief, the amounts provided above are accurate and complete.

Sincerely, SALLIE MAE, INC., as Administrator
By:
Name:
Title:

EXHIBIT D
FORM OF VALUATION AGENT AGREEMENT

EXHIBIT E
FORM OF PURCHASE REQUEST
SALLIE MAE, INC.
12061 Bluemont Way
Reston, Virginia 20190
By facsimile: (704) 387-2828
                       (704) 409-0594
[Date]

To:	Bank of America, N.A., as Administrative Agent Hearst Tower 214 N. Tryon Street Charlotte, NC 28255 Attn: Ms. Camille Zerbinos (tel. 704.386.8361) Ms. Margaux Karagosian (tel. 704.387.7778)
Reference is made to the Participation Purchase and Security Agreement, dated as of April 30, 2007 among Mustang Funding II, LLC, as the Transferor, the conduit purchasers party thereto, the alternate purchasers party thereto, Bank of America, N.A., as Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Managing Agents, Chase Bank USA, National Association, as Eligible Lender Trustee and Sallie Mae, Inc., as Administrator (as amended, restated, supplemented or otherwise modified, the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.
Pursuant to Section 2.02(b) of the Agreement, the Administrator, on behalf of the Transferor, hereby requests that on [Date of Purchase]1 (the “Purchase Date”), a Purchase (the “Requested Purchase”) be made in the aggregate amount of $[Amount of Purchase] (the “Requested Purchase Amount”). The Requested Purchase is a (check one):
     ☐ Purchase Price Purchase, and the following applies:
The proceeds of the Requested Purchase will be used by the Transferor to acquire the Student Loans and Student Loan ABS listed on the Schedule of Student Loans and Student Loan ABS that accompanies this request, and the Requested Purchase Amount is calculated as follows based upon the aggregate Maximum Purchase Amounts of such Student Loans and Student Loan ABS:

Type of Student Loan		Weighted Average
or	Aggregate Principal	Applicable	Maximum Purchase
Student Loan ABS	Balance	Percentage	Amount
Eligible FFELP Loans
Eligible Private Credit Loans
Eligible Student Loan ABS[2]

[1]	Must be at least two (2) Business Days after the date of this request.

[2]	Include lead underwriters/managers, CUSIP number, tranche issuance amount.

1. Requested Purchase Amount (Not to exceed the total Maximum Purchase Amount for the Student Loans calculated above plus the total Maximum Purchase Amount for Student Loan ABS calculated above)	$

2. CP Purchase/LIBOR Purchase/Base Rate Purchase

3. Requested Tranche Period (if a CP Purchase or LIBOR Purchase)

4. Matched Funded/Pool Funded (if a CP Purchase)

5. Requested Purchase to be funded with amount in the Principal Payment Account or Release Proceeds Account?	Yes/No

If yes, existing Tranche Period to be allocated to Requested Purchase

If yes, existing Yield to be allocated to Requested Purchase

6. Cutoff Date with respect to Student Loans and Student Loan ABS
☐ Rollover Capital Purchase, and the following applies:

1. Purchase Date of Purchase being refinanced (the “Existing Purchase”)

2. Tranche Period of Existing Purchase

3. Yield of Existing Purchase

4. Principal amount of Existing Purchase	$

5. Accrued and unpaid Financing Costs relating to the Existing Purchase, to the extent permitted by Section 2.01(b) of the Agreement	$

6. Sum of Item 4 and item 5	$

7. Requested Purchase Amount (Not to exceed Item 6)	$

8. CP Purchase/LIBOR Purchase/Base Rate Purchase

9. Requested Tranche Period (if a CP Purchase or a LIBOR Purchase)

10. Match-Funded/Pool-Funded (if a CP Purchase)

11. Requested Purchase to be funded with amount in the Principal Payment Account or Release Proceeds Account?	[Yes/No]

If yes, existing Tranche Period to be allocated to Requested Purchase

If yes, existing Yield to be allocated to Requested Purchase

☐ Excess Capital Purchase, and the following applies:

1. Adjusted Pool Balance (as calculated on the attached schedule)	$

2. Reported Liabilities (as calculated on the attached schedule)	$

3. Item 1 minus Item 2	$

4. Requested Purchase Amount (Not to exceed Item 3)	$

5. CP Purchase/LIBOR Purchase/ Base Rate Purchase

6. Requested Tranche Period (if a CP Purchase or LIBOR Purchase)

7. Match-Funded/Pool-Funded (if a CP Purchase)

8. Requested Purchase to be funded with amount in the Principal Payment Account or Release Proceeds Account?	[Yes/No]

If yes, existing Tranche Period to be allocated to Requested Purchase

If yes, existing Yield to be allocated to Requested Purchase

Please consider this proper authorization to transfer the Requested Purchase Amount to the Disbursement Account on the Purchase Date. The undersigned, on behalf of itself and the Transferor, hereby certifies that each of the conditions precedent described in Section 4.01 and 4.02 of the Agreement has been satisfied and that no Termination Event or, to the best of its knowledge, Potential Termination Event has occurred and is continuing. The undersigned, on behalf of itself and the Transferor, further certifies that (i) to the best of its knowledge and belief, the amounts provided above are accurate and complete and (ii) the Administrator, on behalf of the Transferor, will, unless the Requested Purchase is the initial Purchase or a Rollover Capital Purchase, deliver a Purchase Reconciliation Statement pursuant to Section 4.03 of the Agreement within five (5) Business Days after the Purchase Date which shall include an updated calculation, based upon actual figures as of the Purchase Date, of each of the items listed above and a certification in the form of Exhibit N to the Agreement confirming that the Minimum Asset Coverage Requirement was satisfied on the Purchase Date after giving effect to the Requested Purchase.

SALLIE MAE, INC., as Administrator
By:
Name:
Title:

EXHIBIT F
FORM OF MONTHLY ADMINISTRATIVE AGENT’S REPORT

EXHIBIT G
FORM OF NOTICE OF RELEASE
SALLIE MAE, INC.
12061 Bluemont Way
Reston, Virginia 20190

By facsimile:	(704) 387-2828
	(704) 409-0594	, 2007
To:	Bank of America, N.A., as Administrative Agent
Hearst Tower
214 N. Tryon Street
Charlotte, NC 28255
Attn: Ms. Camille Zerbinos (tel. 704.386.8361)
Ms. Margaux Karagosian (tel. 704.387.7778)
     Reference is made to the Participation Purchase and Security Agreement, dated as of April 30, 2007 among Mustang Funding II, LLC as Transferor, the conduit purchasers party thereto, the alternate purchasers party thereto, Bank of America, N.A., as Administrative Agent, the managing agents party thereto, Chase Bank USA, National Association, as Eligible Lender Trustee and Sallie Mae, Inc., as Administrator (as amended, restated, supplemented or otherwise modified, the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.
     Pursuant to Section 2.18 of the Agreement, we hereby request that the Administrative Agent release its security interest in the Transferor Student Loans and/or Transferor Student Loan ABS (the “Released Collateral”) on the list that accompanies this notice (which list may be set forth in a computer tape or other electronic medium) on [Date][such date as the Administrator, on behalf of the Transferor, shall subsequently notify the Administrative Agent in writing at least two (2) Business days prior thereto] (the “Release Date”).1
     With respect to the Released Collateral, the Administrator, on behalf of itself and the Transferor, hereby certifies as follows:
(A)	The Released Collateral shall be sold by the Transferor on the Release Date pursuant to a [Take Out Securitization][Fair Market Auction][Permitted Seller Buy-Back][2];

(B)	Both before and after giving effect to the release of the Released Collateral on the Release Date, there shall not exist any Termination Event or, to the best of the Transferor’s and the Administrator’s knowledge, Potential Termination Event;

(C)	Both before and after giving effect to the release of the Released Collateral on the Release Date, the Minimum Asset Coverage Requirement will be met. (See the Pro Forma Report accompanying this notice for details);

(D)	On or prior to the Release Date, the Transferor shall have deposited into the Release Proceeds Account cash in an aggregate amount equal to (the “Released Collateral Amount”) (i) for each Transferor Student Loan comprising part of the Released Collateral, the product of the Applicable Percentage (determined as if such Transferor Student Loan was an Eligible

[1]	The Release Date shall be at least three (3) Business Days after the date of this notice.

[2]	Indicate one.

Loan) multiplied by the outstanding Principal Balance of such Transferor Student Loan, and (ii) for each Transferor Student Loan ABS comprising part of the Released Collateral, the product of the Applicable Percentage (determined as if such Transferor Student Loan was an Eligible Student Loan ABS) multiplied by the Market Value with respect to such Student Loan ABS (using the most recent Market Value reported on a date when the Asset Coverage Ratio was greater than or equal to the Minimum Asset Coverage Ratio), which aggregate amount, as of the date hereof, is estimated to be $[ ] (as calculated on the attached schedule); and

(E)	Within five (5) Business Days after the Release Date, the Administrator, on behalf of the Transferor, will deliver a reconciliation statement, which shall include an updated calculation, based on actual figures as of the Release Date, in the form of Exhibit I to the Agreement confirming that the Minimum Asset Coverage Requirement was satisfied before and after giving effect to the release of the Released Collateral.

SALLIE MAE, INC., as Administrator
By:
Name:
Title:

Released Collateral

	Aggregate	Weighted Average
Type of Financed Student	Principal	Applicable	Total Released
Loan or Student Loan ABS	Balance	Percentage	Amount
Eligible FFELP Loans
Eligible Private Credit Loans
Eligible Student Loan ABS

EXHIBIT H
FORM OF PRO FORMA REPORT (SECTION 2.18(a)(ii))
SALLIE MAE, INC.
12061 Bluemont Way
Reston, Virginia 20190

By facsimile:		(704) 387-2828
(704) 409-0954
, 2007
To:		Bank of America, N.A., as Administrative Agent
Hearst Tower
214 N. Tryon Street
Charlotte, NC 28255
	Attn:	Ms. Camille Zerbinos (tel. 704.386.8361)
Ms. Margaux Karagosian (tel. 704.387.7778)
Reference is made to the Participation Purchase and Security Agreement, dated as of April 30, 2007 among Mustang Funding II, LLC, as the Transferor, the conduit purchasers party thereto, the alternate purchasers thereto, Bank of America, N.A., as Administrative Agent, the managing agents party thereto, Chase Bank USA, National Association, as Eligible Lender Trustee and Sallie Mae, Inc., as Administrator (as amended, restated, supplemented or otherwise modified, the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.
This report is delivered pursuant to Section 2.18(b)(iii) of the Agreement in conjunction with the Notice of Release dated [Date of Notice of Release] delivered by the Administrator to the Administrative Agent in connection with a [Take Out Securitization][Fair Market Auction][Permitted Seller Buy-Back]1 (the “Related Notice of Release”).
With respect to the Released Collateral specified in the Related Notice of Release, the Administrator, on behalf of itself and the Transferor, hereby certifies that both before and after giving effect to the release of the Released Collateral on the Release Date (as such terms are defined in the Related Notice of Release), the Minimum Asset Coverage Requirement will be met, as calculated below.
Asset Coverage Ratio Calculation before giving effect to the release of the Released Collateral on the Release Date (calculated as of 2 Business Days prior to the Release Date):

[1]	Indicate one.

Adjusted Pool Balance	$—
Accrued and Unpaid Interest, Special Allowance Payments and Interest Subsidy Payments	$—
Collection Account Balance	$—
Borrower Benefit Account Balance	$—
Disbursement Account Balance	$—
Reserve Account Balance	$—
Capitalized Interest Account Balance	$—

Total Assets	$—

Aggregate Capital	$—
Accrued and Unpaid Purchaser Costs	$—
Accrued and Unpaid Servicing Fees	$—
Accrued and Unpaid Hedging Counterparty Fees	$—
Accrued and Unpaid Liquidity Lender Fees	$—
Accrued and Unpaid Eligible Lender Trustee Fees	$—
Any other Accrued and Unpaid fees or payment obligations	$—
Outstanding Servicer Advances	$—
Payment obligations under the Hedging Agreement	$—

Total Reported Liabilities

Asset Coverage Ratio	#DIV/0!
Minimum Asset Coverage Ratio	100.00%
Asset Coverage Ratio Calculation after giving effect to the release of the Released Collateral on the Release Date (calculated as of 2 Business Days prior to the Release Date):

Adjusted Pool Balance	$—
Accrued and Unpaid Interest, Special Allowance Payments and Interest Subsidy Payments	$—
Collection Account Balance	$—
Borrower Benefit Account Balance	$—
Disbursement Account Balance	$—
Reserve Account Balance	$—
Capitalized Interest Account Balance	$—

Total Assets	$—

Aggregate Capital	$-
Accrued and Unpaid Purchaser Costs	$—
Accrued and Unpaid Servicing Fees	$—
Accrued and Unpaid Hedging Counterparty Fees	$—
Accrued and Unpaid Liquidity Lender Fees	$—
Accrued and Unpaid Eligible Lender Trustee Fees	$—
Any other Accrued and Unpaid fees or payment obligations	$—
Outstanding Servicer Advances	$—
Payment obligations under the Hedging Agreement	$—

Total Reported Liabilities	$—

Asset Coverage Ratio	#DIV/0!
Minimum Asset Coverage Ratio	100.00%

SALLIE MAE, INC., as Administrator
By:
Name:
Title:

EXHIBIT I
FORM OF RELEASE RECONCILIATION STATEMENT
SALLIE MAE, INC.
12061 Bluemont Way
Reston, Virginia 20190

By facsimile:	(704) 387-2828 (704) 409-0954

, 2007

To:	Bank of America, N.A., as Administrative Agent Hearst Tower 214 N. Tryon Street Charlotte, NC 28255 Ms. Camille Zerbinos (tel. 704.386.8361) Ms. Margaux Karagosian (tel. 704.387.7778)
Reference is made to the Participation Purchase and Security Agreement, dated as of April 30, 2007 among Mustang Funding II, LLC, as the Transferor, the conduit purchasers party thereto, the alternate purchasers party thereto, Bank of America, N.A., as Administrative Agent, the managing agents party thereto, Chase Bank USA, National Association, as Eligible Lender Trustee and Sallie Mae, Inc., as Administrator (as amended, restated, supplemented or otherwise modified, the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

This statement is delivered pursuant to Section 2.18(c) of the Agreement in conjunction with the Notice of Release dated [Date of Notice of Release] delivered by the Administrator, on behalf of the Transferor, to the Administrative Agent in connection with a [Take Out Securitization][Fair Market Auction][Permitted Seller Buy-Back][1] and the pro forma report dated [Date of pro forma report] delivered by Administrator, on behalf of the Transferor, to the Administrative Agent in conjunction therewith (collectively, the “Related Notice of Release”).

With respect to the Released Collateral specified in the Related Notice of Release, the Administrator, on behalf of itself and the Transferor, hereby certifies that both before and after giving effect to the release of the Released Collateral on the Release Date (as such terms are defined in the Related Notice of Release), [the Minimum Asset Coverage Requirement was met as of the Release Date specified in the Related Notice of Release, as calculated below][the Minimum Asset Coverage Requirement was not met as of the Release Date specified in the Related Notice of Release, and the Transferor has deposited cash in an amount equal to $______ into the Release Proceeds Account, which amount, if added to assets of the Transferor as of the Release Date, would have caused the Minimum Asset Coverage Requirement to have been met as of the Release Date, as calculated below].[2]

[1]	Indicate one.

[2]	Indicate one.

Asset Coverage Ratio Calculation as of the Release Date before giving effect to the release on the Release Date:

Adjusted Pool Balance	$—
Accrued and Unpaid Interest, Special Allowance Payments and Interest Subsidy Payments	$—
Collection Account Balance	$—
Borrower Benefit Account Balance	$—
Disbursement Account Balance	$—
Reserve Account Balance	$—
Capitalized Interest Account Balance	$—

Total Assets	$—

Aggregate Capital	$—
Accrued and Unpaid Purchaser Costs	$—
Accrued and Unpaid Servicing Fees	$—
Accrued and Unpaid Hedging Counterparty Fees	$—
Accrued and Unpaid Liquidity Lender Fees	$—
Accrued and Unpaid Eligible Lender Trustee Fees	$—
Any other Accrued and Unpaid fees or payment obligations	$—
Outstanding Servicer Advances	$—
Payment obligations under the Hedging Agreement	$—

Total Reported Liabilities

Asset Coverage Ratio	#DIV/0!
Minimum Asset Coverage Ratio	100.00%

Asset Coverage Ratio Calculation as of the Release Date after giving effect to the release on the Release Date:

Adjusted Pool Balance	$—
Accrued and Unpaid Interest, Special Allowance Payments and Interest Subsidy Payments	$—
Collection Account Balance	$—
Borrower Benefit Account Balance	$—
Disbursement Account Balance	$—
Reserve Account Balance	$—
Capitalized Interest Account Balance	$—

Total Assets	$—

Aggregate Capital	$—
Accrued and Unpaid Purchaser Costs	$—
Accrued and Unpaid Servicing Fees	$—
Accrued and Unpaid Hedging Counterparty Fees	$—
Accrued and Unpaid Liquidity Lender Fees	$—
Accrued and Unpaid Eligible Lender Trustee Fees	$—
Any other Accrued and Unpaid fees or payment obligations	$—
Outstanding Servicer Advances	$—
Payment obligations under the Hedging Agreement	$—

Total Reported Liabilities

Asset Coverage Ratio	#DIV/0!
Minimum Asset Coverage Ratio	100.00%

The Administrator, on behalf of itself and the Transferor, hereby further certifies that the actual Released Collateral Amount of the Released Collateral as of the Release Date (as such terms are defined in the Related Notice of Release) is $______, as indicated on the calculation that accompanies this statement. [Such amount is $______ greater than the estimated Released Collateral Amount specified in the Related Notice of Release, and pursuant to Section 2.18(c) of the Agreement, the Transferor has deposited $______ into the Release Proceeds Account.] [Such amount is $______ less than the estimated Released Collateral Amount specified in the Related Notice of Release, and pursuant to Section 2.18(c) of the Agreement, the Administrator, on behalf of the Transferor, hereby requests that the Administrative Agent withdraw $______ from the Release Proceeds Account [and $______ from the Collection Account] 3 , and release such proceeds to the Transferor.]

SALLIE MAE, INC., as Administrator
By:
Name:
Title:

[3]	Use only if there are insufficient funds in the Release Proceeds Account.

EXHIBIT J
FORM OF SECTION 2.20(d) CERTIFICATE
     Reference is hereby made to the Participation Purchase and Security Agreement dated as of April 30, 2007 among Mustang Funding II, LLC, a Delaware limited liability company (the “Transferor”), the conduit purchasers party thereto, the alternate purchasers party thereto, Bank of America, N.A., as Administrative Agent, the managing agents party thereto, Chase Bank USA, National Association, as Eligible Lender Trustee, and Sallie Mae, Inc., as Administrator. Pursuant to the provisions of Section 2.20(d) of the Agreement, the undersigned purchaser hereby certifies that:
1.	It is a ___natural individual person, ___ treated as a corporation for U.S. federal income tax purposes, ___ disregarded for federal income tax purposes (in which case a copy of this Section 2.20(d) Certificate is attached in respect of its sole beneficial owner), or ___ treated as a partnership for U.S. federal income tax purposes (one must be checked).

2.	It is the beneficial owner of amounts received pursuant to the Agreement.

3.	It is not a bank, as such term is used in section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”), or the Agreement is not, with respect to the undersigned, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of such section.

4.	It is not a 10-percent shareholder of the Transferor within the meaning of section 871(h)(3) or 881(c)(3)(B) of the Code.

5.	It is not a controlled foreign corporation that is related to the Transferor within the meaning of section 881(c)(3)(C) of the Code.

[NAME OF PURCHASER]
By:
Name:
Title:

Date:                     ,

EXHIBIT K
[RESERVED]

EXHIBIT L
CONDITIONS TO PARTICIPATION PURCHASE
     1. Executed copies of this Agreement, the Valuation Agent Agreement, the Trust Agreement, the Administration Agreement, each initial Purchase Agreement, each Servicing Agreement pursuant to such Student Loans are to serviced, the Hedging Agreement, and each Eligible Lender Trustee Guarantee Agreement, and the initial Purchase Request.
     2. UCC-1 Financing Statements in form acceptable to the Administrative Agent.
     3. Officers’ Certificates of the Transferor, the Eligible Lender Trustee, the Administrator, the Master Servicer, each Seller and the Hedging Counterparty (including, in each case certified articles of incorporation or the equivalent, by-laws or the equivalent, board resolutions, good standing certificates and incumbency) (on which certificates the Administrative Agent, Managing Agents and Purchasers may conclusively rely until such time as the Administrative Agent and the Managing Agents shall receive from Transferor a revised certificate meeting the requirements of this clause).
     4. Officers’ Certificates of the Transferor and the Eligible Lender Trustee certifying that each of the Guarantee Agreements that have been provided to the Administrative Agent are true and correct copies thereof and remain in full force and effect.
     5. Opinions of the Transferor and McKee Nelson LLP, counsel to the Transferor, each Seller, the Administrator, the Master Servicer, and the Hedging Counterparty in forms acceptable to the Administrative Agent.
     6. A schedule of all Participated Student Loans and Participated Student Loan ABS as of the Closing Date.
     7. Payment of all fees due and payable to each Conduit Purchaser, each Managing Agent, each Alternate Purchaser and the Administrative Agent on the Closing Date.
     8. UCC search report results dated a date reasonably near the Closing Date listing all effective financing statements which name the Transferor, any Seller, or the Eligible Lender Trustee (under its present name or any previous names) in any jurisdictions where filings are to be made under paragraph 2 above (or similar filings would have been made in the past five years).
     9. Financing Statement terminations on Form UCC-3, if necessary, to release any liens.
     10 Evidence of establishment of the Collection Account, Borrower Benefit Account, the Student Loan ABS Proceeds Account, the Floor Income Rebate Account, the Interest Reserve Subaccount, the Reserve Account, the Disbursement Account, the Capital Payment Account and the Release Proceeds Account.

     11. Evidence of required certification from S&P and Moody’s with respect to pre-review Conduit Purchasers.
     12. Such powers of attorney as the Administrative Agent or any Managing Agent shall reasonably request to enable the Administrative Agent to collect all amounts due under any and all of the Pledged Collateral.
     13. An Officer’s Certificate of the Transferor certifying that the Minimum Asset Coverage Requirement shall be satisfied after giving effect to the initial Purchase.
     14. A list of any pre-approved Lockbox Bank arrangements and copies of all related documentation.
     15. All other items listed on the List of Closing Documents prepared in connection with this Agreement.
     16. Such other information, certificates, documents and actions as the Managing Agents and the Administrative Agent may reasonably request.

EXHIBIT M
FORM OF PRO FORMA CALCULATION AND CERTIFICATION (SECTION 4.02(b))
SALLIE MAE, INC.
12061 Bluemont Way
Reston, Virginia 20190

By facsimile:	(704) 387-2828 (704) 409-0954

, 2007
To:	Bank of America, N.A., as Administrative Agent Hearst Tower 214 N. Tryon Street Charlotte, NC 28255
	Attn:	Ms. Camille Zerbinos (tel. 704.386.8361)
Ms. Margaux Karagosian (tel. 704.387.7778)
Reference is made to the Participation Purchase and Security Agreement, dated as of April 30, 2007 among Mustang Funding II, LLC, as the Transferor, the conduit purchasers party thereto, the alternate purchasers party thereto, Bank of America, N.A., as Administrative Agent, the managing agents party thereto, Chase Bank USA, National Association, as Eligible Lender Trustee and Sallie Mae, Inc., as Administrator (as amended, restated, supplemented or otherwise modified, the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

This report is delivered pursuant to Section 4.02(b) of the Agreement in conjunction with the Purchase Request dated [Date of Purchase Request] delivered by the Administrator to the Administrative Agent (the “Related Purchase Request”).

The Administrator, on behalf of itself and the Transferor, hereby certifies that both before and after giving effect to the Requested Purchase requested on the Purchase Date (as such terms are defined in the Related Purchase Request), the Minimum Asset Coverage Requirement will be met, as calculated below.

Asset Coverage Ratio Calculation before giving effect to the Requested Purchase on the Purchase Date (calculated as of 2 Business Days prior to the Purchase Date):

Adjusted Pool Balance	$—
Accrued and Unpaid Interest, Special Allowance Payments and Interest Subsidy Payments	$—
Collection Account Balance	$—
Borrower Benefit Account Balance	$—
Disbursement Account Balance	$—
Reserve Account Balance	$—
Capitalized Interest Account Balance	$—

Total Assets	$—

Aggregate Capital	$—
Accrued and Unpaid Purchaser Costs	$—
Accrued and Unpaid Servicing Fees	$—
Accrued and Unpaid Hedging Counterparty Fees	$—
Accrued and Unpaid Liquidity Lender Fees	$—
Accrued and Unpaid Eligible Lender Trustee Fees	$—
Any other Accrued and Unpaid fees or payment obligations	$—
Outstanding Servicer Advances	$—
Payment obligations under the Hedging Agreement	$—

Total Reported Liabilities

Asset Coverage Ratio	#DIV/0!
Minimum Asset Coverage Ratio	100.00%
Asset Coverage Ratio Calculation after giving effect to the Requested Advance on the Advance Date (calculated as of 2 Business Days prior to the Advance Date):

Adjusted Pool Balance	$—
Accrued and Unpaid Interest, Special Allowance Payments and Interest Subsidy Payments	$—
Collection Account Balance	$—
Borrower Benefit Account Balance	$—
Disbursement Account Balance	$—
Reserve Account Balance	$—
Capitalized Interest Account Balance	$—

Total Assets	$—

Aggregate Capital	$—
Accrued and Unpaid Purchaser Costs	$—
Accrued and Unpaid Servicing Fees	$—
Accrued and Unpaid Hedging Counterparty Fees	$—
Accrued and Unpaid Liquidity Lender Fees	$—
Accrued and Unpaid Eligible Lender Trustee Fees	$—
Any other Accrued and Unpaid fees or payment obligations	$—
Outstanding Servicer Advances	$—
Payment obligations under the Hedging Agreement	$—

Total Reported Liabilities

Asset Coverage Ratio	#DIV/0!
Minimum Asset Coverage Ratio	100.00%

SALLIE MAE, INC., as Administrator
By:
Name:
Title:

EXHIBIT N
FORM OF PURCHASE RECONCILIATION STATEMENT
SALLIE MAE, INC.
12061 Bluemont Way
Reston, Virginia 20190

By facsimile:	(704) 387-2828 (704) 409-0954
___________ __, 2007

To:	Bank of America, N.A., as Administrative Agent Hearst Tower 214 N. Tryon Street Charlotte, NC 28255 Attn: Ms. Camille Zerbinos (tel. 704.386.8361) Ms. Margaux Karagosian (tel. 704.387.7778)
Reference is made to the Participation Purchase and Security Agreement, dated as of April 30, 2007 among Mustang Funding II, LLC, as the Transferor, the conduit purchasers party thereto, the alternate purchasers party thereto, Bank of America, N.A., as Administrative Agent, the managing agents party thereto, Chase Bank USA, National Association, as Eligible Lender Trustee and Sallie Mae, Inc., as Administrator (as amended, restated, supplemented or otherwise modified, the “Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.
This statement is delivered pursuant to Section 4.03 of the Agreement in conjunction with the Purchase Request dated [Date of Purchase Request] delivered by the Administrator, on behalf of the Transferor, to the Administrative Agent and the pro forma report dated [Date of pro forma report] delivered by Administrator, on behalf of the Transferor, to the Administrative Agent in conjunction therewith (collectively, the “Related Purchase Request”).
With respect to the Requested Purchase specified in the Related Purchase Request, the Administrator, on behalf of itself and the Transferor, hereby certifies that after giving effect to the Requested Purchase on the Purchase Date (as such terms are defined in the Related Purchase Request), [the Minimum Asset Coverage Requirement was met as of the Purchase Date, as calculated below][the Minimum Asset Coverage Requirement was not met as of the Purchase Date, and the Transferor has deposited cash in an amount equal to $___ into the Capital Payment Account, which amount, if added to assets of the Transferor as of the Purchase Date, would have caused the Minimum Asset Coverage Requirement to have been met as of the Purchase Date, as calculated below].1

[1]	Indicate one.

Asset Coverage Ratio Calculation as of the Purchase Date after giving effect to the Requested Purchase on the Purchase Date:

Adjusted Pool Balance	$—
Accrued and Unpaid Interest, Special Allowance
Payments and Interest Subsidy Payments	$—
Collection Account Balance	$—
Borrower Benefit Account Balance	$—
Disbursement Account Balance	$—
Reserve Account Balance	$—
Capitalized Interest Account Balance	$—

Total Assets	$—

Aggregate Capital	$—
Accrued and Unpaid Purchaser Costs	$—
Accrued and Unpaid Servicing Fees	$—
Accrued and Unpaid Hedging Counterparty Fees	$—
Accrued and Unpaid Liquidity Lender Fees	$—
Accrued and Unpaid Eligible Lender Trustee Fees	$—
Any other Accrued and Unpaid fees or payment obligations	$—
Outstanding Servicer Advances	$—
Payment obligations under the Hedging Agreement	$—

Total Reported Liabilities

Asset Coverage Ratio	#DIV/0!
Minimum Asset Coverage Ratio	100.00%
The Administrator, on behalf of itself and the Transferor, hereby further certifies that the actual Maximum Capital Amount of the Transferor Student Loans acquired by the Transferor on the Purchase Date is $___ , as calculated on the attached schedule. [Such amount is $___ less than the Requested Purchase specified for such Transferor Student Loans in the Related Purchase Request, and pursuant to Section 4.03 of the Agreement, the Transferor has deposited $___ into the Capital Payment Account.] [ Such amount is $___ greater than the Requested Purchase specified for such Transferor Student Loans in the Related Purchase Request, and pursuant to Section 4.03 of the Agreement, the Administrator, on behalf of the Transferor, hereby requests that the Administrative Agent withdraw $___ from the Release Proceeds Account[, $___ from the Capital Payment Account]2 [and $___ from the Collection Account]3], in the manner described in Section 4.03 of the Agreement. The Administrator hereby certifies that after giving effect to such withdrawal, the amounts on deposit in the Collection Account are sufficient to pay items (ii) through (v) in Section 2.05(b) of the Agreement due and payable on the next Settlement Date, as demonstrated by the calculation which accompanies this statement.]

[2]	Use only if there are insufficient funds in the Release Proceeds Account.

[3]	Use only if there are insufficient funds in the Release Proceeds Account and the Capital Payment Account.

SALLIE MAE, INC., as Administrator
By:
Name:
Title:

Released Collateral

Type of Financed
Student Loan		Weighted Average
Or	Aggregate Principal	Applicable	Total Released
Student Loan ABS	Balance	Percentage	Amount
Eligible FFELP Loans
Eligible Private Credit Loans
Eligible Student Loan ABS

EXHIBIT O
NOTICE ADDRESSES
Sallie Mae, Inc., as Administrator
12061 Bluemont Way
Reston, Virginia 20190
Attention: Mark Daly
Tel: 703.984.5294
Fax: 703.984.5761
mark.w.daly@slma.com
SLM Corporation, as Hedge Counterparty
12061 Bluemont Way
Reston, Virginia 20190
Attention: Mark Daly
Tel: 703.984.5294
Fax: 703.984.5761
mark.w.daly@slma.com
SLM Education Credit Finance Corporation
20 Hemingway Drive
East Providence, RI 02615
Attention: J. Lance Franke
Tel: 703.984.5724
Fax: 703.984.5761
lance.franke@slma.com
VG Funding, LLC
12061 Bluemont Way
Reston, Virginia 20190
Attention: Mark Daly
Tel: 703.984.5294
Fax: 703.984.5761
mark.w.daly@slma.com
     Mustang Funding II, LLC, as Transferor
12061 Bluemont Way, V3419
Reston, Virginia 20190
Attention: Mark Daly
Tel: 703.984.5294
Fax: 703.984.5761
mark.w.daly@slma.com
Bank of America, N.A., as Administrative Agent, Securities Intermediary, a Managing Agent and
an Alternate Purchaser

Hearst Tower
214 North Tryon Street
Charlotte, North Carolina 28255
Attention: Margaux Karagosian
Tel: 704.387.7778
Fax: 704.409.0594
margaux.karagosian@bankofamerica.com
Banc of America Securities LLC, as Valuation Agent
Banc of America Securities LLC
214 North Tyron Street
Charlotte, North Carolina 28255
Attention: Jim Mackey
Tel: 704.388.2308
Fax: 704.386.2731
jim.g.mackey@bankofamerica.com
with a copy to:
Bank of America, N.A., as Administrative Agent
214 North Tyron Street
Charlotte, North Carolina 28255
Attention: Margaux Karagosian
Tel: 704.387.7778
Fax: 704.409.0594
margaux.karagosian@bankofamerica.com
JPMorgan Chase Bank, N.A., as Administrative Agent, Securities Intermediary, a Managing Agent and
an Alternate Purchaser
c/o JPMorgan Securities Inc.
Chase Tower
10 S. Dearborn Street
Chicago, IL 60603
Attention: George S. Wilkins
Telephone: (312) 732-5723
Facsimile: (312) 732-4487
george.s.wilkins@jpmorgan.com
Ranger Funding Company LLC, as a Conduit Purchaser
c/o AMACAR Group, L.L.C.
6525 Morrison Boulevard, Suite 318
Charlotte, North Carolina 28211
Attention: Doris Hearn
Tel: 704.365.0569 ext 14
Fax: 704.365.1362
djhearn@amacar.com

2

Kitty Hawk Funding Corporation, as a Conduit Purchaser
c/o Lord Securities Corporation
48 Wall Street
New York, New York 10005
Attention: Laura Calvaruso
Tel: 212.346.9867
Fax: 212.346.9012
With a copy to:
Phil Martone
Lord Securities Corporation
48 Wall Street
New York, New York 10005
YC SUSI Trust, as a Conduit Purchaser
c/o Bank of America, National Association, as SUSI Trustee
214 North Tryon Street
Charlotte, North Carolina 28255
Attention: Michelle Heath, Global Structured Finance
Telephone: 704.386.7922
Facsimile: 704.388.0827
With a copy to:
Deutsche Bank Trust Company Delaware, as Delaware Trustee
c/o Deutsche Bank Trust Company Americas
60 Wall Street
MS NYC60-2606
New York, New York 10005
Attention: Eileen Hughes
Telephone: 212.250.2273
Facsimile: 212.553.2461
Falcon Asset Securitization Company LLC, as a Conduit Purchaser:
c/o J.P. Morgan Securities Inc.
Chase Tower
10 S. Dearborn Street
Chicago, IL 60603
Attention: George S. Wilkins
Telephone: (312) 732-5723
Facsimile: (312) 732-4487
george.s.wilkins@jpmorgan.com
Park Avenue Receivables Company, LLC, as a Conduit Purchaser:
c/o J.P. Morgan Securities Inc.
Chase Tower

3

10 S. Dearborn Street
Chicago, IL 60603
Attention: George S. Wilkins
Telephone: (312) 732-5723
Facsimile: (312) 732-4487
george.s.wilkins@jpmorgan.com
Jupiter Securitization Company LLC, as a Conduit Purchaser
c/o J.P. Morgan Securities Inc.
Chase Tower
10 S. Dearborn Street
Chicago, IL 60603
Attention: George S. Wilkins
Telephone: (312) 732-5723
Facsimile: (312) 732-4487
george.s.wilkins@jpmorgan.com
Chariot Funding LLC, as a Conduit Purchaser
c/o J.P. Morgan Securities Inc.
Chase Tower
10 S. Dearborn Street
Chicago, IL 60603
Attention: George S. Wilkins
Telephone: (312) 732-5723
Facsimile: (312) 732-4487
george.s.wilkins@jpmorgan.com
Chase Bank USA, National Association, as Eligible Lender Trustee
Christiana Center/OPS4
500 Stanton Christiana Road
Newark, Delaware 19713
Attention: John Cashin
Tel: 302.552.6279
Fax: 302.552.6280
john.cashin@chase.com

4

EXHIBIT P
COMMITMENTS

	Facility Group Pro		Related Alternate	Related Alternate Purchasers
Facility Group	Rata Share	Conduit Purchaser(s)[1]	Purchasers	Commitment	Pro Rata Share
Bank of America Facility Group	50%	Kitty Hawk Funding Corporation, Ranger Funding Company LLC and YC SUSI Trust	Bank of America, N.A.	$7,500,000,000	50%
JPMorgan Facility Group	50%	Chariot Funding LLC, Falcon Asset Securitization Company LLC, Jupiter Securitization Company LLC and Park Avenue Receivables Company, LLC	JPMorgan Chase Bank, N.A.	$7,500,000,000	50%

[1]	The Managing Agent for any Facility Group with more than one Conduit Purchaser may allocate Purchases made by the Conduit Purchasers and Alternate Purchasers within its Facility Group among such Conduit Purchasers in its discretion.

EXHIBIT Q-1
FORM OF HOLDING SPE PURCHASE AGREEMENT

EXHIBIT Q-2
FORM OF HOLDING SPE SALE AGREEMENT

EXHIBIT R
LIST OF APPROVED GUARANTORS
Guarantor
Board of Regents of Higher Education Montana University System
California Student Aid Commission
The Connecticut Student Loan Foundation
Educational Credit Management Corporation
Education Assistance Corporation
Finance Authority of Maine
Florida Department of Education Office of Student Financial Assistance Florida Guaranteed Loan
Programs
Georgia Higher Education Assistance Corporation
Great Lakes Higher Education Corporation
Illinois Student Assistance Commission
Illinois Student Loan Commission
Iowa College Aid Commission
Kentucky Higher Education Assistance Authority
Louisiana Student Financial Assistance Commission
Massachusetts Higher Education Assistance Corporation doing business as American Student Assistance
Michigan Higher Education Assistance Authority
Missouri Coordinating Board for Higher Education
Nebraska Student Loan Program, Inc.
New Jersey Higher Education Assistance Authority
New York State Higher Education Services Corporation
Northstar Guarantee Inc.
Northwest Education Loan Association
Ohio Student Aid Commission
Oklahoma State Regents for Higher Education Oklahoma Guaranteed Student Loan Program
Oregon State Scholarship Commission
Pennsylvania Higher Education Assistance Agency
Rhode Island Higher Education Assistance Authority
State Education Assistance Authority (Commonwealth of Virginia)
Student Loan Division of the Colorado Department of Higher Education
Student Loan Guarantee Foundation of Arkansas, Inc.
Texas Guaranteed Student Loan Corporation
United Student Aid Funds, Inc.
Utah Higher Education Assistance Authority